Exhibit 4.1

CREDIT AGREEMENT
dated as of
April 15, 2008
Among
ABERCROMBIE & FITCH MANAGEMENT CO.
THE FOREIGN SUBSIDIARY BORROWERS PARTY HERETO,
as Borrowers,
ABERCROMBIE & FITCH CO.,
as Parent
THE LENDING INSTITUTIONS NAMED HEREIN,
as Lenders,
NATIONAL CITY BANK,
as an LC Issuer, the Swing Line Lender and as a Co-
Lead Arranger and Global Agent
J.P. MORGAN SECURITIES, INC.,
as a Co-Lead Arranger and Syndication Agent
FIFTH THIRD BANK,
as a Documentation Agent
HUNTINGTON NATIONAL BANK,
as a Documentation Agent
$450,000,000 Revolving Facility

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

EXHIBITS

Exhibit A-1 Form of Revolving Facility Note
Exhibit A-2 Form of Swing Line Note
Exhibit B-1 Form of Notice of Borrowing
Exhibit B-2 Form of Notice of Continuation or Conversion
Exhibit B-3 Form of Revolving Facility LC Request
Exhibit C-1 Form of Domestic Credit Party Guaranty
Exhibit C-2 Form of Foreign Subsidiary Guaranty
Exhibit D Form of Joinder Agreement
Exhibit E Form of Compliance Certificate
Exhibit F Form of Closing Certificate
Exhibit G Form of Assignment and Assumption
Exhibit H Form of Exemption Certificate
Exhibit I Form of Withholding Certificate
Exhibit J Form of Qualifying Certificate
SCHEDULES

Schedule 1 Lenders and Commitments
Schedule 2 Subsidiary Guarantors
Schedule 3 Existing Letters of Credit
Schedule 4 Mandatory Costs
Schedule 4.06 Disclosed Matters
Schedule 4.12 Ownership Interests
Schedule 5 Schedule 5 Foreign Subsidiaries
Schedule 7.01 Parent/Company Indebtedness in excess of $1M
Schedule 7.02 Liens

-v-

CONFORMED VERSION
     THIS CREDIT AGREEMENT is entered into as of April 15, 2008 among ABERCROMBIE & FITCH MANAGEMENT CO., a Delaware corporation (the “Company”), the Foreign Subsidiary Borrowers (as hereinafter defined) from time to time party hereto, ABERCROMBIE & FITCH CO., a Delaware corporation (the “Parent”), the lenders from time to time party hereto (each a “Lender” and collectively, the “Lenders”), NATIONAL CITY BANK, as a co-lead arranger, a co-bookrunner and global administrative agent (the “Global Agent”), as the Swing Line Lender and an LC Issuer (each term as hereafter defined), J.P. MORGAN SECURITIES, INC., as a co-lead arranger, a co-bookrunner and as syndication agent (the “Syndication Agent”) and each of FIFTH THIRD BANK and HUNTINGTON NATIONAL BANK, as a documentation agent (each, in such capacity, a “Documentation Agent”).
     In consideration of the premises and mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
     Section 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below unless the context otherwise requires:
     “Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (i) the acquisition of all or substantially all of the assets of any Person, or any business or division of any Person, (ii) the acquisition of in excess of 50% of the stock (or other Equity Interest) of any Person, or (iii) the acquisition of another Person by a merger, amalgamation or consolidation or any other combination with such Person.
     “Adjusted Total Debt” means, at any time, the sum of (a) Total Debt plus (b) 600% of Forward Minimum Rent Commitments.
     “Adjusted Commitment Percentage” means, at any time for any Lender, the percentage obtained by dividing such Lender’s Unutilized Commitment at such time by the Unutilized Total Commitment at such time.
     “Adjusted Eurodollar Rate” means with respect to each Interest Period for a Eurodollar Loan, (i) the rate per annum equal to the offered rate appearing on the applicable electronic page of Reuters (or on the appropriate page of any successor to or substitute for such service, or, if such rate is not available, on the appropriate page of any generally recognized financial information service, as reasonably selected by the Global Agent from time to time) that displays an average British Bankers Association Interest Settlement Rate at approximately 11:00 A.M. (London time) two Business Days prior to the commencement of such Interest Period, for U.S. Dollar deposits with a maturity comparable to such Interest Period, divided (and rounded to the nearest 1/100 of 1%) by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D); provided, however, that in the event that no rate referred to in clause (i) above is available at any such time for any reason, then the rate referred to in clause (i) shall instead be the average (rounded to the nearest 1/100 of 1%) of the rates, as reasonably determined by the Global Agent, at which U.S. Dollar deposits are offered to the Reference Banks by prime banks in the London interbank market at approximately 11:00 A.M. (London time), two Business Days prior to the commencement of such Interest Period, for contracts that would be entered into at the commencement of such Interest Period for the same duration as such Interest Period.
     “Adjusted Foreign Currency Rate” means with respect to each Interest Period for any Foreign Currency Loan, (i) the rate per annum equal to the offered rate appearing on the applicable electronic page of Reuters (or on the appropriate page of any successor to or substitute for such service, or, if such rate is not available, on the appropriate page of any generally recognized financial information service, as reasonably selected by the Global Agent from time to time) that displays an average British Bankers Association Interest Settlement Rate at approximately 11:00 A.M. (London time) two Business Days prior to the commencement of such Interest Period (or in the case of any Foreign Currency Loan denominated in British pounds on the first day of such Interest Period) for deposits in the applicable Designated Foreign Currency with a maturity comparable to such Interest Period, divided (and rounded to the nearest 1/100 of 1%) by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D); provided, however, that in the event that no rate referred to in clause (i) above is available at any such time for any reason, then the rate referred to in clause (i) shall instead be the average (rounded to the nearest 1/100 of 1%) of the rates, as reasonably determined by the Global Agent, at which deposits in the applicable Designated Foreign Currency are offered to the Reference Banks by prime banks in the London interbank market at approximately 11:00 A.M. (London time), two Business Days prior to the commencement of such Interest Period (or in the case of any Foreign Currency Loan denominated in British pounds on the first day of such Interest Period), for contracts that would be entered into at the commencement of such Interest Period for the same duration as such Interest Period.
     “Affiliate” means, with respect to a specified Person, any other Person that directly, or indirectly, through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. Notwithstanding the foregoing, neither the Global Agent nor any Lender shall in any event be considered an Affiliate of the Company or any of its Subsidiaries.
     “Aggregate Canadian Sub-Facility Exposure” means, at any time, the sum of the Dollar Equivalent of the principal amounts of all Canadian Revolving Loans outstanding at such time.
     “Aggregate Credit Facility Exposure” means, at any time, the sum of (i) the Aggregate Revolving Facility Exposure at such time, and (ii) the Aggregate Canadian Sub-Facility Exposure at such time.
     “Aggregate Revolving Facility Exposure” means, at any time, the sum of (i) the Dollar Equivalent of the principal amounts of all Revolving Loans made by all Lenders and outstanding at such time, (ii) the amount of the Revolving Facility LC Outstandings at such time, and (iii) the Dollar Equivalent of the principal amounts of all Swing Loans outstanding at such time.
     “Agreement” means this Credit Agreement, as the same may be from time to time further modified, amended, restated or supplemented.
     “Anti-Terrorism Law” means the USA Patriot Act or any other law pertaining to the prevention of future acts of terrorism, in each case as such law may be amended from time to time.
     “Applicable Facility Fee Rate” means for any day:
     (i) As of the Closing Date, until changed hereunder in accordance with the provisions set forth in this definition, 12.5 basis points;

     (ii) Commencing with the fiscal quarter of the Parent ended on August 2, 2008, and continuing with each fiscal quarter thereafter, the Global Agent shall determine the Applicable Facility Fee Rate in accordance with the following matrix, based on the Leverage Ratio for the most recent determination date:

Leverage Ratio	Applicable Facility Fee Rate
Level I	12.5 bps
< 1.50 to 1.00
Level II	15.0 bps
> 1 .50 to 1.00 and < 2.00 to 1.00
Level III	17.5 bps
> 2.00 to 1.00 and < 2.50 to 1.00
Level IV	20.0 bps
> 2.50 to 1.00 and < 3.00 to 1.00
Level V	22.5 bps
> 3.00 to 1.00
     (iii) For the purposes of the foregoing, (i) the Leverage Ratio shall be determined as of the end of each fiscal quarter of the Parent’s fiscal year based upon the Parent’s consolidated financial statements delivered pursuant to Section 6.01(a) or (b) and (ii) each change in the Applicable Facility Fee Rate resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Global Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that the Leverage Ratio shall be deemed to be in Level V (A) at any time that an Event of Default has occurred and has been continuing for 15 days (or, in the case of any Event of Default under Section 8.01(g), immediately upon such occurrence) and the Global Agent, so notifies the Borrower, and provided further that, immediately following the remedy and/or waiver or cure of the relevant Event of Default, the Leverage Ratio shall be deemed to have been reinstated to the Level which would otherwise be applicable (and the Applicable Facility Fee Rate adjusted accordingly), or (B) subject to the Global Agent’s discretion, if the Parent fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 6.01(a) or (b), during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered. The Global Agent will promptly provide notice of any determination of the Applicable Facility Fee Rate to the Company and the Lenders. Any such determination by the Global Agent shall be conclusive and binding absent manifest error.
     “Applicable Margin” means, for any day:
     (i) As of the Closing Date, until changed hereunder in accordance with the following provisions, 50.00 basis points;
     (ii) Commencing with the fiscal quarter of the Parent ended on August 2, 2008, and continuing with each fiscal quarter thereafter, the Global Agent shall determine the Applicable Margin in accordance with the following matrix, based on the Leverage Ratio for the most recent determination date:

Leverage Ratio	Applicable Margin
Level I	50.0 bps
< 1.50 to 1.00
Level II	60.0 bps
> 1.50 to 1.00 and < 2.00 to 1.00
Level III	70.0 bps
> 2.00 to 1.00 and < 2.50 to 1.00
Level IV	80.0 bps
> 2.50 to 1.00 and < 3.00 to 1.00
Level V	90.0 bps
> 3.00 to 1.00
     (iii) For the purposes of the foregoing, (i) the Leverage Ratio shall be determined as of the end of each fiscal quarter of the Parent’s fiscal year based upon the Parent’s consolidated financial statements delivered pursuant to Section 6.01(a) or (b) and (ii) each change in the Applicable Margin resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Global Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that the Leverage Ratio shall be deemed to be in Level V (A) at any time that an Event of Default has occurred and has been continuing for 15 days (or, in the case of any Event of Default under Section 8.01(g), immediately upon such occurrence) and the Global Agent, so notifies the Borrower, and provided further that, immediately following the remedy and/or waiver or cure of the relevant Event of Default, the Leverage Ratio shall be deemed to have been reinstated to the Level which would otherwise be applicable (and the Applicable Margin adjusted accordingly) or (B) subject to the Global Agent’s discretion, if the Parent fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 6.01(a) or (b), during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered. Any changes in the Applicable Margin shall be determined by the Global Agent in accordance with the provisions set forth in this definition, and the Global Agent will promptly provide notice of such determinations to the Company and the Lenders. Any such determination by the Global Agent shall be conclusive and binding absent manifest error.
     “Applicable Reimbursement Date” has the meaning provided in Section 2.05(h)(i).
     “Arrangement Fee Letter” means the Arrangement Fee Letter dated as of the Closing Date among the Company, National City Bank and JPMorgan Securities, Inc.
     “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by the definition of “Eligible Assignee” or by Section 11.05(c)), and accepted by the Global Agent, in the form of Exhibit G or any other form approved by the Global Agent.
     “Augmenting Revolving Lender” has the meaning provided in Section 2.17.

     “Authorized Officer” means (i) with respect to the Parent, any of the following officers: the Chief Executive Officer, the Chief Financial Officer, the Treasurer or the Assistant Treasurer, and (ii) with respect to the Company, any of the following officers: the President, the Chief Financial Officer, the Vice President, the Treasurer or the Assistant Treasurer, and (iii) with respect to any Subsidiary of the Company, any of the following officers: the President, the Chief Financial Officer, the Vice President, the Treasurer or the Assistant Treasurer of such Subsidiary or such other Person as is authorized in writing to act on behalf of such Subsidiary and is acceptable to the Global Agent. Unless otherwise qualified, all references herein to an Authorized Officer shall refer to an Authorized Officer of the Company.
     “Availability Period” means the period from and including the Closing Date to but excluding the Credit Facility Termination Date.
     “BA Equivalent Loan” means each Canadian Revolving Loan bearing interest at a rate based upon the BA Equivalent Rate.
     “BA Equivalent Rate” means the rate per annum determined by reference to the average rate quoted on the Reuters Monitor Screen (Page CDOR, or such other page as may replace such page on such screen for the purpose of displaying Canadian interbank bid rates for Canadian Dollar bankers’ acceptances) applicable to Canadian Dollar bankers’ acceptances (on a 365 day basis) with a term comparable to the applicable Interest Period, plus, except in the case of any Lender that is a Schedule I Canadian Lender, 0.10%.
     “Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto, as hereafter amended.
     “Base Rate” means, for any day, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the greater of (i) the rate of interest publicly announced by National City Bank in Cleveland, Ohio, from time to time, as its “prime rate,” which interest rate may or may not be the lowest rate charged by it for commercial loans or other extensions of credit, or (ii) the Federal Funds Effective Rate in effect from time to time, determined one Business Day in arrears, plus 1/2 of 1% per annum.
     “Base Rate Loan” means a Canadian Prime Rate Loan or US Base Rate Loan.
     “Benefited Creditors” means, with respect to the Company’s Guarantee Obligations pursuant to Article X, each of the Global Agent, the Lenders, each LC Issuer and the Swing Line Lender and each Designated Hedge Creditor, and the respective successors and assigns of each of the foregoing.
     “Borrower” means the Company or any Foreign Subsidiary Borrower.
     “Borrowers” means, collectively, the Company and all of the Foreign Subsidiary Borrowers.
     “Borrowing” means (a) a Revolving Borrowing, (b) a Canadian Borrowing, or (c) the incurrence of a Swing Loan.
     “Business Day” means any day that is not a Saturday, Sunday or any other day on which commercial banks in Cleveland, Ohio are authorized or required by law to remain closed provided that the term “Business Day” shall also exclude, with respect to any matters relating to (A) Eurodollar Loans, any day on which banks are not open for dealings in U.S. dollar deposits in the London interbank market, (B) Canadian Revolving Loans, any day on which commercial banks in Toronto, Ontario are authorized or required by law to close, and (C) Foreign Currency Loans or Revolving Facility LC Issuances in a Designated Foreign Currency, any day on which commercial banks are not open for international business

(including the clearing of currency transfers in the relevant Designated Foreign Currency) in the principal financial center of the home country of the applicable Designated Foreign Currency, and in the case of any Loan denominated in Euros, any day on which the TARGET (Trans-European Automated Real-time Gross Settlement Express Transfer) payment system is not open for the settlement of payments in Euro or any day on which banks in London are authorized of required by law to remain closed.
     “Canadian Administrative Branch” means, with respect to the Global Agent in its capacity as such, National City Bank, Canada Branch acting as the sub-agent of the Global Agent in accordance with the terms of this Agreement or such other branch or affiliate of the Global Agent as the Global Agent shall have designated in writing to the Borrowers and the Lenders.
     “Canadian Borrower” means any Foreign Subsidiary organized under the laws of Canada or any province or territory thereof that becomes the Canadian Borrower pursuant to Section 2.16; provided, however, that a Foreign Revolving Facility Borrower shall not be eligible to be the Canadian Borrower hereunder.
     “Canadian Borrowing” means the incurrence of Canadian Revolving Loans consisting of one Type of Canadian Revolving Loan by the Canadian Borrower from all of the Canadian Lenders on a given date (or resulting from Conversions or Continuations on a given date), having, in the case of any Fixed Rate Loans, the same Interest Period.
     “Canadian Commitment” means, with respect to each Canadian Lender, the amount, if any, set forth opposite such Canadian Lender’s name in Schedule 1 hereto as its “Canadian Sub-Facility Commitment” as the same may be reduced from time to time pursuant to Section 2.12(c) and as adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 11.05.
     “Canadian Commitment Percentage” means, at any time for any Canadian Lender, the percentage obtained by dividing such Canadian Lender’s Canadian Commitment by the Total Canadian Commitment; provided, however, that if the Total Canadian Commitment has been terminated, the Canadian Commitment Percentage for each Canadian Lender shall be determined by dividing such Canadian Lender’s Canadian Commitment immediately prior to such termination by the Total Canadian Commitment in effect immediately prior to such termination. The Canadian Commitment Percentage of each Canadian Lender as of the Closing Date is set forth on Schedule 1 hereto.
     “Canadian Dollars” or “C$” means the lawful currency of Canada.
     “Canadian Lender” means each Lender that has a Canadian Commitment or, if applicable, the Canadian Lending Installation of any Lender that has a Canadian Commitment; provided, however, that (i) if a Canadian Commitment is being provided by a Canadian Lending Installation of any Lender, then, except as specifically set forth in this Agreement, such Lender and its Canadian Lending Installation shall constitute a single “Lender” under this Agreement and the other Loan Documents, provided further that, notwithstanding the foregoing, to the extent a Canadian Commitment is being provided by a Canadian Lending Installation of any Lender, each such Canadian Lending Installation shall be entitled to all of the benefits, indemnifications and protections set forth in this Agreement or any other Loan Document, including, but not limited to, those set forth in Article III, Section 11.01 and Section 11.02, and (ii) no Lender, and no Canadian Lending Installation of any Lender, may be or become a Canadian Lender hereunder unless such Lender or the Canadian Lending Installation of such Lender, as the case may be, is (x) a resident of Canada within the meaning of the Income Tax Act (Canada) for the purposes of the withholding tax provisions in Part XIII of the Income Tax Act (Canada) or (y) an “authorized foreign bank” as defined in Section 2 of the Bank Act (Canada), or (z) is a Person whose lending activities are not regulated by the Bank Act (Canada).

     “Canadian Lending Installation” means, with respect to any Lender, any office, branch, subsidiary or Affiliate of such Lender that is designated in writing by such Lender to the Global Agent as being responsible for funding or maintaining a Canadian Commitment.
     “Canadian Obligations” means all amounts and indemnities, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing by a Canadian Borrower to the Global Agent or any Canadian Lender pursuant to the terms of this Agreement or any other Loan Document (including, but not limited to, interest and fees that accrue after the commencement by or against any Credit Party of any insolvency proceeding, regardless of whether such interest and fees are allowed claims in such proceeding).
     “Canadian Payment Office” means, with respect to all matters relating to the making and repayment of Canadian Loans, and all interest thereon, the office of the Canadian Administrative Branch of the Global Agent at 130 King Street West, Suite 2140, Toronto, Ontario, Canada M5X 1E4, Attention: William Hines (facsimile: (416) 361-0085) or such other office(s), as the Global Agent may designate to the Borrowers in writing from time to time.
     “Canadian Prime Rate” means, for any day, with respect to a Canadian Prime Rate Loan, the greater of (i) the annual rate of interest established from time to time by the Canadian Administrative Branch of the Global Agent as its “prime rate” then in effect for determining interest rates on Canadian Dollar denominated commercial loans in Canada and (ii) the annual rate of interest equal to the sum of (A) the CDOR Rate on that day for bankers’ acceptances issued on that day with a term to maturity of one month and (B) 0.50% per annum. Any change in the reference rate announced by the Canadian Administrative Branch of the Global Agent shall take effect at the opening of business on the day specified in the public announcement of such change.
     “Canadian Prime Rate Loan” means each Canadian Revolving Loan bearing interest at a rate based upon the Canadian Prime Rate in effect from time to time.
     “Canadian Revolving Loan” means, with respect to each Canadian Lender, any Loan made by such Canadian Lender pursuant to Section 2.03 hereof.
     “Canadian Sub-Facility” means the credit facility established under Section 2.03 hereof pursuant to the Canadian Commitment of each Canadian Lender; provided, however, that the Canadian Sub-Facility shall not be available unless and until such date, if any, that the Canadian Borrower has become a Foreign Subsidiary Borrower under this Agreement in accordance with Section 2.16.
     “Canadian Sub-Facility Exposure” means, for any Canadian Lender at any time, the Dollar Equivalent of the principal amount of Canadian Revolving Loans made by such Canadian Lender and outstanding at such time.
     “Capital Lease” as applied to any Person means any lease of (or other arrangement conveying the right to use) real or personal property or a combination thereof which obligations are required to be classified and accounted for as capital leases on the balance sheet of that Person under GAAP.
     “Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any Capital Lease of the Parent or any of its Subsidiaries, without duplication, and the amount of such obligations shall be the capitalized amount thereof accounted for as liabilities identified as “capital lease obligations” (or any similar words) on a consolidated balance sheet of the Parent and its Subsidiaries prepared in accordance with GAAP.

     “CDOR Rate” means, for any day, the stated average of the rates applicable to C$ bankers’ acceptances for a term comparable to that for which such rate is being determined (which, in the case of a BA Equivalent Loan, shall be the Interest Period applicable thereto) and appearing as at 10:00 A.M. (Toronto time) on the “Reuters Screen CDOR Page” with respect to Schedule I Canadian Lenders on such date, or if such date is not a Business Day, then on the immediately preceding Business Day; provided, however, that if no such rate appears on the Reuters Screen CDOR Page as contemplated, then the CDOR Rate on any date shall be calculated as the arithmetic mean of the discount rates (calculated on an annual basis) for an amount comparable to that for which such rate is being determined and for the term referred to above applicable to C$ bankers’ acceptances quoted by the Schedule I Reference Canadian Lenders as of 10:00 A.M., Toronto time, on such date or, if such date is not a Business Day, then on the immediately preceding Business Day.
     “CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. § 9601 et seq.
     “Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, on or after the Closing Date, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof but in all cases other than the Parent or any Subsidiary of the Parent, in each case including, without limitation, in its fiduciary capacity, or any employee benefit plan of the Parent or any Subsidiary of the Parent, or any entity or trustee holding Equity Interests for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for employees of the Parent or any Subsidiary of the Parent), of Equity Interests representing more than 33% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Parent as of the date of such acquisition; (b) the occupation of a majority of the seats (other than vacant seats) on the board of directors of the Parent by Persons who were neither (i) nominated by the board of directors of the Parent nor (ii) appointed by directors so nominated; or (c) the Company ceases, directly or indirectly, to be a wholly owned Subsidiary of the Parent.
     “Charges” has the meaning provided in Section 11.22(a).
     “CIP Regulations” has the meaning provided in Section 9.07.
     “Claims” has the meaning set forth in the definition of “Environmental Claims.”
     “Closing Date” means the date upon which the conditions specified in Section 5.01 are satisfied.
     “Closing Fee Letter” means the Closing Fee Letter dated as of the Closing Date between the Company and the Global Agent, for the benefit of the Lenders.
     “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder. Section references to the Code are to the Code, as in effect at the Closing Date and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.
     “Co-Lead Arrangers” means, collectively, National City Bank and J.P. Morgan Securities, Inc., in each case in their capacities as a co-lead arranger hereunder.
     “Commitment” means (i) with respect to each Lender, its obligation to make Revolving Loans and participate in Revolving Facility LC Issuances under the Revolving Facility pursuant to its Facility Commitment, (ii) the obligation of each Canadian Lender to make Canadian Revolving Loans pursuant to its Canadian Commitment, (iii) with respect to the Swing Line Lender, its obligations to make Swing

Loans under the Swing Line Facility pursuant to its Swing Line Commitment, and (iv) with respect to each LC Issuer, its obligation to issue Letters of Credit under and in accordance with the terms of this Agreement.
     “Commodities Hedge Agreement” means a commodities contract purchased by the Company or any of its Subsidiaries in the ordinary course of business, and not for speculative purposes, with respect to paper or other raw materials necessary to the manufacturing or production of goods in connection with the business of the Company and its Subsidiaries.
     “Company” has the meaning provided in the first paragraph of this Agreement.
     “Company Guaranteed Obligations” has the meaning provided in Section 10.01.
     “Compliance Certificate” has the meaning provided in Section 6.01(c).
     “Confidential Information” has the meaning provided in Section 11.14(b).
     “Consolidated EBITDAR” means, for any period, Consolidated Net Income for such period; plus without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of Interest Expense, income tax expense, depreciation expense, amortization expense, and Minimum Rent (plus contingent store rent) and Non-Cash Compensation Charges and minus Interest Income; all as determined in accordance with GAAP on a consolidated basis for the Parent and the Subsidiaries.
     “Consolidated Net Income” means for any period, the consolidated net income (or loss) of the Parent and its Subsidiaries for such period (excluding extraordinary gains and losses), as determined in accordance with GAAP on a consolidated basis.
     “Consolidated Tangible Net Worth” means all assets of the Parent and its Subsidiaries less goodwill, less intangible assets and less total liabilities, all on a consolidated basis and determined in conformity with GAAP.
     “Continue,” “Continuation” and “Continued” each refers to a continuation of a Fixed Rate Loan for an additional Interest Period as provided in Section 2.09(h)(i).
     “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
     “Convert,” “Conversion” and “Converted” each refers to a conversion of Loans of one Type into Loans of another Type.
     “Coverage Ratio” means, for the Parent and the Subsidiaries on a consolidated basis at any date, the ratio of (a) Consolidated EBITDAR for the relevant Testing Period to (b) the sum of, without duplication, (x) Net Interest Expense, plus (y) scheduled payments of long-term debt, as reported in accordance with GAAP, due within twelve months of the date of determination, plus (z) the sum of (i) Minimum Rent and (ii) contingent store rent, in each case for such Testing Period.
     “Credit Event” means the making of any Borrowing, any Conversion or Continuation or any LC Issuance.
     “Credit Facility” means the credit facility established under this Agreement pursuant to the Commitments of the Lenders.

     “Credit Facility Exposure” means, for any Lender at any time, the sum of (i) such Lender’s Revolving Facility Exposure at such time, and (ii) if such Lender is a Canadian Lender (whether directly or by its Canadian Lending Installation), such Canadian Lender’s Canadian Sub-Facility Exposure at such time.
     “Credit Facility Termination Date” means the earlier of (i) April 12, 2013, and (ii) the date that the Commitments have been terminated pursuant to Section 8.02.
     “Credit Party” means any Domestic Credit Party or Foreign Credit Party.
     “Default” means any event or condition which constitutes an Event of Default or which upon notice or lapse of time or both, would unless cured or waived become an Event of Default.
     “Default Rate” means, for any day, a rate per annum equal to (i) the Base Rate (or if the Default Rate is being determined in connection with a Canadian Revolving Loan, the Canadian Prime Rate) in effect on such day, plus (ii) the Applicable Margin in effect on such day, plus (iii) 2.00%.
     “Defaulting Lender” means any Lender with respect to which a Lender Default is in effect.
     “Designated Foreign Currency” means Euros, British pounds, Japanese yen or any other currency (other than Dollars and Canadian Dollars) approved in writing by each of the Lenders and that is freely traded and exchangeable into Dollars.
     “Designated Hedge Agreement” means any Hedge Agreement (other than a Commodities Hedge Agreement) to which the Parent or any of its Subsidiaries is a party and as to which a Lender or any of its Affiliates is a counterparty.
     “Designated Hedge Creditor” means each Lender or Affiliate of a Lender that participates as a counterparty to any Credit Party pursuant to any Designated Hedge Agreement with such Lender or Affiliate of such Lender.
     “Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 4.06.
     “Dollars,” “U.S. dollars” and the sign “$” each means lawful money of the United States.
     “Dollar Equivalent” means, on any Business Day with respect to any amount denominated in a Designated Foreign Currency or Canadian Dollars, the amount of Dollars that would be required to purchase such amount of a Designated Foreign Currency or Canadian Dollars, as the case may be, based upon the Global Agent’s spot rate (which is calculated by giving reference to the applicable electronic page of Reuters (or on the appropriate page of any successor to or substitution for such service)) at approximately 11:00 a.m. London time on the Business Day two Business Days prior to the date that the applicable event (i.e., the making of a Foreign Currency Loan or other Loan denominated in a currency other than Dollars, the issuance of a Letter of Credit denominated in a currency other than Dollars, or any other event which requires the determination of a Dollar Equivalent is to occur).
     “Domestic Credit Party” means the Parent, the Company or any Subsidiary Guarantor other than a Foreign Subsidiary Guarantor.
     “Domestic Credit Party Guaranty” has the meaning provided in Section 5.01(h).

     “Domestic Lending Office” means, with respect to each Lender, the office designated by such Lender to the Global Agent as such Lender’s lending office for all purposes of this Agreement other than those matters managed by such Lender’s Foreign Lending Office.
     “Domestic Subsidiary” means any Subsidiary organized under the laws of the United States of America, any state thereof, the District of Columbia, or any United States possession.
     “Eligible Assignee” means (i) a Lender (other than a Defaulting Lender), (ii) an Affiliate of a Lender (other than a Defaulting Lender), and (iii) any other Person (other than a natural Person) approved by (A) the Global Agent, (B) each LC Issuer, and (C) unless an Event of Default has occurred and is continuing, the Company (each such approval not to be unreasonably withheld or delayed); provided, however, that notwithstanding the foregoing, “Eligible Assignee” shall not include the Parent, the Company or any of its Subsidiaries; provided, further, that the Borrower shall not be deemed to have unreasonably withheld or delayed the provision of its consent if, as a result of a participation by a Lender pursuant to Section 11.05(b), an assignment by a Lender pursuant to Section 11.05(c) or any other provision of this Agreement, a Borrower would be obliged to make a payment to the proposed assignee of the Loans, Revolving Facility LC Participations, Swing Loan Participations and/or Commitments (or any other Lender) under Section 3.01, Section 3.03 or Section 3.04 of this Agreement to the extent such payment would not have been otherwise due to the assigning Lender.
     “Environmental Claims” means any and all global, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued under any such law (hereafter “Claims”), including, without limitation, (i) any and all Claims by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the storage, treatment or Release (as defined in CERCLA) of any Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.
     “Environmental Law” means any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy and rule of common law now or hereafter in effect and in each case as amended, and any binding and enforceable judicial or global interpretation thereof, including any judicial or global order, consent, decree or judgment issued to or rendered against the Parent or any of its Subsidiaries relating to the environment or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 300f et seq.; the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. § 11001 et seq., the Hazardous Material Transportation Act, 49 U.S.C. § 5101 et seq.; and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.
     “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials in violation of Environmental Law, (d) the release or threatened release of any Hazardous Materials into the environment in violation of Environmental Law or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

     “Equalization Date” means the date upon the earliest to occur of (i) the termination of all of the Commitments pursuant to Section 8.02(a), (ii) the acceleration of all of the Obligations pursuant to Section 8.03(b), (iii) the occurrence of an Event of Default pursuant to Section 8.01(g), or (iv) the Credit Facility Termination Date, to the extent that any of the Obligations remain outstanding as of the close of business (local time in the Notice Office) as of such date.
     “Equalization Percentage” means, with respect to each Lender, a percentage determined for such Lender on the Equalization Date obtained by dividing the Credit Facility Exposure of such Lender on the Equalization Date by the Aggregate Credit Facility Exposure on the Equalization Date, in each case as calculated, with respect to any amounts outstanding in a Designated Foreign Currency or Canadian Dollars, using the Dollar Equivalent of such amount in effect on the Equalization Date, as the foregoing percentage may be adjusted as a result of any assignments made pursuant to Section 11.05 after the Equalization Date.
     “Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the Closing Date and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.
     “ERISA Affiliate” means any trade or business (whether or not incorporated) or any Person (as defined in Section 3(9) of ERISA), that, together with the Parent or a Subsidiary of the Parent is treated as a “single employer” (i) within the meaning of Section 414(b), (c), (m) or (o) of the Code or (ii) as a result of the Parent or a Subsidiary of the Parent being or having been a general partner of such Person.
     “Eurodollar Loan” means each Revolving Loan bearing interest at a rate based upon the Adjusted Eurodollar Rate.
     “Event of Default” has the meaning provided in Section 8.01.
     “Excluded Taxes” has the meaning provided in Section 3.03(a).
     “Exemption Certificate” has the meaning provided in Section 3.03(b).
     “Existing Credit Agreement” means the Credit Agreement, dated as of November 14, 2002, as amended and restated as of December 15, 2004, among the Company, the Parent, the lenders party thereto, National City Bank, as administrative agent, and JPMorgan Chase Bank, N.A., as syndication agent, as amended.
     “Existing Letters of Credit” means each of the letters of credit issued under the Existing Credit Agreement that are more fully described on Schedule 3 hereto.
     “FAS 13/98 Transactions” means any real estate transaction that falls within the scope of EITF No. 97-10 “The Effect of Lessee Involvement in Asset Construction” or qualifies for sale-leaseback treatment under FAS No. 13 or No. 98 or is accounted for under FAS No. 66, but with respect to which neither the Parent nor any of its Subsidiaries has acquired and sold the asset that is the subject of such transaction.

     “Facility Commitment” means, with respect to each Lender, the amount set forth opposite such Lender’s name in Schedule 1 hereto as its Facility Commitment as the same may be reduced from time to time pursuant to Section 2.12(c), increased from time to time pursuant to Section 2.17 or adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 11.05.
     “Facility Fees” has the meaning provided in Section 2.11(a).
     “Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100th of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100th of 10%) of the quotations for such day on such transactions received by the Global Agent from three Federal funds brokers of recognized standing selected by the Global Agent.
     “Fees” means all amounts payable pursuant to, or referred to in, Section 2.11.
     “Financial Officer” means the Chief Financial Officer, Chief Operations Officer or the Vice President having authority over financial matters or the Treasurer of the Company.
     “Financial Projections” has the meaning provided in Section 4.04(b).
     “Fixed Commitment Percentage” means, at any time for any Lender, the percentage obtained by dividing such Lender’s Facility Commitment by the Total Facility Commitment; provided, however, that if the Total Facility Commitment has been terminated, the Fixed Commitment Percentage for each Lender shall be determined by dividing such Lender’s Facility Commitment immediately prior to such termination by the Total Facility Commitment immediately prior to such termination. The Fixed Commitment Percentage of each Lender as of the Closing Date is set forth on Schedule 1 hereto.
     “Fixed Rate Loan” means any Eurodollar Loan, Foreign Currency Loan or BA Equivalent Loan.
     “Foreign Credit Party” means any Foreign Subsidiary Borrower or any Foreign Subsidiary Guarantor.
     “Foreign Currency Loan” means each Revolving Loan denominated in a Designated Foreign Currency and bearing interest at a rate based upon the Adjusted Foreign Currency Rate.
     “Foreign Exposure” means, as the context may require, the Aggregate Canadian Sub-Facility Exposure, the Canadian Sub-Facility Exposure, or the Foreign Subsidiary Borrower Exposure.
     “Foreign Guaranty Principles” means the following principles: (i) a Foreign Subsidiary shall not be required to enter into a Foreign Subsidiary Guaranty if it, the Parent, or any Subsidiary of the Parent would be reasonably likely to be obliged to pay any additional amounts in respect of Taxes in any jurisdiction; (ii) a Foreign Subsidiary shall not be required to enter into a Foreign Subsidiary Guaranty to the extent that it would constitute an unlawful act of the relevant Foreign Subsidiary or any of its officers or directors or result in any breach of corporate benefit, financial assistance, fraudulent preference or thin capitalization laws or regulations of any jurisdiction; (iii) Foreign Subsidiary Guarantors shall only be required to guarantee the obligation of a Foreign Subsidiary Borrower that is the direct parent company of such Foreign Subsidiary Guarantor (the “Foreign Subsidiary Borrower Parent”); and (iv) the maximum amount recoverable from a Foreign Subsidiary Guarantor under a Foreign Subsidiary Guaranty shall be limited to the aggregate of any amounts borrowed by the relevant Foreign Subsidiary Guarantor from its

Foreign Subsidiary Borrower Parent where the monies lent by the Foreign Subsidiary Borrower Parent to the relevant Foreign Subsidiary Guarantor have been obtained from Loans made under the Agreement.
     “Foreign Lending Office” means, with respect to each Lender, in the case of matters relating to the Foreign Subsidiary Borrowers, the office(s) designated by such Lender to the Global Agent as such Lender’s lending office(s) for purposes of making Loans to each such Foreign Subsidiary Borrower.
     “Foreign Revolving Facility Borrower” means any Foreign Subsidiary that becomes a Revolving Facility Borrower pursuant to Section 2.16 hereof; provided, however, that the Canadian Borrower shall not be eligible to be a Foreign Revolving Facility Borrower hereunder.
     “Foreign Revolving Facility Borrower Obligations” means all amounts, indemnities and reimbursement obligations, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing by any Foreign Revolving Facility Borrower to the Global Agent, any Lender or any LC Issuer pursuant to the terms of this Agreement or any other Loan Document (including, but not limited to, interest and fees that accrue after the commencement by or against any Credit Party of any insolvency proceeding, regardless of whether such interest and fees are allowed claims in such proceeding).
     “Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.
     “Foreign Subsidiary Borrower” means the Canadian Borrower or Foreign Revolving Facility Borrower.
     “Foreign Subsidiary Borrower Exposure” means, at any time, the Aggregate Revolving Facility Exposure in respect of the Foreign Revolving Facility Borrowers at such time.
     “Foreign Subsidiary Borrower Parent” has the meaning provided in the definition of “Foreign Guaranty Principles.”
     “Foreign Subsidiary Guarantor” has the meaning provided in Section 5.02(iii).
     “Foreign Subsidiary Guaranty” has the meaning provided in Section 5.02(iii).
     “Forward Minimum Rent Commitments” means Minimum Rent commitments (less related sublease income) under non-cancelable store leases, including under any such store leases of any Person other than the Parent, the Company or a Subsidiary to the extent, directly or indirectly guaranteed, endorsed or assumed by the Parent, the Company or any Subsidiary or in respect of which the Parent, the Company or any Subsidiary is primarily liable (or contingently or otherwise liable), for the fiscal year following the Parent’s most recently ended fiscal year, as certified by a Financial Officer.
     “Funding Amount” means, with respect to any Revolving Borrowing or Revolving Facility LC Issuance, such Lender’s pro rata share of such Revolving Borrowing or Revolving Facility LC Issuance based upon such Lender’s applicable Funding Percentage in effect at the time such Revolving Borrowing is to be made or such Revolving Facility LC Issuance.
     “Funding Percentage” means, for each Lender at the time of any Revolving Borrowing or Revolving Facility LC Issuance, (i) if there is no Aggregate Canadian Sub-Facility Exposure, such Lender’s Fixed Commitment Percentage, or (ii) if there is any Aggregate Canadian Sub-Facility Exposure, such Lender’s Adjusted Commitment Percentage.
     “GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

     “Global Agent” has the meaning provided in the first paragraph of this Agreement and shall include any successor to the Global Agent appointed pursuant to Section 9.11.
     “Global Agent Fee Letter” means the Global Agent Fee Letter dated as of the Closing Date between the Company and the Global Agent.
     “Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state, provincial, territorial, municipal or local, and any agency, authority, instrumentality, regulatory body, court, central bank, global tribunal, or other entity exercising executive, legislative, judicial, taxing, regulatory, administrative or global powers or functions of or pertaining to government.
     “Guarantors” means, collectively, the Parent and the Subsidiary Guarantors.
     “Guarantee Obligations” as to any Person (the “guarantor”) means any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee Obligation shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary Indebtedness in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.
     “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, friable asbestos or materials containing friable asbestos, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
     “Hedge Agreement” means (i) any interest rate swap agreement, any interest rate cap agreement, any interest rate collar agreement or other similar interest rate management agreement or arrangement, (ii) any currency swap or option agreement, foreign exchange contract, forward currency purchase agreement or similar currency management agreement or arrangement or (iii) any Commodities Hedge Agreement.
     “Immaterial Subsidiary” means any Subsidiary of the Company other than a Material Subsidiary.
     “Increased Costs” has the meaning provided in Section 3.01(a)(ii).
     “Increasing Revolving Lender” has the meaning provided in Section 2.17.
     “Incremental Facility Amount” means $150,000,000.

     “Indebtedness” of any Person means without duplication (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantee Obligations of such Person with respect to Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (j) the present value, determined on the basis of the implicit interest rate, of all basic rental obligations under all Synthetic Leases of such Person, (k) all obligations of such Person with respect to asset securitization financing, (l) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay and similar obligations in excess of the aggregate for all such obligations of $1,000,000, and (m) the full outstanding balance of trade receivables, notes or other instruments sold with full recourse (and the portion thereof subject to potential recourse, if sold with limited recourse, other than for breach of representations and/or warranties by the seller or its Affiliate), other than in any such case any thereof sold solely for purposes of collection of delinquent accounts. The Indebtedness of any Person shall include, without duplication, the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor
     “Indemnitees” has the meaning provided in Section 11.02.
     “Insolvency Event” means, with respect to any Person, (i) the commencement of a voluntary case or proceeding by such Person under the Bankruptcy Code or the seeking of relief by such Person under any bankruptcy or insolvency or analogous law in any jurisdiction outside of the United States (including, without limitation, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) or the Winding-Up and Restructuring Act (Canada) (collectively, the “Canadian Insolvency Acts”); (ii) the commencement of an involuntary case against such Person under the Bankruptcy Code or the Canadian Insolvency Acts and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; (iii) a custodian (as defined in the Bankruptcy Code) or a receiver, interim receiver, trustee or monitor, or any similar person under any insolvency law is appointed for, or takes charge of, all or substantially all of the property of such Person; (iv) such Person commences (including by way of applying for or consenting to the appointment of, or the taking of possession by, a rehabilitator, receiver, interim receiver, monitor, custodian, trustee, conservator or liquidator (collectively, a “conservator”) of such Person or all or any substantial portion of its property) any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, liquidation, rehabilitation, conservatorship or similar law of any jurisdiction whether now or hereafter in effect relating to such Person; (v) any such proceeding of the type set forth in clause (iv) above is commenced against such Person to the extent such proceeding is consented to by such Person or remains undismissed for a period of 60 days; (vi) such Person is adjudicated insolvent or bankrupt; (vii) any order of relief or other order approving any such case or proceeding is entered; (viii) such Person suffers any appointment of any conservator or the like for it or any substantial part of its property that continues undischarged or unstayed for a period of 60 days; (ix) such Person makes a general assignment for the benefit of creditors or generally does not pay its debts as such debts become due; or (x) any corporate (or similar organizational) action is taken by such Person for the purpose of effecting any of the foregoing.
     “Interest Expense” means, for any period, the gross interest expense of the Parent and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

     “Interest Income” means, for any period, interest income of the Parent and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.
     “Interest Payment Date” has the meaning provided in Section 2.09(e).
     “Interest Period” means, with respect to each Fixed Rate Loan, a period of one, two, three or six months as selected by the applicable Borrower; provided, however, that (i) the initial Interest Period for any Borrowing of such Fixed Rate Loan shall commence on the date of such Borrowing (the date of a Borrowing resulting from a Conversion or Continuation shall be the date of such Conversion or Continuation) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires; (ii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month; (iii) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day; (iv) no Interest Period for any Fixed Rate Loan may be selected that would end after the Credit Facility Termination Date; (v) if, upon the expiration of any Interest Period, the applicable Borrower has failed to (but is otherwise permitted to) elect a new Interest Period to be applicable to the respective Borrowing of any Fixed Rate Loan, such Borrower shall be deemed to have elected to Continue such Borrowing as a Fixed Rate Loan with the same Interest Period as the Fixed Rate Loan that is then expiring; and (vi) if, upon the expiration of any Interest Period, the applicable Borrower is not permitted to elect a new Interest Period to be applicable to the respective Borrowing of any Fixed Rate Loan (other than a Foreign Currency Loan), such Borrower shall be deemed to have elected to Convert such Borrowing to a Base Rate Loan, or in the case of any Foreign Currency Loan, effective as of the expiration date of such current Interest Period, such Borrower shall be required to repay the same in full.
     “Joinder Agreement” has the meaning provided in Section 5.02(i).
     “Judgment Amount” has the meaning provided in Section 11.23.
     “LC Documents” means, with respect to any Letter of Credit, any documents executed in connection with such Letter of Credit, including the Letter of Credit itself.
     “LC Fee” means any of the fees payable pursuant to Section 2.11(c) in respect of Letters of Credit.
     “LC Issuance” means any Revolving Facility LC Issuance.
     “LC Issuer” means with respect to any Revolving Facility Letter of Credit, National City Bank or any of its Affiliates, The Huntington National Bank, or such other Lender that is requested by the Company and agrees to be an LC Issuer hereunder and is approved by the Global Agent, which approval shall not be unreasonably withheld or delayed.
     “LC Obligor” means with respect to any Revolving Facility Letter of Credit, the Company, any other Revolving Facility Borrower or any Subsidiary.
     “Leaseholds” of any Person means all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.
     “Lender” and “Lenders” have the meaning provided in the first paragraph of this Agreement and includes any other Person that becomes a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swing Line Lender.
     “Lender Default” means (i) the refusal (which has not been retracted) of a Lender in violation of the requirements of this Agreement to make available its portion of any Borrowing or to fund its portion of any Revolving Facility LC Participation or Swing Loan Participation, as the case may be, unless the same is the subject of a good faith dispute, or (ii) a Lender having notified the Global Agent that it does not intend to comply with its obligations under Article II, in the case of (ii) as a result of the appointment of a receiver or conservator with respect to such Lender at the direction or request of any regulatory agency or authority.
     “Lender Register” has the meaning provided in Section 2.08(b).
     “Letter of Credit” means any Revolving Facility Letter of Credit.
     “Leverage Ratio” means for the Parent and the Subsidiaries on a consolidated basis at any date, the ratio of (i) Adjusted Total Debt to (ii) Consolidated EBITDAR for the Testing Period then ended.
     “Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
     “Loan” means any Revolving Loan, Canadian Revolving Loan or Swing Loan.
     “Loan Documents” means this Agreement, the Notes, the Parent Guaranty, the Domestic Credit Party Guaranty, the Foreign Subsidiary Guaranty, the Global Agent Fee Letter, the Closing Fee Letter, any Joinder Agreement and any LC Document.
     “Loss” has the meaning provided in Section 11.23.
     “Mandatory Costs” means those costs calculated in accordance with Schedule 4.
     “Margin Stock” has the meaning provided in Regulation U.
     “Material Adverse Effect” means a material adverse effect on (a) the business, assets, results of operations or financial condition of the Parent and the Subsidiaries taken as a whole, (b) the ability of the Parent or the Borrower to perform any of its obligations under this Agreement or any other Loan Document or (c) the rights of or benefits available to the Lenders under this Agreement or any Loan Document.
     “Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedge Agreements, of any one or more of the Parent, the Borrower and the Subsidiaries in an aggregate principal amount exceeding $25,000,000 (or the Dollar Equivalent thereof). For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Parent, the Borrower or any Subsidiary in respect of any Hedge Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Parent, the Borrower or such Subsidiary would be required to pay if such Hedge Agreement were terminated at such time.

     “Material Subsidiary” means (a) the Borrower, (b) any Subsidiary owning an Equity Interest in a Material Subsidiary and (c) any other Subsidiary (i) the consolidated revenues of which for the most recent fiscal year of the Parent for which audited financial statements have been delivered pursuant to Section 6.01 were greater than 10% of the Parent’s consolidated revenues for such fiscal year or (ii) the consolidated tangible assets of which as of the end of such fiscal year were greater than 10% of the Parent’s consolidated tangible assets as of such date or (iii) the EBITDAR of which as of the end of such fiscal year was greater than 10% of Consolidated EBITDAR for such fiscal year.
     “Maximum Credit Facility Amount” means the Dollar Equivalent of $450,000,000, as such amount may be reduced pursuant to Section 2.12 or increased pursuant to Section 2.17.
     “Maximum Foreign Exposure Amount” means the Dollar Equivalent of $225,000,000, as such amount may be reduced pursuant to Section 2.12.
     “Maximum Rate” has the meaning provided in Section 11.22.
     “Minimum Borrowing Amount” means (i) with respect to any US Base Rate Loan, $5,000,000 (or the Dollar Equivalent thereof in any Designated Foreign Currency), with minimum increments thereafter of $1,000,000 (or the Dollar Equivalent thereof in any Designated Foreign Currency), (ii) with respect to any Eurodollar Loan or Foreign Currency Loan, $5,000,000 (or the Dollar Equivalent thereof in any Designated Foreign Currency), with minimum increments thereafter of $1,000,000 (or the Dollar Equivalent thereof in any Designated Foreign Currency), (iii) with respect to any Canadian Prime Rate Loan, C$5,000,000, with minimum increments thereafter of C$1,000,000, (iv) with respect to any BA Equivalent Loan C$5,000,000, with minimum increments thereafter of C$1,000,000, and (v) with respect to Swing Loans, $500,000 (or the Dollar Equivalent thereof in any Designated Foreign Currency), with minimum increments thereafter of $500,000 (or the Dollar Equivalent thereof in any Designated Foreign Currency).
     “Minimum Rent” means total store rent expense less contingent store rent.
     “Moody’s” means Moody’s Investors Service, Inc. and its successors.
     “Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which the Parent, the Company or any ERISA Affiliate is making or accruing an obligation to make contributions or has within any of the preceding three plan years made or accrued an obligation to make contributions.
     “Multiple Employer Plan” means an employee benefit plan, other than a Multiemployer Plan, to which the Parent, the Company or any ERISA Affiliate, and one or more employers other than the Parent, the Company or an ERISA Affiliate, is making or accruing an obligation to make contributions or, in the event that any such plan has been terminated, to which the Parent, the Company or an ERISA Affiliate made or accrued an obligation to make contributions during any of the five plan years preceding the date of termination of such plan.
     “1934 Act” shall mean the Securities Exchange Act of 1934, as amended.
     “Net Interest Expense” means the greater of (a) zero and (b) Interest Expense less Interest Income.
     “Non-Canadian Lender” means any Lender that does not have a Canadian Commitment (either directly or by its Canadian Lending Installation).

     “Non-Cash Compensation Charge” means, for any period, non-cash compensation expenses or other non-cash charges arising from the grant of or issuance of stock options in connection with employee plans or other equity compensation arrangements.
     “Non-Defaulting Lender” means each Lender other than a Defaulting Lender.
     “Non-Increasing Revolving Lender” has the meaning provided in Section 2.17.
     “Non-refundable Portion of Swiss Withholding Tax” has the meaning provided in paragraph (iii) of Section 2.09(h).
     “Note” means a Revolving Facility Note or the Swing Line Note, as applicable.
     “Notice of Borrowing” has the meaning provided in Section 2.06(b).
     “Notice of Continuation or Conversion” has the meaning provided in Section 2.10(c).
     “Notice of Swing Line Refunding” has the meaning provided in Section 2.04(b).
     “Notice Office” means the office of the Global Agent at 629 Euclid Avenue, Locator 01-3028, Cleveland, Ohio 44114, Attention: Agent Services (facsimile: (216) 222-0103), or such other office as the Global Agent may designate in writing to the Company from time to time.
     “Notifiable Party” has the meaning provided in Section 2.05(h)(i).
     “Obligations” means all amounts, indemnities and reimbursement obligations, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing by the Borrowers or any other Credit Party to the Global Agent, any Lender, the Swing Line Lender or any LC Issuer pursuant to the terms of this Agreement or any other Loan Document (including, but not limited to, interest and fees that accrue after the commencement by or against any Credit Party of any insolvency proceeding, regardless of whether allowed or allowable in such proceeding or subject to an automatic stay under Section 362(a) of the Bankruptcy Code).
     “Operating Lease” as applied to any Person means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is not accounted for as a Capital Lease on the balance sheet of that Person.
     “Organizational Documents” means, with respect to any Person (other than an individual), such Person’s Articles (Certificate) of Incorporation, or equivalent formation documents, and Regulations (Bylaws), or equivalent governing documents, and any amendments to any of the foregoing.
     “Original Due Date” has the meaning provided in Section 11.23.
     “Other Taxes” has the meaning provided in Section 11.01.
     “Parent” has the meaning provided in the first paragraph of this Agreement.
     “Participant” has the meaning provided in Section 11.05(b).
     “Payment Office” means, with respect to all matters other than those relating to the making and repayment of Canadian Revolving Loans or other Canadian Obligations, the office of the Global Agent at 629 Euclid Avenue, Locator 01-3028, Cleveland, Ohio 44114, Attention: Agent Services (facsimile: (216)

222-0103), or such other office(s), as the Global Agent may designate to the Company in writing from time to time.
     “Payment Sharing Percentage” means, with respect to any Lender or Canadian Lender at any time (i) with respect to any payment relating to the Revolving Facility, (A) if there is no Aggregate Canadian Sub-Facility Exposure, such Lender’s Fixed Commitment Percentage or (B) if there is any Aggregate Canadian Sub-Facility Exposure, the percentage obtained by dividing such Lender’s Revolving Facility Exposure immediately prior to such payment by the Aggregate Revolving Facility Exposure immediately prior to such payment, and (ii) with respect to any payment relating to the Canadian Sub-Facility, such Canadian Lender’s Canadian Commitment Percentage in effect at such time.
     “PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.
     “Permitted Acquisition” means any Acquisition as to which all of the following conditions are satisfied:
     (i) such Acquisition involves a line or lines of business that is or are complementary to the lines of business in which the Parent and its Subsidiaries, considered as an entirety, are engaged on the Closing Date;
     (ii) no Default or Event of Default is continuing at the time of or immediately after giving effect to such Acquisition; and
     (iii) the Parent and its Subsidiaries would, after giving effect to such Acquisition, be in Pro Forma Compliance with the financial covenants contained in Section 7.07.
     “Permitted Investments” means:
     (a) direct obligations of the United States Treasury;
     (b) debt securities of United States Federal agencies and United States government sponsored enterprises which carry the explicit or implied guarantee of the United States Government, including the Government National Mortgage Association, the Federal Home Loan Bank, the Federal Farm Credit Bank, the Federal National Mortgage Association, and the Student Loan Marketing Association;
     (c) certificates of deposit and banker’s acceptances of domestic or foreign banking institutions with total assets in excess of US$1,000,000,000 and which are rated S&P and Moody’s A-1/P-1 or the equivalent;
     (d) corporate debt instruments (including Rule 144A debt securities) which are denominated and payable in U.S. dollars and are issued by companies which carry a rating of A1/A+ or better, or in the case of commercial paper are rated A2/P2 or better;
     (e) asset-backed securities of auto and credit card receivables issuers carrying an S&P rating of AAA or better;
     (f) auction preferred stock and auction rate certificates rated at least AA by S&P (or the equivalent) that have not more than 180 days until the next auction at date of purchase;

     (g) short-term tax exempt debt obligations of Governmental Authorities consisting of municipal notes, commercial paper, auction rate notes and floating rate notes rated A1/P1 by S&P and Moody’s, municipal notes rated SP1/MIG-1 or better and bonds rated AA or better;
     (h) repurchase agreements with major banks and dealers that are recognized as primary dealers by the Federal Reserve Bank of New York and which are collateralized by United States Treasury or agencies securities valued at 102% of the purchase price;
     (i) United States money market funds that comply with the requirements of Rule 2a-7 under the Investment Company Act of 1940 and are rated as least AA/Aa by S&P and Moody’s; and
     (j) in the case of any Foreign Subsidiary, obligations and securities of any foreign Governmental Authority or financial institution meeting substantially similar criteria.
     “Permitted Lien” means:
     (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 6.04;
     (b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 6.04;
     (c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;
     (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;
     (e) easements, servitudes, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;
     (f) interests of a lessor or lessee arising under a lease;
     (g) Liens resulting from judgments provided such judgments in the aggregate do not constitute an Event of Default under clause (k) of Section 8.01; and
     (h) Liens on assets of Foreign Subsidiaries arising by operation of law (or created as a matter of mandatory law) or pursuant to customary business practice and that do not materially affect the value of such assets;
provided that the term “Permitted Lien” shall not include any Lien securing Indebtedness.
     “Person” means any natural person, corporation, limited liability company, unlimited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
     “Plan” means any single-employer plan, as defined in Section 4001 of ERISA, that is maintained or contributed to by (or to which there is an obligation to contribute by) the Parent or a Subsidiary of the

Parent or an ERISA Affiliate, and each such plan for the five-year period immediately following the latest date on which the Parent, or a Subsidiary of the Parent or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan. For the avoidance of doubt, “Plan” does not include any employee benefit plan provided exclusively in respect of employment in any country other than the United States.
     “primary Indebtedness” has the meaning provided in the definition of “Guarantee Obligations.”
     “primary obligor” has the meaning provided in the definition of “Guarantee Obligations.”
     “Pro Forma Basis” means, with respect to compliance with any test or covenant hereunder, in connection with or after the occurrence of any Acquisition, compliance with such covenant or test after giving effect to such Acquisition (including pro forma adjustments arising out of events that are directly attributable to such proposed Acquisition, are factually supportable and are expected to have a continuing impact, using, for purposes of determining such compliance, the historical financial statements of all entities or assets so acquired or to be acquired, and the consolidated financial statements of the Parent and its Subsidiaries that shall be reformulated as if such Acquisition, and any other Acquisitions that have been consummated during the relevant period, and the incurrence, assumption and/or repayment of any Indebtedness or other liabilities incurred in connection with any such Acquisitions or otherwise during the relevant period had been consummated, incurred or repaid, respectively, at the beginning of such period and assuming that any such Indebtedness bears interest during any portion of the applicable measurement period prior to the relevant Acquisition at the interest rates applicable to outstanding Loans during such period.
     “Pro Forma Compliance” means, at any date of determination, that the Parent and its Subsidiaries would have been in compliance with the covenants set forth in Section 7.07 as of the last day of the most recently ended Testing Period (had the cash dividend or share repurchase being tested been made on the last day of such Testing Period, or, in the case of any Acquisition, on the first day of such Testing Period, and in each case computed on the basis of (a) balance sheet amounts as of the most recently completed fiscal quarter, and (b) income statement amounts for the most recently completed Testing Period, in each case, for which financial statements have been delivered to the Global Agent and, in the case of an Acquisition, calculated on a Pro Forma Basis).
     “Prohibited Transaction” means a transaction with respect to a Plan that is prohibited under Section 4975 of the Code or Section 406 of ERISA and not exempt under Section 4975 of the Code or Section 408 of ERISA.
     “Purchase Date” has the meaning provided in Section 2.04(c).
     “Qualifying Certificate” has the meaning provided in Section 3.03(b).
     “Qualifying Lender” means a Lender that is either (a) treated as a resident of a jurisdiction that has a double taxation agreement with the jurisdiction of the relevant Borrower, which double taxation agreement provides for full exemption for such Lender from any tax imposed by the jurisdiction of the relevant Borrower on interest or (b) fully exempt from the withholding of tax on interest under a relevant tax law in the jurisdiction of the relevant Borrower.
     “Qualifying Participation” means a participation that is entered into on terms that the relevant taxation authorities of Switzerland have confirmed will not result in any party to such participation being treated as a Swiss Non-Qualifying Lender.

     “Quoted Rate” means, with respect to any Swing Loan, the interest rate quoted to the Company by the Swing Line Lender and agreed to by the Company as being the interest rate applicable to such Swing Loan.
     “RCRA” means the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. § 6901 et seq.
     “Real Property” of any Person shall mean all of the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.
     “Reference Banks” means (i) National City Bank and (ii) JP Morgan Bank N.A. or, if any of the foregoing cease to be a Lender under this Agreement, any other Lender selected by the Global Agent.
     “Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.
     “Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.
     “Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates, other than, in the case of any Lender or any of its Affiliates, any of the shareholders of the ultimate parent company of such Lender or such Lender’s Affiliates.
     “Relevant Amount” has the meaning provided in Section 2.09(h)(ii).
     “Reportable Event” means an event described in Section 4043 of ERISA or the regulations thereunder with respect to a Plan, other than those events as to which the notice requirement is waived under subsections .22, .23, .25, .27, .28, .29, .30, .31, .32, .34, .35, .62,         .63, .64, .65 or .67 of PBGC Regulation Section 4043.
     “Required Lenders” means (i) at any time prior to the termination of the Commitments (whether pursuant to Section 8.02(a) or otherwise), Non-Defaulting Lenders whose Facility Commitments constitute at least 51% of the Total Facility Commitment, and (ii) at any time thereafter, Non-Defaulting Lenders whose Credit Facility Exposure constitutes at least 51% of the Aggregate Credit Facility Exposure.
     “Restricted Payment” means (a) any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of the Parent, the Company or any Subsidiary, or (b) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of (i) the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interest of the Parent, the Company or any Subsidiary or (ii) any option, warrant or other right to acquire any such Equity Interest of the Parent, the Company or any Subsidiary.
     “Revolving Borrowing” means the incurrence of Revolving Loans consisting of one Type of Revolving Loan, by a Revolving Facility Borrower from the Lenders on a given date (or resulting from Conversions or Continuations on a given date) in the same currency, having in the case of any Fixed Rate Loans the same Interest Period.
     “Revolving Facility” means the credit facility established under Section 2.02 pursuant to the Facility Commitment of each Lender.
     “Revolving Facility Borrower” means the Company or any Foreign Revolving Facility Borrower.

     “Revolving Facility Exposure” means, for any Lender at any time, the Dollar Equivalent of the sum of (i) the principal amount of Revolving Loans made by such Lender and outstanding at such time, (ii) such Lender’s share of the Revolving Facility LC Outstandings at such time, and (iii) in the case of the Swing Line Lender, the principal amount of Swing Loans made by it and outstanding at such time.
     “Revolving Facility LC Commitment Amount” means $450,000,000 or the Dollar Equivalent thereof in Designated Foreign Currency as the same may be decreased pursuant to Section 2.12 or as the same may be increased pursuant to Section 2.17.
     “Revolving Facility LC Issuance” means the issuance of any Revolving Facility Letter of Credit by any LC Issuer for the account of an LC Obligor in accordance with the terms of this Agreement, and shall include any amendment thereto that increases the Stated Amount thereof or extends the expiry date of such Revolving Facility Letter of Credit.
     “Revolving Facility LC Outstandings” means, at any time, the sum, without duplication, of (i) the Dollar Equivalent of the aggregate Stated Amount of all outstanding Revolving Facility Letters of Credit and (ii) the Dollar Equivalent of the aggregate amount of all Unpaid Drawings with respect to Revolving Facility Letters of Credit.
     “Revolving Facility LC Participant” has the meaning provided in Section 2.05(i)(i).
     “Revolving Facility LC Participation” has the meaning provided in Section 2.05(i)(i).
     “Revolving Facility LC Request” has the meaning provided in Section 2.05(b).
     “Revolving Facility Letter of Credit” means (i) any Existing Letter of Credit or (ii) any Standby Letter of Credit or Trade Letter of Credit, in each case issued by any LC Issuer under this Agreement pursuant to Section 2.05 for the account of any LC Obligor.
     “Revolving Facility Note” means a promissory note substantially in the form of Exhibit A-1 hereto.
     “Revolving Loan” means, with respect to each Lender, any Loan made by such Lender pursuant to Section 2.02.
     “Sale and Lease-Back Transaction” means any arrangement with any Person providing for the leasing by the Parent or any of its Subsidiaries of any property (except for temporary leases for a term, including any renewal thereof, of not more than one year and except for leases between the Parent and a Subsidiary or between Subsidiaries), which property has been or is to be sold or transferred by the Parent or such Subsidiary to such Person, and shall in all events exclude any FAS 13/98 Transaction.
     “S&P” means Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc., and its successors.
     “Schedule I Canadian Lender” means any bank named on Schedule I to the Bank Act (Canada).
     “Schedule I Reference Canadian Lenders” means Canadian Imperial Bank of Commerce and Bank of Montreal.
     “Schedule 5 Foreign Subsidiaries” means those Foreign Subsidiaries of the Company set forth on Schedule 5 hereto.

     “SEC” means the United States Securities and Exchange Commission.
     “SEC Regulation D” means Regulation D as promulgated under the Securities Act of 1933, as amended, as the same may be in effect from time to time.
     “Standby Letter of Credit” means each irrevocable letter of credit issued by any LC Issuer relating to obligations (including performance obligations) of the Company, any Subsidiary or any Credit Party incurred pursuant to contracts to which the Company, any Subsidiary or any Credit Party is or proposes to become a party in the ordinary course of business.
     “Stated Amount” of each Letter of Credit shall mean the maximum amount available to be drawn thereunder (regardless of whether any conditions or other requirements for drawing could then be met).
     “Subsidiary” of any Person shall mean and include (i) any corporation more than 50% of whose Equity Interests of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time or in which the Parent, the Company or one or more other Subsidiaries of the Parent, directly or indirectly, has the power to direct the policies, management and affairs thereof. Unless otherwise expressly provided, all references herein to “Subsidiary” shall mean a Subsidiary of the Parent or the Company, as applicable.
     “Subsidiary Guarantor” means any Subsidiary of the Parent that is or hereafter becomes a party to the Domestic Credit Party Guaranty. Schedule 2 hereto lists each Subsidiary Guarantor as of the Closing Date.
     “Swing Line Commitment” means $40,000,000.
     “Swing Line Facility” means the credit facility established under Section 2.04 pursuant to the Swing Line Commitment of the Swing Line Lender.
     “Swing Line Lender” means National City Bank.
     “Swing Line Note” means a promissory note substantially in the form of Exhibit A-2 hereto.
     “Swing Line Participation Amount” has the meaning provided in Section 2.04(c).
     “Swing Loan” means any loan made by the Swing Line Lender under the Swing Line Facility pursuant to Section 2.04.
     “Swing Loan Maturity Date” means, with respect to any Swing Loan, the earlier of (i) the last Business Day of each month and (ii) the Credit Facility Termination Date.
     “Swing Loan Participation” has the meaning provided in Section 2.04(c).
     “Swiss Borrower” means Abercrombie & Fitch Europe SA, a company incorporated under the laws of Switzerland.
     “Swiss Guarantor” means a Foreign Subsidiary Guarantor incorporated, or for tax purposes resident in, Switzerland.

     “Swiss Non-Qualifying Lender” means a financial institution that does not qualify as a Swiss Qualifying Lender.
     “Swiss Obligor” means the Swiss Borrower or a Swiss Guarantor.
     “Swiss Qualifying Lender” means a financial institution that (i) qualifies as a bank pursuant to the banking laws in force in its country of incorporation, (ii) carries on a true banking activity in such jurisdiction as its main purpose, and (iii) has personnel, premises, communication devices and decision-making authority of its own, all as per the explanatory notes of the Swiss Federal Tax Administration No. S-02-123(9.86) and S-02.128(1.2000) or legislation or explanatory notes addressing the same issues which are in force at such time.
     “Swiss Withholding Tax” means any withholding tax in accordance with the Swiss Federal Statute on Anticipatory Tax of 13 October 1965 (Bundesgesetz über die Verrechnungssteuer).
     “Synthetic Lease” means any lease (i) that is accounted for by the lessee as an Operating Lease, and (ii) under which the lessee is intended to be the “owner” of the leased property for income tax purposes.
     “Taxes” has the meaning provided in Section 3.03(a).
     “Ten Non-Bank Regulations” means, at any time, the regulations pursuant to the explanatory notes of the Swiss Federal Tax Administration No. S-02.128(1.2000), S-02.122.2(4.1999) and S-02.122.1(4.1999) or legislation or explanatory notes addressing the same issues which are in force at such time.
     “Twenty Non-Bank Regulations” means the regulations pursuant to the explanatory note S-02.122.1(4.99) of the Swiss Federal Tax Administration (or legislation or explanatory notes addressing the same issues which are in force at such time) pursuant to which the aggregate number of persons and legal entities, that are Swiss Non-Qualifying Lenders and to which the Swiss Borrower directly or indirectly, including but not limited to a participation which is not a Qualifying Participation or other participations under any other agreement, owes interest-bearing borrowed money under all interest-bearing instruments including, inter alia, this Credit Agreement, taken together (other than short term borrowings and bond issues which are subject to Swiss Withholding Tax), shall not exceed twenty at any time in order to not trigger Swiss Withholding Tax.
     “Testing Period” means a single period consisting of the four consecutive fiscal quarters of the Parent then last ended (whether or not such quarters are all within the same fiscal year), except that if a particular provision of this Agreement indicates that a Testing Period shall be of a different specified duration, such Testing Period shall consist of the particular fiscal quarter or quarters then last ended that are so indicated in such provision.
     “Total Canadian Commitment” means the sum of the Canadian Commitments of the Canadian Lenders as the same may be decreased pursuant to the terms of this Agreement. As of the Closing Date, the Total Canadian Commitment is $25,000,000.
     “Total Debt” means at any date, the consolidated total Indebtedness of the Parent and the Subsidiaries as of such date, as determined in accordance with GAAP (excluding from Indebtedness all obligations, contingent or otherwise, of the Parent and any Subsidiary as an account party under any Trade Letters of Credit but shall include any Indebtedness of the Parent or any Subsidiary under any Standby Letter of Credit (without duplication of any Indebtedness incurred, if any, (i) in the form of any letter of credit or bank guarantee supporting rental obligations of the Parent, the Company or any Subsidiary or (ii) in connection with any FAS 13/98 Transactions)).
     “Total Facility Commitment” means the sum of the Facility Commitments of the Lenders as the same may be decreased pursuant to Section 2.12 or increased pursuant to Section 2.17. As of the Closing Date, the amount of the Total Facility Commitment is $450,000,000.
     “Trade Letter of Credit” means each commercial documentary letter of credit issued by an LC Issuer for the purchase of goods in the ordinary course of business.
     “Transactions” has the meaning provided in Section 4.02.
     “Type” means any type of Loan determined with respect to the interest option and currency denomination applicable thereto, which (x) in the case of the Revolving Facility, shall be a US Base Rate Loan, a Eurodollar Loan or a Foreign Currency Loan, and (y) in the case of the Canadian Sub-Facility, shall be a Canadian Prime Rate Loan or a BA Equivalent Loan.
     “UCC” means the Uniform Commercial Code as in effect from time to time. Unless otherwise specified, the UCC shall refer to the UCC as in effect in the State of Ohio.
     “Unfunded Current Liability” of any Plan means the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 87, based upon the actuarial assumptions used by the Plan’s actuary in the most recent annual valuation of the Plan.
     “United States” and “U.S.” each means United States of America.
     “Unpaid Drawing” means, with respect to any Letter of Credit, the aggregate Dollar or Dollar Equivalent amount, as applicable, of the draws made on such Letter of Credit that have not been reimbursed by the Company or the applicable LC Obligor or, in the case of any Revolving Facility Letter of Credit, converted to a Revolving Loan pursuant to Section 2.05(h)(i), and all interest that accrues thereon pursuant to this Agreement.
     “Unutilized Commitment” means, for any Lender at any time, the excess of (i) such Lender’s Facility Commitment at such time over (ii) such Lender’s Credit Facility Exposure at such time.
     “Unutilized Revolving Commitment” means, for any Lender at any time, the excess of (i) such Lender’s Facility Commitment at such time over (ii) such Lender’s Revolving Facility Exposure at such time.
     “Unutilized Total Commitment” means, at any time, the excess of (i) the Maximum Credit Facility Amount at such time over (ii) the Aggregate Credit Facility Exposure at such time.
     “Unutilized Total Revolving Commitment” means, at any time, the excess of (i) the Total Facility Commitment at such time over (ii) the Aggregate Revolving Facility Exposure at such time.
     “US Base Rate Loan” means each Revolving Loan bearing interest at a rate based upon the Base Rate in effect from time to time.
     “USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act).

     “Utilization Fees” has the meaning provided in Section 2.11(b).
     “Withholding Certificate” has the meaning provided in Section 3.03(b).
     Section 1.02 Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each means “to but excluding” and the word “through” means “through and including.”
     Section 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections, Schedules and Exhibits shall be construed to refer to Sections of, and Schedules and Exhibits to, this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all Real Property, tangible and intangible assets and properties, including cash, securities, accounts and contract rights, and interests in any of the foregoing, and (f) any reference to a statute, rule or regulation is to that statute, rule or regulation as now enacted or as the same may from time to time be amended, re-enacted or expressly replaced.
     Section 1.04 Accounting Terms; GAAP. Except as otherwise specifically provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time, provided that if the Company notifies the Global Agent and the Lenders that the Company requests any amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof or on the operation of such provision (or if the Global Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such provision is amended in a manner satisfactory to the Company, the Global Agent and the Required Lenders.
     Section 1.05 Currency Equivalents. Except as otherwise specified herein, all references herein or in any other Loan Document to a dollar amount shall mean such amount in U.S. Dollars or, if the context so requires, the Dollar Equivalent of such amount in any Designated Foreign Currency or Canadian Dollars, as applicable. The Dollar Equivalent of any amount shall be determined in accordance with the definition of “Dollar Equivalent”; provided, however, that (a) notwithstanding the foregoing or anything elsewhere in this Agreement to the contrary, in calculating the Dollar Equivalent of any amount for purposes of determining (i) any Borrower’s obligation to prepay Loans or cash collateralize Letters of Credit pursuant to Section 2.14(b), or (ii) any Borrower’s ability to request additional Loans or Letters of Credit pursuant to the Commitments, the Global Agent may, in its reasonable discretion, calculate the Dollar Equivalent of such amount on any Business Day selected by the Global Agent, (b) in determining whether or not the Parent and its Subsidiaries have exceeded any basket limitation set forth in ARTICLE VII, the Parent and its Subsidiaries shall not be deemed to have exceeded any such basket limitation to the extent that, and only to the extent that, any such basket limitation was exceeded solely as a result of fluctuations in the exchange rate applicable to any Designated Foreign Currency or Canadian Dollars, as applicable.
ARTICLE II
THE TERMS OF THE CREDIT FACILITY
     Section 2.01 Establishment of the Credit Facility. On the Closing Date, and subject to and upon the terms and conditions set forth in this Agreement and the other Loan Documents, the Global Agent, the Lenders, the Swing Line Lender and each LC Issuer agree to establish the Credit Facility for the benefit of the Borrowers pursuant to which (a) the Lenders shall make Revolving Loans to each Revolving Facility Borrower, and shall participate in Revolving Facility LC Issuances, under the Revolving Facility pursuant to the Facility Commitment of each such Lender, (b) the Canadian Lenders shall make Canadian Revolving Loans to the Canadian Borrower pursuant to the Canadian Commitment, and (c) the Swing Line Lender shall make Swing Loans to the Company under the Swing Line Facility pursuant to the Swing Line Commitment; provided, however that at no time will (i) the Aggregate Credit Facility Exposure exceed the Maximum Credit Facility Amount, or (ii) the Credit Facility Exposure of any Lender exceed such Lender’s Facility Commitment. All such Loans shall be made, and such Letters of Credit shall be issued, as set forth in this Article II.
     Section 2.02 Revolving Facility. During the Availability Period, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make a Revolving Loan or Revolving Loans to each Revolving Facility Borrower from time to time pursuant to such Lender’s Facility Commitment, which Revolving Loans: (i) may, except as set forth herein, at the option of each Revolving Facility Borrower, be incurred and maintained as, or Converted into, Revolving Loans that are US Base Rate Loans, Eurodollar Loans or Foreign Currency Loans, in each case denominated in Dollars or a Designated Foreign Currency, provided that all Revolving Loans made as part of the same Revolving Borrowing shall, unless otherwise specifically provided herein, be made to the same Revolving Facility Borrower and consist of Revolving Loans of the same Type; (ii) may be repaid or prepaid and re-borrowed in accordance with the provisions hereof; and (iii) shall not be made if, after giving effect to any such Revolving Loan, (A) the Revolving Facility Exposure of any Lender would exceed such Lender’s Facility Commitment, (B) the Aggregate Revolving Facility Exposure would exceed the Total Facility Commitment, (C) the Aggregate Revolving Facility Exposure at such time that is denominated in any Designated Foreign Currency would exceed the Maximum Foreign Exposure Amount or the Aggregate Canadian Sub-Facility Exposure would exceed the Total Canadian Commitment, (D) the Foreign Subsidiary Borrower Exposure would exceed the Maximum Foreign Exposure Amount, (E) the Aggregate Credit Facility Exposure would exceed the Maximum Credit Facility Amount, or (F) any Borrower would be required to prepay Loans or cash collateralize Letters of Credit pursuant to Section 2.12(b). The Revolving Loans to be made by each Lender will be made by such Lender in the Funding Amount applicable to such Lender at the time of the making of such Revolving Loan on a pro rata basis based upon such Lender’s Funding Percentage of the Revolving Borrowing at the time of such Revolving Borrowing, in each case in accordance with Section 2.07 hereof.
     Section 2.03 Canadian Sub-Facility. At any time after the Canadian Borrower has become a Foreign Subsidiary Borrower under this Agreement in accordance with Section 2.16 and thereafter during the remaining Availability Period, each Canadian Lender severally agrees, on the terms and conditions set forth in this Agreement, to make a Canadian Revolving Loan or Canadian Revolving Loans to the Canadian Borrower from time to time pursuant to such Canadian Lender’s Canadian Commitment, which Canadian Revolving Loans: (i) may, except as set forth herein, at the option of the Canadian Borrower, be incurred and maintained as, or Converted into, Canadian Revolving Loans that are Canadian Prime Rate Loans or BA Equivalent Loans, in each case denominated in Canadian Dollars, provided that all Canadian Revolving Loans made as part of the same Canadian Borrowing shall, unless otherwise specifically provided herein, consist of Canadian Revolving Loans of the same Type; (ii) may be repaid or prepaid and re-borrowed in accordance with the provisions hereof; and (iii) shall not be made if, after giving effect to any such Canadian Revolving Loan, (A) the Canadian Sub-Facility Exposure of any Canadian Lender would exceed such Canadian Lender’s Canadian Commitment, (B) the Aggregate Canadian Sub-Facility Exposure would exceed the Total Canadian Commitment, (C) the Aggregate Credit Facility Exposure would exceed the Maximum Credit Facility Amount or (D) any Borrower would be required to prepay Loans or cash collateralize Letters of Credit pursuant to Section 2.13(b). The Canadian Revolving Loans to be made by each Canadian Lender will be made on a pro rata basis based upon each Canadian Lender’s Canadian Commitment Percentage of each Canadian Borrowing, in each case in accordance with Section 2.07.
     Section 2.04 Swing Line Facility.
     (a) Swing Loans. During the Availability Period, the Swing Line Lender agrees, on the terms and conditions set forth in this Agreement, to make a Swing Loan or Swing Loans to the Company from time to time, which Swing Loans (i) shall be made only in Dollars; (ii) shall be payable on the Swing Loan Maturity Date applicable to each such Swing Loan; (iii) may be repaid or prepaid and reborrowed in accordance with the provisions hereof; (iv) may only be made if after giving effect thereto (A) the aggregate principal amount of Swing Loans outstanding does not exceed the Swing Line Commitment, (B) the Aggregate Revolving Facility Exposure would not exceed the Total Facility Commitment, (C) the Aggregate Credit Facility Exposure would not exceed the Maximum Credit Facility Amount, (D) the Aggregate Revolving Facility Exposure at such time that is denominated in any Designated Foreign Currency would not exceed the Maximum Foreign Exposure Amount and the Aggregate Canadian Sub-Facility Exposure would not exceed the Total Canadian Commitment, or (E) the Foreign Subsidiary Borrower Exposure would not exceed the Maximum Foreign Exposure Amount; and (vi) shall not be made if, after giving effect thereto, any Borrower would be required to prepay Loans or cash collateralize Letters of Credit pursuant to Section 2.12(b) hereof.
     (b) Swing Loan Refunding. Upon the occurrence of any Event of Default, the Swing Line Lender may, in its sole and absolute discretion, direct that the Swing Loans owing to it be refunded by delivering a notice to such effect to the Global Agent, specifying the aggregate principal amount thereof (a “Notice of Swing Line Refunding”). Promptly upon receipt of a Notice of Swing Line Refunding, the Global Agent shall give notice of the contents thereof to the Lenders with Facility Commitments and, unless an Event of Default specified in Section 8.01(g) in respect of the Company has occurred, the Company. Each such Notice of Swing Line Refunding shall be deemed to constitute delivery by the Company of a Notice of Borrowing requesting Revolving Loans consisting of US Base Rate Loans in the amount of the Swing Loans to which it relates. Each Lender with a Facility Commitment (including the Swing Line Lender) hereby unconditionally agrees (notwithstanding that any of the conditions specified in Section 5.03 or elsewhere in this Agreement shall not have been satisfied, but subject to the provisions of paragraph (d) below) to make a Revolving Loan to the Company in the Funding Amount applicable to such Lender based on such Lender’s Funding Percentage of the aggregate amount of the Swing Loans to which such Notice of Swing Line Refunding relates. Each such Lender shall make the amount of such Revolving Loan available to the Global Agent in immediately available funds at the Payment Office not later than 2:00 P.M. (local time at the Payment Office), if such notice is received by such Lender prior to 11:00 A.M. (local time at its Domestic Lending Office), or not later than 2:00 P.M. (local time at the Payment Office) on the next Business Day, if such notice is received by such Lender after such time. The proceeds of such Revolving Loans shall be made immediately available to the Swing Line Lender and applied by it to repay the principal amount of the Swing Loans to which such Notice of Swing Line Refunding related.
     (c) Swing Loan Participation. If, prior to the time a Revolving Loan would otherwise have been made as provided above as a consequence of a Notice of Swing Line Refunding, any of the events specified in Section 8.01(g) shall have occurred in respect of the Company or one or more of the Lenders with Facility Commitments shall determine that it is legally prohibited from making a Revolving Loan under such circumstances, each Lender (other than the Swing Line Lender), or each Lender (other than Swing Line Lender) so prohibited, as the case may be, shall, on the date such Revolving Loan would have been made by it (the “Purchase Date”), purchase an undivided participating interest (a “Swing Loan Participation”) in the applicable outstanding Swing Loans to which such Notice of Swing Line Refunding related, in an amount (the “Swing Line Participation Amount”) equal to such Lender’s Funding Percentage of such outstanding Swing Loans. On the Purchase Date, each such Lender or each such Lender so prohibited, as the case may be, shall pay to the Swing Line Lender, in immediately available funds, such Lender’s Swing Line Participation Amount, and promptly upon receipt thereof the Swing Line Lender shall, if requested by such other Lender, deliver to such Lender a participation certificate, dated the date of the Swing Line Lender’s receipt of the funds from, and evidencing such Lender’s Swing Loan Participation in, such Swing Loans and its Swing Line Participation Amount in respect thereof. If any amount required to be paid by a Lender to the Swing Line Lender pursuant to the above provisions in respect of any Swing Loan Participation is not paid on the date such payment is due, such Lender shall pay to the Swing Line Lender on demand interest on the amount not so paid at the overnight Federal Funds Effective Rate from the due date until such amount is paid in full. Whenever, at any time after the Swing Line Lender has received from any other Lender such Lender’s Swing Line Participation Amount, the Swing Line Lender receives any payment from or on behalf of the Company on account of the related Swing Loans, the Swing Line Lender will promptly distribute to such Lender its ratable share of such amount based on its Payment Sharing Percentage of such amount in effect on such date on account of its Swing Loan Participation (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded); provided, however, that if such payment received by the Swing Line Lender is required to be returned, such Lender will return to the Swing Line Lender any portion thereof previously distributed to it by the Swing Line Lender.
     (d) Obligations Unconditional. Each Lender’s obligation to make Revolving Loans pursuant to Section 2.04(b) and/or to purchase Swing Loan Participations in connection with a Notice of Swing Line Refunding shall be subject to the conditions that (i) such Lender shall have received a Notice of Swing Line Refunding complying with the provisions hereof and (ii) at the time the Swing Loans that are the subject of such Notice of Swing Line Refunding were made, the Swing Line Lender had no actual written notice from another Lender that an Event of Default had occurred and was continuing, but otherwise shall be absolute and unconditional, shall be solely for the benefit of the Swing Line Lender, and shall not be affected by any circumstance, including, without limitation, (A) any set-off, counterclaim, recoupment, defense or other right that such Lender may have against any other Lender, any Credit Party, or any other Person, or any Credit Party may have against any Lender or other Person, as the case may be, for any reason whatsoever; (B) the occurrence or continuance of a Default or Event of Default; (C) any event or circumstance involving a Material Adverse Effect upon the Borrowers; (D) any breach of any Loan Document by any party thereto; or (E) any other circumstance, happening or event, whether or not similar to any of the foregoing.
     Section 2.05 Revolving Facility Letters of Credit.
     (a) Revolving Facility LC Issuance. During the Availability Period, the Company may request an LC Issuer at any time and from time to time to issue, for the account of the Company, any other Revolving Facility Borrower or any Subsidiary, and subject to and upon the terms and conditions herein set forth, each LC Issuer agrees to issue from time to time Revolving Facility Letters of Credit denominated and payable in Dollars or any Designated Foreign Currency and in each case in such form as may be approved by such LC Issuer and the Global Agent; provided, however, that notwithstanding the foregoing, no Revolving Facility LC Issuance shall be made if, after giving effect thereto, (A) the Revolving Facility LC Outstandings would exceed the Revolving Facility LC Commitment Amount, (B) the Revolving Facility Exposure of any Lender would exceed such Lender’s Facility Commitment, (C) the

Aggregate Revolving Facility Exposure would exceed the Total Facility Commitment, (D) the Aggregate Revolving Facility Exposure at such time that is denominated in any Designated Foreign Currency would exceed the Maximum Foreign Exposure Amount, (E) the Foreign Subsidiary Borrower Exposure would exceed the Maximum Foreign Exposure Amount, (F) the Aggregate Credit Facility Exposure would exceed the Maximum Credit Facility Amount, or (G) any Borrower would be required to prepay Loans or cash collateralize Revolving Facility Letters of Credit pursuant to Section 2.13(b) hereof. Subject to Section 2.05(c) below, each Revolving Facility Letter of Credit shall have an expiry date (including any renewal periods) occurring not later than the earlier of (x) one year from the date of issuance thereof, and (y) the Credit Facility Termination Date.
     (b) Revolving Facility LC Requests. Whenever the Company desires that a Revolving Facility Letter of Credit be issued for its account or the account of any eligible LC Obligor, the Company shall give the applicable LC Issuer written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing if so requested by the LC Issuer) which, if in the form of written notice shall be substantially in the form of Exhibit B-3 (each such request, a “Revolving Facility LC Request”), or transmit by electronic communication (if arrangements for doing so have been approved by the applicable LC Issuer), prior to 11:00 A.M. (local time at the Notice Office) at least three Business Days (or such shorter period as may be acceptable to the relevant LC Issuer) prior to the proposed date of issuance (which shall be a Business Day), which Revolving Facility LC Request shall include such supporting documents that such LC Issuer customarily requires in connection therewith (including, in the case of a Revolving Facility Letter of Credit for an account party other than a Revolving Facility Borrower, an application for, and if applicable a reimbursement agreement with respect to, such Revolving Facility Letter of Credit). In the event of any inconsistency between any of the terms or provisions of any LC Document relating to any Revolving Facility Letter of Credit and the terms and provisions of this Agreement respecting Revolving Facility Letters of Credit, the terms and provisions of this Agreement shall control.
     (c) Auto-Renewal Letters of Credit. If an LC Obligor so requests in any applicable Revolving Facility LC Request, each LC Issuer shall agree to issue a Revolving Facility Letter of Credit that has automatic renewal provisions; provided, however, that any Revolving Facility Letter of Credit that has automatic renewal provisions must permit such LC Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Revolving Facility Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day in each such twelve-month period to be agreed upon at the time such Revolving Facility Letter of Credit is issued. Once any such Revolving Facility Letter of Credit that has automatic renewal provisions has been issued, the Lenders shall be deemed to have authorized (but may not require) such LC Issuer to permit the renewal of such Revolving Facility Letter of Credit at any time to an expiry date not later than the Credit Facility Termination Date; provided, however, that such LC Issuer shall not permit any such renewal if (i) such LC Issuer has determined that it would have no obligation at such time to issue such Revolving Facility Letter of Credit in its renewed form under the terms hereof, or (ii) it has received notice (which may be by telephone or in writing) on or before the day that is two Business Days before the date that such LC Issuer is permitted to send a notice of non-renewal from the Global Agent, any Lender or the Company that one or more of the applicable conditions specified in Section 5.03 is not then satisfied.
     (d) Existing Letters of Credit. On and after the Closing Date, each Existing Letter of Credit shall be deemed to have been issued by the Lender that issued such Existing Letter of Credit and such Lender shall be deemed to be the “LC Issuer” with respect to such Existing Letter of Credit pursuant to the terms of this Agreement and each Existing Letter of Credit shall constitute a Revolving Facility Letter of Credit for all purposes hereof and under this Agreement and the other Loan Documents. The Company agrees that it shall be liable with respect to any drawing made under any of the Existing Letters of Credit in accordance with this Section and the other provisions of this Agreement. Each LC Issuer of an Existing Letter of Credit agrees that on and after the Closing Date (i) the fees applicable to each Existing Letter of

Credit shall be the fees set forth in Section 2.11, and (ii) any reimbursement agreement in effect with respect to each Existing Letter of Credit shall be deemed terminated and each Existing Letter of Credit shall be governed by and subject to the terms and conditions of this Agreement.
     (e) Applicability of ISP98 and UCP. Unless otherwise expressly agreed by the applicable LC Issuer and the applicable LC Obligor, when a Revolving Facility Letter of Credit is issued, (i) the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each Standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance (including the International Chamber of Commerce’s decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro), as the same may be updated) shall apply to each Trade Letter of Credit.
     (f) Notice of Revolving Facility LC Issuance. Each LC Issuer shall, on the date of each Revolving Facility LC Issuance by it, give the Global Agent, each applicable Lender and the Company written notice of such Revolving Facility LC Issuance which shall specify whether such Revolving Facility Letter of Credit is a Trade Letter of Credit or a Standby Letter of Credit and be accompanied by a copy to the Global Agent of the Revolving Facility Letter of Credit or Revolving Facility Letters of Credit issued by it. Each LC Issuer shall provide to the Global Agent and each Lender a quarterly (or monthly if requested by any applicable Lender) summary describing each Revolving Facility Letter of Credit issued by such LC Issuer and then outstanding and an identification for the relevant period of the daily aggregate Revolving Facility LC Outstandings represented by Revolving Facility Letters of Credit issued by such LC Issuer.
     (g) Defaulting Lender. Notwithstanding the foregoing, in the event a Lender Default exists, no LC Issuer shall be required to make any Revolving Facility LC Issuance unless either (i) such LC Issuer has entered into arrangements satisfactory to it and the Company to eliminate such LC Issuer’s risk with respect to the Revolving Facility LC Participations of the Defaulting Lender or Defaulting Lenders, including by cash collateralizing such Defaulting Lender’s or Defaulting Lenders’ Funding Percentage of the Revolving Facility LC Outstandings; or (ii) such Revolving Facility LC Issuance, taking into account the potential failure of the Defaulting Lender or Defaulting Lenders to risk participate therein, will not cause such LC Issuer to incur aggregate credit exposure hereunder with respect to Loans and Revolving Facility LC Outstandings in excess of its Commitments, and the Company has undertaken, for the benefit of such LC Issuer, pursuant to an instrument satisfactory in form and substance to such LC Issuer, not to thereafter incur Loans or Revolving Facility LC Outstandings hereunder that would cause such LC Issuer to incur aggregate credit exposure hereunder with respect to Loans and Revolving Facility LC Outstandings in excess of its Commitments.
     (h) Reimbursement Obligations.
     (i) Each Revolving Facility Borrower hereby agrees to reimburse (or cause any LC Obligor for whose account a Revolving Facility Letter of Credit was issued to reimburse) each LC Issuer, by making payment directly to such LC Issuer in immediately available funds at the payment office of such LC Issuer, for any Unpaid Drawing with respect to any Revolving Facility Letter of Credit immediately after, and in any event (x) with respect to any Revolving Facility Letter of Credit denominated in Dollars, on the date on which, and (y) with respect to any Revolving Facility Letter of Credit denominated in a Designated Foreign Currency, within two Business Days of the date on which such LC Issuer notifies the Company (or any such other LC Obligor for whose account such Revolving Facility Letter of Credit was issued (each being a “Notifiable Party”)) of such payment or disbursement (in the case of each of clauses (x) and (y), each an “Applicable Reimbursement Date”, (which notice to the Notifiable Parties shall be delivered reasonably promptly after any such payment or disbursement), such payment to be made in Dollars or in the applicable Designated Foreign Currency in which such Revolving Facility Letter of Credit is denominated, with, provided that the LC Issuer has already notified the Notifiable Parties that reimbursement is required, interest on the amount so paid or disbursed by such LC Issuer, to the extent not reimbursed prior to 1:00 P.M. (local time at the payment office of the applicable LC Issuer) on the date of such payment or disbursement, from and including the date paid or disbursed to but not including the date such LC Issuer is reimbursed therefor (by utilization of a drawing under the Revolving Facility or otherwise) at a rate per annum that shall be the rate then applicable to Revolving Loans that are US Base Rate Loans, any such interest also to be payable on demand; provided, however, that if the LC Issuer does not give the applicable Revolving Facility Borrower notice by 10:00 AM, such Applicable Reimbursement Date shall be the next succeeding Business Day and accordingly interest on the amount paid or disbursed by the LC Issuer shall not begin to accrue until such day.. If by 11:00 A.M. on the Business Day immediately following the Applicable Reimbursement Date, the Company or the relevant LC Obligor has not made such reimbursement out of its available cash on hand or a contemporaneous Borrowing hereunder (if such Borrowing is otherwise available to the Company or such LC Obligor), (x) the Company, or if the LC Obligor is a Foreign Revolving Facility Borrower, such Foreign Revolving Facility Borrower, will in each case be deemed to have given a Notice of Borrowing for Revolving Loans that are US Base Rate Loans in an aggregate Dollar Equivalent principal amount sufficient to reimburse such Unpaid Drawing (and the Global Agent shall promptly give notice to the Lenders of such deemed Notice of Borrowing), (y) the Lenders shall, unless they are legally prohibited from doing so, make the Revolving Loans contemplated by such deemed Notice of Borrowing (which Revolving Loans shall be considered made under Section 2.02), and (z) the proceeds of such Revolving Loans shall be disbursed directly to the applicable LC Issuer to the extent necessary to effect such reimbursement, with any excess proceeds to be made available to the applicable Borrower in accordance with the applicable provisions of this Agreement.
     (ii) Obligations Absolute. The obligation of each LC Obligor and of each Revolving Facility Borrower under this Section to reimburse each LC Issuer with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that such Borrower or LC Obligor may have or have had against such LC Issuer, the Global Agent or any Lender, including, without limitation, any defense based upon the failure of any drawing under a Revolving Facility Letter of Credit to conform to the terms of the Revolving Facility Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such drawing; provided, however, that no Borrower (or LC Obligor) shall be obligated to reimburse an LC Issuer for any wrongful payment made by such LC Issuer under a Revolving Facility Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such LC Issuer.
     (i) Revolving Facility LC Participations.
     (i) Immediately upon each Revolving Facility LC Issuance, the LC Issuer of such Revolving Facility Letter of Credit shall be deemed to have sold and transferred to each Lender, and each such Lender (each a “Revolving Facility LC Participant”) shall be deemed irrevocably and unconditionally to have purchased and received from such LC Issuer, without recourse or warranty, an undivided interest and participation (a “Revolving Facility LC Participation”), to the extent of such Lender’s Funding Percentage of the Stated Amount of such Revolving Facility Letter of Credit in effect at such time of issuance, in such Revolving Facility Letter of Credit, each substitute letter of credit, each drawing made thereunder, the obligations of any LC Obligor under this Agreement with respect thereto (although LC Fees relating thereto shall be payable directly to the Global Agent for the account of the Lenders as provided in Section 2.11 and the Revolving Facility LC Participants shall have no right to receive any portion of any fees of the nature contemplated by Section 2.11(d)), the obligations of the Borrowers (and any LC Obligor) under any LC Documents pertaining thereto, and any security for, or guaranty pertaining to, any of the foregoing.
     (ii) In determining whether to pay under any Revolving Facility Letter of Credit, an LC Issuer shall not have any obligation relative to the Revolving Facility LC Participants other than to determine that any documents required to be delivered under such Revolving Facility Letter of Credit have been delivered and that they appear to comply on their face with the requirements of such Revolving Facility Letter of Credit. Any action taken or omitted to be taken by an LC Issuer under or in connection with any Revolving Facility Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such LC Issuer any resulting liability.
     (iii) In the event that an LC Issuer makes any payment under any Revolving Facility Letter of Credit and the applicable Borrower or LC Obligor shall not have reimbursed such amount in full to such LC Issuer pursuant to Section 2.05(h) by way of a drawing under the Revolving Facility (as contemplated in such Section or otherwise, such LC Issuer shall promptly notify the Global Agent, and the Global Agent shall promptly notify each Revolving Facility LC Participant, of such failure, and each Revolving Facility LC Participant shall promptly and unconditionally pay to the Global Agent for the account of such LC Issuer, the amount of such Revolving Facility LC Participant’s Funding Percentage of such payment in Dollars or in the applicable Designated Foreign Currency in which such Revolving Facility Letter of Credit is denominated and in same day funds; provided, however, that no Revolving Facility LC Participant shall be obligated to pay to the Global Agent its Funding Percentage of such unreimbursed amount for any wrongful payment made by such LC Issuer under a Revolving Facility Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such LC Issuer. If the Global Agent so notifies any Revolving Facility LC Participant required to fund a payment under a Revolving Facility Letter of Credit prior to 11:00 A.M. (local time at its Notice Office) on any Business Day, such Revolving Facility LC Participant shall make available to the Global Agent for the account of the relevant LC Issuer such Revolving Facility LC Participant’s Funding Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Revolving Facility LC Participant shall not have so made its Funding Percentage of the amount of such payment available to the Global Agent for the account of the relevant LC Issuer, such Revolving Facility LC Participant agrees to pay to the Global Agent for the account of such LC Issuer forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Global Agent for the account of such LC Issuer at the Federal Funds Effective Rate. The failure of any Revolving Facility LC Participant to make available to the Global Agent for the account of the relevant LC Issuer its Funding Percentage of any payment under any Revolving Facility Letter of Credit shall not relieve any other Revolving Facility LC Participant of its obligation hereunder to make available to the Global Agent for the account of such LC Issuer its Funding Percentage of any payment under any Revolving Facility Letter of Credit on the date required, as specified above, but no Revolving Facility LC Participant shall be responsible for the failure of any other Revolving Facility LC Participant to make available to the Global Agent for the account of such LC Issuer such other Revolving Facility LC Participant’s Funding Percentage of any such payment.
     (iv) Whenever an LC Issuer receives a payment of a reimbursement obligation from an LC Obligor as to which the Global Agent has received for the account of such LC Issuer any payments from the Revolving Facility LC Participants pursuant to subpart (iii) above, such LC Issuer shall pay to the Global Agent and the Global Agent shall promptly pay to each Revolving

Facility LC Participant that has paid its applicable Funding Percentage thereof, in same day funds, an amount equal to such Revolving Facility LC Participant’s applicable Payment Sharing Percentage of the principal amount thereof and interest thereon accruing after the purchase of the respective Revolving Facility LC Participations, as and to the extent so received.
     (v) The obligations of the Revolving Facility LC Participants to make payments to the Global Agent for the account of each LC Issuer with respect to Revolving Facility Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:
(A) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;
(B) the existence of any claim, set-off, defense or other right that any LC Obligor may have at any time against a beneficiary named in a Revolving Facility Letter of Credit, any transferee of any Revolving Facility Letter of Credit (or any Person for whom any such transferee may be acting), the Global Agent, any LC Issuer, any Lender, or other Person, whether in connection with this Agreement, any Revolving Facility Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the applicable LC Obligor and the beneficiary named in any such Revolving Facility Letter of Credit), other than any claim that the applicable LC Obligor may have against any applicable LC Issuer for gross negligence or willful misconduct of such LC Issuer in making payment under any applicable Revolving Facility Letter of Credit;
(C) any draft, certificate or other document presented under the Revolving Facility Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;
(D) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; or
(E) the occurrence of any Default or Event of Default.
     (vi) To the extent any LC Issuer is not indemnified by the Company or any LC Obligor, the Revolving Facility LC Participants will reimburse and indemnify such LC Issuer, in proportion to their respective Fixed Commitment Percentages, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature that may be imposed on, asserted against or incurred by such LC Issuer in performing its respective duties in any way related to or arising out of Revolving Facility LC Issuances by it; provided, however, that no Revolving Facility LC Participants shall be liable for (A) any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements resulting from such LC Issuer’s gross negligence or willful misconduct, or (B) any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements resulting from the failure of any other Revolving Facility LC Participant to fund any Revolving Facility LC Participation pursuant to this Section.

     Section 2.06 Notice of Borrowing.
     (a) Time of Notice. Each Borrowing of a Loan shall be made upon notice in the form provided for below which shall be provided by the applicable Borrower to the Global Agent at its Notice Office not later than (i) in the case of each Borrowing of a Fixed Rate Loan, 11:00 A.M. (local time at its Notice Office), at least three Business Days prior to the date of such Borrowing, (ii) in the case of each Borrowing of a Base Rate Loan, prior to 11:00 A.M. (local time at its Notice Office) on the proposed date of such Borrowing, and (iii) in the case of any Borrowing under the Swing Line Facility, prior to 1:00 P.M. (local time at its Notice Office) on the proposed date of such Borrowing.
     (b) Notice of Borrowing. Each request for a Borrowing shall be made by an Authorized Officer of the Borrower requesting such Borrowing by delivering written notice of such request substantially in the form of Exhibit B-1 hereto (each such notice, a “Notice of Borrowing”) or by telephone (to be confirmed immediately in writing by delivery by an Authorized Officer of such Borrower of a Notice of Borrowing), and in any event each such request shall be irrevocable and shall specify (i) the aggregate principal amount of the Loans to be made pursuant to such Borrowing, (ii) the date of the Borrowing (which shall be a Business Day), (iii) the Type of Loans such Borrowing will consist of, and (iv) if applicable, the initial Interest Period, the Swing Loan Maturity Date and Designated Foreign Currency or Canadian Dollars applicable thereto. Without in any way limiting the obligation of any Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Global Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Global Agent in good faith to be from an Authorized Officer of the applicable Borrower entitled to give telephonic notices under this Agreement on behalf of such Borrower. In each such case, the Global Agent’s record of the terms of such telephonic notice shall be conclusive absent manifest error.
     (c) Minimum Borrowing Amount. The aggregate principal amount of each Borrowing by any Borrower shall not be less than the Minimum Borrowing Amount.
     (d) Maximum Borrowings. More than one Borrowing may be incurred by a Borrower on any day; provided, however, that (i) if there are two or more Borrowings on a single day by the same Borrower that consist of Fixed Rate Loans, each such Borrowing shall have a different initial Interest Period, (ii) at no time shall there be more than twelve Borrowings of Fixed Rate Loans outstanding hereunder for all of the Borrowers, and (iii) at no time shall there be more than three Borrowings of Canadian Revolving Loans outstanding hereunder.
     Section 2.07 Funding Obligations; Disbursement of Funds.
     (a) Several Nature of Funding Obligations. The Commitments of each Lender hereunder and the obligation of each Lender to make Loans, acquire and fund Swing Loan Participations, and Revolving Facility LC Participations, as the case may be, are several and not joint obligations. No Lender shall be responsible for any default by any other Lender in its obligation to make Loans or fund any participation hereunder and each Lender shall be obligated to make the Loans provided to be made by it and fund its participations required to be funded by it hereunder, regardless of the failure of any other Lender to fulfill any of its Commitments hereunder. Nothing herein and no subsequent termination of the Commitments pursuant to Section 2.12 shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder and in existence from time to time or to prejudice any rights that the Borrowers may have against any Lender as a result of any default by such Lender hereunder.
     (b) Funding Obligations. Except with respect to the making of Swing Loans by the Swing Line Lender, all Loans hereunder shall be funded as follows: (i) all Revolving Loans made, and Revolving Facility LC Participations acquired by each Lender, shall be made or acquired, as the case may be, on a pro rata basis based upon each Lender’s Funding Percentage of the amount of such Revolving

Borrowing or Revolving Facility Letter of Credit in effect on the date the applicable Revolving Borrowing is to be made or the Revolving Facility Letter of Credit is to be issued, and (ii) all Canadian Revolving Loans made by each Canadian Lender, shall be made on a pro rata basis based upon each Canadian Lender’s Canadian Commitment Percentage of the amount of such Canadian Borrowing in effect on the date the applicable Canadian Borrowing is to be made.
     (c) Notice to Lenders. The Global Agent shall promptly give each Lender written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing, or Conversion or Continuation thereof, and LC Issuance, and of such Lender’s proportionate share thereof or participation therein and of the other matters covered by the Notice of Borrowing, Notice of Continuation or Conversion, or Revolving Facility LC Request, as the case may be, relating thereto.
     (d) Funding of Loans.
     (i) Revolving Loans. No later than 2:00 P.M. (local time at the Payment Office) on the date specified in each Notice of Borrowing, each Lender will make available its Funding Amount, if any, of each Revolving Borrowing requested to be made on such date to the Global Agent at the Payment Office in Dollars or the applicable Designated Foreign Currency and in immediately available funds and the Global Agent promptly will make available to the appropriate Borrower by depositing to its account at the Payment Office (or such other account as such Borrower shall specify) the aggregate of the amounts so made available in the type of funds received.
     (ii) Canadian Revolving Loans. No later than 2:00 P.M. (local time at the Canadian Payment Office) on the date specified in each Notice of Borrowing, each Canadian Lender will make available its proportionate share, if any, of each Canadian Borrowing requested to be made on such date to the Global Agent at the Canadian Payment Office in Canadian Dollars and in immediately available funds and the Canadian Administrative Branch of the Global Agent promptly will make available to the appropriate Canadian Borrower by depositing to its account at the Canadian Payment Office (or such other account in Canada as such Canadian Borrower shall specify) the aggregate of the amounts so made available in the type of funds received.
     (iii) Swing Loans. No later than 3:00 P.M. (local time at the Payment Office) on the date specified in each Notice of Borrowing, the Swing Line Lender will make available to the Company by depositing to its account at the Payment Office (or such other account as the Company shall specify) the aggregate of Swing Loans requested in such Notice of Borrowing.
     (e) Advance Funding. Unless the Global Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Global Agent its portion of the Borrowing or Borrowings to be made on such date, the Global Agent may assume that such Lender has made such amount available to the Global Agent or the Canadian Administrative Branch of the Global Agent, as the case may be, on such date of Borrowing, and the Global Agent or the Canadian Administrative Branch of the Global Agent, in reliance upon such assumption, may (in their sole discretion and without any obligation to do so) make available to the applicable Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Global Agent or the Canadian Administrative Branch of the Global Agent, as the case may be, by such Lender and the Global Agent or the Canadian Administrative Branch of the Global Agent has made the same available to such Borrower, the Global Agent or the Canadian Administrative Branch of the Global Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Global Agent’s demand therefor, the Global Agent shall promptly notify such Borrower, and such Borrower shall immediately pay such corresponding amount to the Global Agent or the Canadian Administrative Branch of the Global Agent, as appropriate. The Global Agent or the

Canadian Administrative Branch of the Global Agent, as applicable, shall also be entitled to recover from such Lender or such Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Global Agent or the Canadian Administrative Branch of the Global Agent to such Borrower to the date such corresponding amount is recovered by the Global Agent or the Canadian Administrative Branch of the Global Agent, at a rate per annum equal to (x) if paid by such Lender, the overnight Federal Funds Effective Rate or (y) if paid by such Borrower, the then applicable rate of interest, calculated in accordance with Section 2.09, for the respective Loans (but without any requirement to pay any amounts in respect thereof pursuant to Section 3.02).
     Section 2.08 Evidence of Obligations.
     (a) Loan Accounts of Lenders. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Obligations of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
     (b) Loan Accounts of Global Agent; Lender Register. The Global Agent shall maintain accounts in which it shall record (i) the amount of each Loan and Borrowing made hereunder, the Type thereof, the currency in which such Loan is denominated, the Interest Period and applicable interest rate and, in the case of a Swing Loan, the Swing Loan Maturity Date applicable thereto, (ii) the amount and other details with respect to each Letter of Credit issued hereunder, (iii) the amount of any principal due and payable or to become due and payable from the Borrowers to each Lender hereunder, (iv) the amount of any sum received by the Global Agent hereunder for the account of the Lenders and each Lender’s share thereof, and (v) the other details relating to the Loans and Letters of Credit to be made or issued hereunder. In addition, the Global Agent shall, for its benefit and on behalf of the Borrowers, maintain at its address referred to in Section 11.04 a copy of each Assignment and Assumption delivered to it and a register (the “Lender Register”) on or in which it will record the names and addresses of the Lenders, and the Commitments from time to time of each of the Lenders. The Global Agent will make the Lender Register available to any Lender or the Company upon its request. The Swiss Borrower may disclose a copy of the Lender Register to the Swiss Federal Tax Administration (if requested by the Swiss Federal Tax Administration to do so).
     (c) Effect of Loan Accounts, etc. The entries made in the accounts maintained pursuant to Section 2.08(a) and (b) shall be prima facie evidence of the existence and amounts of the Obligations recorded therein, provided, that the failure of any Lender or the Global Agent to maintain such accounts or any error (other than manifest error) therein shall not in any manner affect the obligation of any Credit Party to repay or prepay the Loans or the other Obligations in accordance with the terms of this Agreement.
     (d) Notes. Upon request of any Lender or the Swing Line Lender, (i) the Company will execute and deliver to such Lender a Revolving Facility Note with blanks appropriately completed in conformity herewith to evidence the Company’s obligation to pay the principal of, and interest on, the Revolving Loans made to it by such Lender, (ii) each Foreign Revolving Facility Borrower will execute and deliver to such Lender a Revolving Facility Note with blanks appropriately completed in conformity herewith to evidence its obligation to pay the principal of, and interest on, the Revolving Loans made to it by such Lender, and (iii) the Company will execute and deliver to the Swing Line Lender a Swing Line Note with blanks appropriately completed in conformity herewith to evidence the Company’s obligation to pay the principal of, and interest on, the Swing Loans made to it by the Swing Line Lender; provided, however, that the decision of any Lender or the Swing Line Lender to not request a Note shall in no way detract from any Borrower’s obligation to repay the Loans and other amounts owing by such Borrower to such Lender or the Swing Line Lender.

     Section 2.09 Interest; Default Rate; Mandatory Cost.
     (a) Interest on Revolving Loans. The outstanding principal amount of each Revolving Loan made by each Lender shall bear interest at a rate per annum that shall at all times be equal to (i) during such periods as such Revolving Loan is a US Base Rate Loan, a fluctuating rate per annum equal to the Base Rate in effect from time to time, (ii) during such periods as such Revolving Loan is a Eurodollar Loan, a fixed rate per annum equal to the relevant Adjusted Eurodollar Rate for such Eurodollar Loan for the applicable Interest Period plus the Applicable Margin in effect from time to time, and (iii) during such periods as a Revolving Loan is a Foreign Currency Loan, a fixed rate per annum equal to the relevant Adjusted Foreign Currency Rate for such Foreign Currency Loan for the applicable Interest Period plus the Applicable Margin in effect from time to time.
     (b) Interest on Canadian Revolving Loans. Each Canadian Prime Rate Loan made by each Canadian Lender shall bear interest on the outstanding principal amount thereof at a fluctuating rate per annum that shall at all times be equal to the Canadian Prime Rate in effect from time to time. Each BA Equivalent Loan made by each Canadian Lender shall bear interest on the outstanding principal amount thereof at a fluctuating rate per annum that shall at all times be equal to the BA Equivalent Rate for the applicable Interest Period plus the Applicable Margin in effect from time to time.
     (c) Interest on Swing Loans. The outstanding principal amount of each Swing Loan shall bear interest from the date of the Borrowing at a rate per annum that shall be equal to the Quoted Rate applicable thereto.
     (d) Default Interest. Notwithstanding the above provisions, if an Event of Default is in existence, upon written notice by the Global Agent (which notice the Global Agent shall give at the direction of the Required Lenders), (i) all outstanding amounts of principal and, to the extent permitted by law, all overdue interest, in respect of each Loan shall bear interest, payable on demand, at a rate per annum equal to the Default Rate, and (ii) the fees applicable to any Revolving Facility LC Outstandings shall be increased by an additional 2% per annum in excess of the fees otherwise applicable thereto. In addition, if any amount (other than amounts as to which the foregoing subparts (i) and (ii) are applicable) payable by any Borrower under the Loan Documents is not paid when due, upon written notice by the Global Agent (which notice the Global Agent shall give at the direction of the Required Lenders), such amount shall bear interest, payable on demand, at a rate per annum equal to 2% per annum above the interest rate that is or would be applicable from time to time pursuant to Section 2.09(a)(i) above.
     (e) Accrual and Payment of Interest; Mandatory Costs. Interest shall accrue from and including the date of any Borrowing to but excluding the date of any prepayment or repayment thereof and shall be payable by the applicable Borrower: (i) in respect of each US Base Rate Loan, quarterly in arrears on the last Business Day of each March, June, September and December, (ii) in respect of each Canadian Prime Rate Loan, quarterly in arrears on the last Business Day of each March, June, September and December, (iii) in respect of each Fixed Rate Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on the dates that are successively three months after the commencement of such Interest Period, (iv) in respect of any Swing Loan, quarterly in arrears on the last Business Day of each March, June, September and December, and (v) in respect of all Loans, on any repayment, prepayment, Continuation or Conversion (on the amount repaid, prepaid, Continued or Converted), at maturity (whether by acceleration or otherwise), and, after such maturity, on demand (each such date referred to in clauses (i) through (v), an “Interest Payment Date”). On each Interest Payment Date, the applicable Borrower shall pay all Mandatory Costs payable to each Lender, if any, provided that if a Lender does not provide such Borrower with notice of the Mandatory Costs owed to such Lender at least one Business Day prior to such Interest Payment Date, the Mandatory Costs payable to such Lender shall be payable on the next Interest Payment Date or the Credit Facility Termination Date, whichever is earlier.

     (f) Computations of Interest and Discounts. All computations of interest on Fixed Rate Loans (other than BA Equivalent Loans and other than any Foreign Currency Loans denominated in British pounds) and Swing Loans hereunder shall be made on the actual number of days elapsed over a year of 360 days, all computations of interest on Base Rate Loans and Unpaid Drawings hereunder shall be made on the actual number of days elapsed over a year of 365 or 366 days, as applicable, all computations of the BA Equivalent Rate with respect to BA Equivalent Loans shall be made on the actual number of days elapsed in a year of 365 or 366 days, as applicable, and all computations of interest on Foreign Currency Loans denominated in British pounds shall be made on the actual number of days elapsed in a year of 365 or 366 days, as applicable. For purposes of this Agreement, whenever interest to be paid on a Canadian Revolving Loan or a fee to be paid by the Canadian Borrower is to be calculated on the basis of a period of time that is less than a calendar year, the yearly rate of interest to which the rate determined pursuant to such calculation is equivalent is the rate so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by such lesser period of time.
     (g) Information as to Interest Rates. The Global Agent upon determining the interest rate for any Borrowing shall promptly notify the applicable Borrowers and the Lenders thereof.
     (h) Minimum Interest Rates and Payments.
     (i) For purposes of the Revolving Facility, the various rates of interest provided for in this Agreement are minimum interest rates.
     (ii) Each party hereto assumes that the interest rates set forth in this Agreement are not and will not become subject to Swiss Withholding Tax. Notwithstanding the foregoing, the parties hereto agree that, in the event that Swiss Withholding Tax is imposed on interest payments (the “Relevant Amount”) by a Swiss Obligor, any payment of interest due by such Swiss Obligor shall, subject to the provisions of this Agreement, be increased to an amount which (after making any deduction of the Non-refundable Portion of Swiss Withholding Tax) results in a payment to each Lender entitled to such payment of an amount equal to the payment which would have been due had no deduction of the Non-refundable Portion of Swiss Withholding Tax been required.
     (iii) For the purposes of this Section 2.09(h), “Non-refundable Portion of Swiss Withholding Tax” means an amount equal to the product of the Relevant Amount and the Swiss Withholding Tax at standard rate (being, as at the date of this Agreement, 35%) unless the Swiss Federal Tax Administration confirms to the relevant Swiss Obligor in writing that, in relation to a specific Lender based on an applicable double tax treaty, the applicable Swiss Withholding Tax rate is a specified lower rate in which case such lower rate shall be applied in relation to such Lender.
     (iv) No Swiss Obligor shall be required to make an increased payment to any Lender under paragraph (ii) above if a Swiss Obligor has breached the Ten Non-Bank Regulations and/or Twenty Non-Bank Regulations as a result of (A) a Lender breaching its obligations pursuant to Section 3.03 (b) or (e), (B) a Lender breaching the requirements and limitations for transfers, assignments or participations pursuant to Sections 11.05(b), (c) or (f), (C) the failure of the statements in a Qualifying Certificate to be true and correct in all material respects, or (D) the failure of a Swiss Qualifying Lender to remain a Swiss Qualifying Lender other than due to a change in law.
     (v) If requested by the Global Agent, the relevant Swiss Obligor shall provide to the Global Agent those documents that are required by law and applicable double taxation treaties to be provided by the payer of such tax, for each relevant Lender to prepare a claim for refund of

Swiss Withholding Tax. In the event Swiss Withholding Tax is refunded to the Lender by the Swiss Federal Tax Administration, the relevant Lender shall forward, after deduction of reasonable costs in obtaining the refund, such amount to the Swiss Obligor provided that the relevant Swiss Obligor has fully complied with its obligations under this Section 2.09(h).
     Section 2.10 Conversion and Continuation of Loans.
     (a) Conversion and Continuation of Revolving Loans. Each Revolving Facility Borrower shall have the right, subject to the terms and conditions of this Agreement, to (i) Convert all or a portion of the outstanding principal amount of Revolving Loans of one Type made to it into a Borrowing or Borrowings of another Type of Loan that can be made to it pursuant to the Revolving Facility and (ii) Continue a Borrowing of Eurodollar Loans or Foreign Currency Loans, as the case may be, at the end of the applicable Interest Period as a new Borrowing of Eurodollar Loans or Foreign Currency Loans (in the same Designated Foreign Currency as the original Foreign Currency Loan) with a new Interest Period; provided, however, that (A) no Foreign Currency Loan may be Converted into a US Base Rate Loan, Eurodollar Loan or a Foreign Currency Loan that is denominated in a different Designated Foreign Currency, and (B) any Conversion of Eurodollar Loans into US Base Rate Loans shall be made on, and only on, the last day of an Interest Period for such Eurodollar Loans.
     (b) Conversion and Continuation of Canadian Revolving Loans. The Canadian Borrower shall have the right, subject to the terms and conditions of this Agreement, to (i) Convert all or a portion of the outstanding principal amount of Canadian Revolving Loans of one Type made to them into a Borrowing or Borrowings of another Type of Loan that can be made to them pursuant to the Canadian Sub-Facility and (ii) Continue a Borrowing of BA Equivalent Loans at the end of the applicable Interest Period as a new Borrowing of BA Equivalent Loans with a new Interest Period; provided, however, that any Conversion of BA Equivalent Loans into Canadian Prime Rate Loans shall be made on, and only on, the last day of an Interest Period for such BA Equivalent Loans.
     (c) Notice of Continuation and Conversion. Each Continuation or Conversion of a Loan shall be made upon notice in the form provided for below provided by the applicable Borrower to the Global Agent at its Notice Office not later than (i) in the case of each Continuation of or Conversion into a Fixed Rate Loan, prior to 11:00 A.M. (local time at its Notice Office), at least three Business Days prior to the date of such Continuation or Conversion, and (ii) in the case of each Conversion to a Base Rate Loan, prior to 11:00 A.M. (local time at its Notice Office), on the proposed date of such Conversion. Each such request shall be made by an Authorized Officer of the applicable Borrower delivering written notice of such request substantially in the form of Exhibit B-2 hereto (each such notice, a “Notice of Continuation or Conversion”) or by telephone (to be confirmed immediately in writing by delivery by an Authorized Officer of such Borrower of a Notice of Continuation or Conversion), and in any event each such request shall be irrevocable and shall specify (A) the Borrowings to be Continued or Converted, (B) the date of the Continuation or Conversion (which shall be a Business Day), and (C) the Interest Period or, in the case of a Continuation, the new Interest Period. Without in any way limiting the obligation of each Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Global Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Global Agent in good faith to be from an Authorized Officer of such Borrower entitled to give telephonic notices under this Agreement on behalf of such Borrower. In each such case, the Global Agent’s record of the terms of such telephonic notice shall be conclusive absent manifest error.
     Section 2.11 Fees.
     (a) Facility Fees. The Company agrees to pay to the Global Agent, for the ratable benefit of each Non-Defaulting Lender based upon each such Lender’s Fixed Commitment Percentage of the Total Facility Commitment, as consideration for the Commitments of the Lenders, facility fees (the “Facility

Fees”) for the period from the Closing Date to, but not including, the Credit Facility Termination Date, computed for each day at a rate per annum equal to (i) the Applicable Facility Fee Rate in effect on such day times (ii) the Total Facility Commitment in effect on such day. Accrued Facility Fees shall be due and payable in arrears on the last Business Day of each March, June, September and December and on the Credit Facility Termination Date.
     (b) Utilization Fees. In addition to the Facility Fees, the Company agrees to pay to the Global Agent, for the ratable benefit of each Non-Defaulting Lender based upon each such Lender’s Fixed Commitment Percentage of the Total Facility Commitment, as consideration for the Commitments of the Lenders, utilization fees (the “Utilization Fees”) for the period from the Closing Date to, but not including, the Credit Facility Termination Date, computed for each day on which the Aggregate Credit Facility Exposure (excluding any Credit Facility Exposure related to Trade Letters of Credit) exceeds 50% of the Total Facility Commitment as then in effect at a rate per annum equal to (i) 10.0 basis points times (ii) the Aggregate Credit Facility Exposure for such day. Accrued Utilization Fees shall be due and payable in arrears on the last Business Day of each March, June, September and December and on the Credit Facility Termination Date.
     (c) LC Fees for Revolving Facility Letters of Credit.
     (i) The Company agrees to pay a fee in respect of each Revolving Facility Letter of Credit issued hereunder that is a Standby Letter of Credit for the period from the date of issuance of such Revolving Facility Letter of Credit until the expiration date thereof (including any extensions of such expiration date that may be made at the election of the account party or the beneficiary), computed for each day at a rate per annum equal to (A) the Applicable Margin in effect on such day times (B) the Stated Amount of such Revolving Facility Letter of Credit on such day. The foregoing fees shall be payable quarterly in arrears on the last Business Day of each March, June, September and December and on the Credit Facility Termination Date. Such fees shall be payable to the Global Agent, for the ratable benefit of the Lenders.
     (ii) The Company agrees to pay a fee in respect of each Revolving Facility Letter of Credit issued hereunder that is a Trade Letter of Credit in an amount equal to (A) one-half of the Applicable Margin in effect on the date of issuance times (B) the Stated Amount of such Revolving Facility Letter of Credit. The foregoing fees shall be payable on the date of issuance of such Letter of Credit (or such other date as is agreed to by the Global Agent and the applicable LC Issuer, but in any case not later than the expiry date of such Revolving Facility Letter of Credit), to the applicable LC Issuer for the ratable benefit of the Lenders based on each Lender’s Funding Percentage in effect on the date of issuance.
     (d) Fronting Fees. The Company agrees to pay directly to each LC Issuer, for its own account, any fronting fees agreed to between the Company and such LC Issuer in respect of each Revolving Facility Letter of Credit issued by it. Such fronting fees shall be due and payable on the date or dates agreed to between the Company and such LC Issuer.
     (e) Additional Charges of LC Issuer. The Company and each other Borrower, as applicable, agree to pay directly to each LC Issuer upon each LC Issuance, drawing under, or amendment, extension, renewal or transfer of, a Letter of Credit issued by it such amount as shall at the time of such LC Issuance, drawing, amendment, extension, renewal or transfer be the processing charge that such LC Issuer is customarily charging for issuances of, drawings under or amendments, extensions, renewals or transfers of, letters of credit issued by it.
     (f) Global Agent Fees. The Company shall pay to the Global Agent, on the Closing Date and thereafter, for its own account, the fees set forth in the Global Agent Fee Letter.

     (g) Computations of Fees. All computations of Facility Fees, LC Fees and other Fees hereunder shall be made on the actual number of days elapsed over a year of 360 days, unless based on the Base Rate, in which case they shall be calculated on the basis of a 365 or 366 day year, as applicable, for the actual days elapsed.
     Section 2.12 Termination and Reduction of Commitments.
     (a) Mandatory Termination of Commitments. All of the Commitments shall terminate on the Credit Facility Termination Date.
     (b) Voluntary Termination of the Commitments. Upon at least three Business Days’ prior irrevocable written notice (or telephonic notice confirmed in writing) to the Global Agent at its Notice Office (which notice the Global Agent shall promptly transmit to each of the Lenders), the Company shall have the right to terminate in whole the Commitments, provided that (i) all outstanding Loans and Unpaid Drawings are contemporaneously prepaid in accordance with Section 2.13 and (ii) either there are no outstanding Letters of Credit or the Company shall contemporaneously cause all outstanding Letters of Credit to be surrendered for cancellation (any such Letters of Credit to be replaced by letters of credit issued by other financial institutions acceptable to each LC Issuer and the Required Lenders).
     (c) Partial Reduction of Commitments. Upon at least three Business Days’ prior irrevocable written notice (or telephonic notice confirmed in writing) to the Global Agent at its Notice Office (which notice the Global Agent shall promptly transmit to each of the Lenders), the Company shall have the right to partially and permanently reduce the Unutilized Total Revolving Commitment; provided, however, that (i) any such reduction shall apply to proportionately (based on each Lender’s Fixed Commitment Percentage) and permanently reduce the Facility Commitment of each Lender and the Canadian Commitment of each Canadian Lender, (ii) such reduction shall apply to proportionately and permanently reduce the Revolving Facility LC Commitment Amount and the Maximum Foreign Exposure Amount, but only to the extent that the Unutilized Total Revolving Commitment would be reduced below any such limits, (iii) no such reduction shall be permitted if any Borrower would be required to make a mandatory prepayment of Loans or cash collateralize Letters of Credit pursuant to Section 2.13, and (iv) any partial reduction shall be in the amount of at least $25,000,000 (or, if greater, in integral multiples of $5,000,000).
     Section 2.13 Payments and Prepayments of Loans.
     (a) Voluntary Prepayments. Each Borrower shall have the right to prepay any of the Loans owing by it, in whole or in part, without premium or penalty (except as specified in subpart (d) below), from time to time. The Borrower making such prepayment shall give the Global Agent at the Notice Office written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing if so requested by the Global Agent) of its intent to prepay the Loans, the amount of such prepayment and (in the case of Fixed Rate Loans) the specific Borrowing(s) pursuant to which made, which notice shall be received by the Global Agent by (x) 11:00 A.M. (local time at the Notice Office) three Business Days prior to the date of such prepayment, in the case of any prepayment of Fixed Rate Loans, or (y) 11:00 A.M. (local time at the Notice Office) one Business Day prior to the date of such prepayment, in the case of any prepayment of Base Rate Loans, and which notice shall promptly be transmitted by the Global Agent to each of the affected Lenders; provided, however, that (i) in the case of prepayment of any Borrowings, each partial prepayment of any such Borrowing shall be in an aggregate principal of at least $5,000,000 (or, if less, the full amount of such Borrowing) or the Dollar Equivalent thereof, or an integral multiple of $1,000,000 or the Dollar Equivalent thereof in excess thereof; (ii) no partial prepayment of any Loans made pursuant to a Borrowing shall reduce the aggregate principal amount of such Loans outstanding pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto; and (iii) each prepayment in respect of any Loans shall, unless otherwise specified by the applicable Borrower, be applied to repay such Loans in accordance with Section 2.14(b).

     (b) Mandatory Payments. The Loans shall be subject to mandatory repayment or prepayment, and the Revolving LC Outstandings shall be subject to cash collateralization requirements, in accordance with the following provisions:
     (i) Maturity. Unless Continued or Converted in accordance with the terms of this Agreement, the principal amount of each Fixed Rate Loan shall be payable by the applicable Borrower on the last day of the Interest Period applicable to such Fixed Rate Loan. The entire principal amount of all outstanding Loans owing by each Borrower shall be repaid in full on the Credit Facility Termination Date.
     (ii) Loans Exceed the Commitments. If on any date (after giving effect to any other payments on such date) (A) the Aggregate Credit Facility Exposure exceeds the Maximum Credit Facility Amount, (B) the Credit Facility Exposure of any Lender exceeds such Lender’s Facility Commitment, (C) the Revolving Facility Exposure of any Lender exceeds such Lender’s Facility Commitment, (D) the Aggregate Revolving Facility Exposure exceeds the Total Facility Commitment, (E) the Aggregate Revolving Facility Exposure at such time that is denominated in any Designated Foreign Currency exceeds the Maximum Foreign Exposure Amount, (F) the Foreign Subsidiary Borrower Exposure exceeds the Maximum Foreign Exposure Amount, (G) the Canadian Sub-Facility Exposure of any Canadian Lender exceeds such Canadian Lender’s Canadian Commitment, (H) the Aggregate Canadian Sub-Facility Exposure exceeds the Total Canadian Commitment, or (I) the aggregate principal amount of Swing Loans outstanding exceeds the Swing Line Commitment, then, in the case of each of the foregoing, the applicable Borrower or the Company shall prepay on such date the principal amount of Loans and, after Loans have been paid in full, Unpaid Drawings, in an aggregate amount at least equal to such excess and conforming in the case of partial prepayments of Loans to the requirements as to the amounts of partial prepayments of Loans that are contained in subpart (a) above; provided, however, that the Borrowers shall not be required to prepay Loans in the case of clauses (E), (F), (G) or (H) above to the extent that the Foreign Subsidiary Borrower Exposure, Canadian Sub-Facility Exposure, or Aggregate Canadian Sub-Facility Exposure, as the case may be, exceeds the applicable maximum amount solely as a result of fluctuations in the exchange rate applicable to any Designated Foreign Currency or Canadian Dollars, as applicable, and only to the extent the applicable Foreign Exposure is not more than 105% of the applicable maximum.
     (iii) Revolving Facility LC Outstandings Exceed Commitment. If on any date (A) the Revolving Facility LC Outstandings exceed the Revolving Facility LC Commitment Amount as then in effect, then the applicable LC Obligor or the Company shall pay to the Global Agent an amount in cash equal to such excess and the Global Agent shall hold such payment as security for the reimbursement obligations of the applicable LC Obligors hereunder in respect of Revolving Facility Letters of Credit pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Global Agent, each LC Issuer and the Company (which shall permit certain investments in Permitted Investments satisfactory to the Global Agent, each LC Issuer and the Company until the proceeds are applied to the secured obligations).
     (c) Particular Loans to be Prepaid. With respect to each repayment or prepayment of Loans required by this Section, the Borrower making such repayment or prepayment shall designate the Types of Loans that are to be repaid or prepaid and the specific Borrowing(s) pursuant to which such repayment or prepayment is to be made; provided, however, that (i) such Borrower shall first so designate all Loans that are Base Rate Loans and Fixed Rate Loans with Interest Periods ending on the date of repayment or prepayment prior to designating any other Fixed Rate Loans for repayment or prepayment, (ii) if the outstanding principal amount of Fixed Rate Loans made pursuant to a Borrowing is reduced below the applicable Minimum Borrowing Amount as a result of any such repayment or prepayment, then all the Loans outstanding pursuant to such Borrowing shall, in the case of Eurodollar Loans or BA Equivalent

Loans, be Converted into Base Rate Loans and, in the case of Foreign Currency Loans, be repaid in full, and (iii) each repayment and prepayment of any Loans made pursuant to a Borrowing shall be applied in accordance with Section 2.14(b). In the absence of a designation by a Borrower as described in the preceding sentence, the Global Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Article III.
     (d) Breakage and Other Compensation. Any prepayment made pursuant to this Section shall be accompanied by any amounts payable in respect thereof under Article III hereof.
     Section 2.14 Method and Place of Payment.
     (a) Generally. All payments made by any Borrower hereunder, under any Note or any other Loan Document, shall be made without setoff, counterclaim or other defense.
     (b) Application of Payments. Except as specifically set forth elsewhere in this Agreement and subject to Section 8.03, (i) all payments and prepayments of Loans (other than Swing Loans) and Unpaid Drawings with respect to Letters of Credit shall be applied by the Global Agent for the ratable benefit of the Lenders entitled thereto (based on each such Lender’s Payment Sharing Percentage at the time of such payment) to pay or prepay such Loans or Unpaid Drawings, (ii) all payments or prepayments of Swing Loans and payments of interest thereon shall be applied to pay or prepay such Swing Loans and unpaid interest thereon, (iii) all payments of Fees shall be applied as set forth in Section 2.11, and (iv) with respect to any other amounts, such amounts shall be distributed by the Global Agent for the ratable account of the Lenders entitled thereto in accordance with the terms of this Agreement.
     (c) Payment of Obligations. Except as set forth in subpart (d) below, all payments under this Agreement with respect to any of the Obligations shall be made to the Global Agent on the date when due and shall be made at the Payment Office in immediately available funds and, except as set forth in the next sentence, shall be made in Dollars. With respect to any Foreign Currency Loan, all payments (including prepayments) to any Lender of the principal of or interest on such Foreign Currency Loan shall be made in the same Designated Foreign Currency as the original Loan and with respect to any Revolving Facility Letter of Credit issued in a Designated Foreign Currency, all Unpaid Drawings with respect to each such Revolving Facility Letter of Credit shall be made in the same Designated Foreign Currency in which each such Revolving Facility Letter of Credit was issued, unless the applicable LC Issuer agrees otherwise.
     (d) Canadian Obligations. All payments under this Agreement with respect to the Canadian Obligations shall be made to the Canadian Administrative Branch of the Global Agent not later than 11:00 A.M. (local time at the Canadian Payment Office) on the date when due and shall be made at the Canadian Payment Office in immediately available funds and in Canadian Dollars.
     (e) Timing of Payments. Any payments under this Agreement that are made later than 11:00 A.M. (local time at the Payment Office or the Canadian Payment Office, as the case may be) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.
     (f) Distribution to Lenders. Upon the Global Agent’s receipt of payments hereunder, the Global Agent shall immediately distribute to each Lender or the applicable LC Issuer, as the case may be, its ratable share (as determined in accordance with subpart (b) above), if any, of the amount of principal, interest, and Fees received by it for the account of such Lender. Payments received by the Global Agent in Dollars shall be delivered to the Lenders or the applicable LC Issuer, as the case may be, in Dollars in immediately available funds. Payments received by the Global Agent in any Designated Foreign Currency

or Canadian Dollars shall be delivered to the Lenders or the applicable LC Issuer, as the case may be, in such Designated Foreign Currency or Canadian Dollars, as applicable, in same day funds; provided, however, that if at any time insufficient funds are received by and available to the Global Agent to pay fully all amounts of principal, Unpaid Drawings, interest and Fees then due hereunder then, except as specifically set forth elsewhere in this Agreement and subject to Section 8.03, such funds shall be applied (i) first, towards payment of interest and Fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and Fees then due to such parties, and (ii) second, towards payment of principal and Unpaid Drawings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and Unpaid Drawings then due to such parties.
     Section 2.15 Authority of Company; Liability of Foreign Subsidiary Borrowers.
     (a) Authority of the Company. Each Foreign Subsidiary Borrower hereby irrevocably designates and appoints the Company as its agent under this Agreement and the other Loan Documents and hereby irrevocably authorizes the Company to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers (including, but not limited to, requesting a Loan or Letter of Credit for such Foreign Subsidiary Borrowers hereunder) and perform such duties as such Foreign Subsidiary Borrower could exercise on its own (which the Company may, but shall not be obligated to, do), together with such other powers as are reasonably incidental thereto, with all such actions by the Company that purport to be on behalf of any Foreign Subsidiary Borrower being sufficient, without any further action or authorization by such Foreign Subsidiary Borrower, to bind such Foreign Subsidiary Borrower. The Global Agent, the Lenders and each LC Issuer shall be entitled to rely upon all statements, certificates, notices, consents, affidavits, letters, cablegrams, telegrams, facsimile transmissions, electronic transmissions, e-mails, telex or teletype messages, orders or other documents or conversations furnished or made by the Company pursuant to any of the provisions of this Agreement or any of the other Loan Documents, or otherwise in connection with the transactions contemplated by the Loan Documents, as being made or furnished on behalf of, and with the effect of irrevocably binding, each Foreign Subsidiary Borrower, without any duty to ascertain or to inquire as to the authority of the Company in so doing. Notwithstanding the foregoing, the Global Agent, the Lenders and each LC Issuer may also rely on or act in accordance with directions or instructions coming directly from any such Foreign Subsidiary Borrower.
     (b) Foreign Revolving Facility Borrowers. The parties intend that this Agreement shall in all circumstances be interpreted to provide that each Foreign Revolving Facility Borrower is liable only for Loans made to such Foreign Revolving Facility Borrower, interest on such Loans, such Foreign Revolving Facility Borrower’s reimbursement obligations with respect to any Revolving Facility Letter of Credit issued for its account and its ratable share of any of the other Obligations, including, without limitation, general fees, reimbursements and charges hereunder and under any other Loan Document that are attributable to it. The liability of any Foreign Revolving Facility Borrower for the payment of any of the Obligations or the performance of its covenants, representations and warranties set forth in this Agreement and the other Loan Documents shall be several from but not joint with the Obligations of any other Borrower. Nothing in this Section is intended to limit, nor shall it be deemed to limit, any of the liability of the Company for any of the Obligations, whether in its primary capacity as a Borrower, pursuant to its guaranty obligations set forth in Article X, at law or otherwise.
     Section 2.16 Eligibility and Addition/Release of Foreign Subsidiary Borrowers.
     (a) No Foreign Subsidiary Borrowers as of the Closing Date. The parties hereto acknowledge that there are no Foreign Revolving Facility Borrowers and is no Canadian Borrower as of the Closing Date and, as such, no Foreign Subsidiary of the Company shall be permitted to request or receive the proceeds of any Borrowing nor shall any Letter of Credit be issued for its account until such time as one or more Foreign Subsidiary Borrowers or a Canadian Borrower are added as Borrowers in accordance with the provisions hereof and of Section 5.02.
     (b) Eligibility of Foreign Subsidiaries. At any time, at the request of the Company, (i) a Schedule 5 Foreign Subsidiary or, (ii) with the consent of the Global Agent and the Lenders, a Foreign Subsidiary organized under the laws of any other jurisdiction, may become a Foreign Subsidiary Borrower hereunder, provided that (i) only a Foreign Subsidiary that is organized under the laws of Canada or any Province thereof may become the Canadian Borrower and no Foreign Subsidiary organized under the laws of Canada or any Province thereof may become a Foreign Revolving Facility Borrower; (ii) prior to becoming a Foreign Subsidiary Borrower, the Company has provided to the Global Agent a written request signed by the Company and such Foreign Subsidiary, that such Foreign Subsidiary be designated as a Foreign Subsidiary Borrower pursuant to the terms of this Agreement; (iii) such Foreign Subsidiary shall be a wholly-owned Subsidiary of the Company; (iv) the Company and such Foreign Subsidiary shall have satisfied the conditions precedent set forth in Section 5.02; (v) other than with respect to a Schedule 5 Foreign Subsidiary, the addition of such Foreign Subsidiary as a Foreign Subsidiary Borrower hereunder shall not result in withholding tax liability or other adverse tax consequences or adverse legal impact to the Global Agent, any LC Issuer or any Lender hereunder or would result in the Global Agent, any LC Issuer or any Lender not being a Qualifying Lender; (vi) with respect to a Schedule 5 Foreign Subsidiary, the addition of such Foreign Subsidiary as a Foreign Subsidiary Borrower hereunder shall not result in withholding tax liability or other adverse tax consequences or adverse legal impact to the Global Agent, any LC Issuer or any Lender hereunder or would result in the Global Agent, any LC Issuer or any Lender not being a Qualifying Lender, provided that any failure to satisfy the foregoing conditions in this subclause (vi) shall result solely from a change in law occurring after the Closing Date; (vii) other than with respect to a Schedule 5 Foreign Subsidiary, at the time of the request by the Company that such Foreign Subsidiary be added as Foreign Subsidiary Borrower and after giving effect to the addition of such Foreign Subsidiary as a Foreign Subsidiary Borrower, each Lender shall be a Qualifying Lender and no Event of Default shall exist or begin to exist; and (viii) with respect to a Schedule 5 Foreign Subsidiary, at the time of the request by the Company that such Foreign Subsidiary be added as Foreign Subsidiary Borrower and after giving effect to the addition of such Foreign Subsidiary as a Foreign Subsidiary Borrower, each Lender shall be a Qualifying Lender (provided that a failure of a Lender to be a Qualifying Lender shall result solely from a change in law occurring after the Closing Date) and no Event of Default shall exist or begin to exist.
     (c) Notification to Lenders. Upon satisfaction by the Company and any Foreign Subsidiary of the requirements set forth in subpart (b) above, and the Global Agent’s satisfaction that the addition of such Foreign Subsidiary as a Foreign Subsidiary Borrower hereunder is appropriately documented pursuant to this Agreement and the other Loan Documents, the Global Agent shall promptly notify the Company, such Foreign Subsidiary and the Lenders thereof, and shall notify the Lenders whether such Foreign Subsidiary is the Canadian Borrower or a Foreign Revolving Facility Borrower, whereupon such Foreign Subsidiary shall be designated a “Foreign Subsidiary Borrower” pursuant to the terms and conditions of this Agreement, and such Foreign Subsidiary shall become bound by all representations, warranties, covenants, provisions and conditions of this Agreement and each other Loan Document applicable to the Foreign Subsidiary Borrowers as if such Foreign Subsidiary Borrower had been the original party making such representations, warranties and covenants.
     (d) Release of Foreign Subsidiary Borrowers. Upon written request of the Company and any Foreign Subsidiary Borrower, such Foreign Subsidiary Borrower may be released as a Foreign Subsidiary Borrower hereunder, so long as (i) such Foreign Subsidiary Borrower does not have any Credit Facility Exposure owing to any Lender at such time and has paid all accrued and unpaid interest and fees, if any, owing by it, and (ii) no Event of Default shall exist or immediately thereafter shall begin to exist. No such release shall be effective until confirmed by the Global Agent to the Company, such Foreign Subsidiary Borrower and the Lenders in writing, which the Global Agent agrees to do forthwith upon satisfaction of the preceding clauses (i) and (ii). The Lenders hereby authorize the Global Agent to release such Foreign Subsidiary Borrower in accordance with the terms and conditions of this subpart and agree that the Global Agent may execute and deliver such documents or agreements as the Global Agent shall deem necessary or appropriate in connection therewith. No release of a Foreign Subsidiary Borrower shall affect the Company’s obligations under Article X of this Agreement or any other Credit Party’s obligations under the Domestic Credit Party Guaranty.
     Section 2.17 Increase in Credit Facility.
     (a) The Company may, by written notice to the Global Agent from time to time, request that the Total Facility Commitment be increased by an amount not to exceed the Incremental Facility Amount at such time. Upon the approval of such request by the Global Agent (which approval shall not be unreasonably withheld), the Global Agent shall deliver a copy thereof to each Lender with a Facility Commitment. Such notice shall set forth the amount of the requested increase in the Total Facility Commitment (which shall be in minimum increments of $25,000,000 and a minimum amount of $25,000,000 or equal to the remaining Incremental Revolving Facility Amount) and the date on which such increase is requested to become effective (which shall be not less than 10 Business Days nor more than 60 days after the date of such notice and which, in any event, must be on or prior to the Credit Facility Termination Date), and shall offer each such Lender the opportunity to increase its Facility Commitment by its Fixed Commitment Percentage of the proposed increased amount. Each such Lender shall, by notice to the Company and the Global Agent given not more than 10 days after the date of the Global Agent’s notice, either agree to increase its Facility Commitment by all or a portion of the offered amount (each such Lender so agreeing being an “Increasing Revolving Lender”) or decline to increase its Facility Commitment (and any such Lender that does not deliver such a notice within such period of 10 days shall be deemed to have declined to increase its Facility Commitment, and each Lender so declining or being deemed to have declined being a “Non-Increasing Revolving Lender”). In the event that, on the 10th day after the Global Agent shall have delivered a notice pursuant to the second sentence of this paragraph, the Increasing Revolving Lenders shall have agreed pursuant to the preceding sentence to increase their Facility Commitments by an aggregate amount less than the increase in the Total Facility Commitment requested by the Company, the Company may arrange for one or more banks or other entities (any such bank or other entity referred to in this clause being an “Augmenting Revolving Lender”), which may include any Lender, to extend Facility Commitments or increase their existing Facility Commitments in an aggregate amount equal to the unsubscribed amount; provided that each Augmenting Revolving Lender, if not already a Lender with a Facility Commitment hereunder, shall be subject to the approval of the Global Agent (which approval shall not be unreasonably withheld) and the Company and each Augmenting Revolving Lender shall execute all such documentation as the Global Agent shall reasonably specify to evidence its Facility Commitment and/or its status as a Lender with a Facility Commitment hereunder. Any increase in the Total Facility Commitment may be made in an amount that is less than the increase requested by the Company if the Company is unable to arrange for, or chooses not to arrange for, Augmenting Revolving Lenders.
     (b) Each of the parties hereto agrees that the Global Agent may take any and all actions as may be reasonably necessary to ensure that, after giving effect to any increase in the Total Facility Commitment pursuant to this Section 2.17, the outstanding Revolving Loans (if any) are held by the Lenders with Facility Commitments in accordance with their new Fixed Commitment Percentages. This may be accomplished at the discretion of the Global Agent (w) by requiring the outstanding Revolving Loans to be prepaid with the proceeds of new Revolving Borrowings, (x) by causing Non-Increasing Revolving Lenders to assign portions of their outstanding Revolving Loans to Increasing Revolving Lenders and Augmenting Revolving Lenders, (y) by permitting the Revolving Borrowings outstanding at the time of any increase in the Total Facility Commitment pursuant to this Section 2.17 to remain outstanding until the last days of the respective Interest Periods therefor, even though the Lenders would hold such Revolving Borrowings other than in accordance with their new Fixed Commitment Percentages, or (z) by any combination of the foregoing. Notwithstanding the foregoing, in order to eliminate any break funding liability to any Borrower, if, upon the date of any increase in the Total Facility Commitment pursuant to this Section 2.17, there is an unpaid principal amount of Revolving Loans outstanding to the Borrower, the principal outstanding amount of all such Revolving Loans shall (A) in the case of such Revolving Loans which are Base Rate Loans, be immediately prepaid by the Borrower (but all such Revolving Loans may, on the terms and conditions, be reborrowed on such date on a pro rata basis, based on the revised Commitments as then in effect) and (B) in the case of such Revolving Loans which are Eurodollar Loans, continue to remain outstanding (notwithstanding any other requirement in this Agreement that such Revolving Loans be held on a pro rata basis based on the revised Commitments as then in effect) until the end of the then current Interest Period therefore, at which time such Eurodollar Loans shall be paid by the Borrower (but all such Revolving Loans may, on the terms and conditions hereof, be reborrowed on such date on a pro rata basis, based on the Commitments as then in effect). Any prepayment or assignment described in this paragraph (b) shall be without premium or penalty.
     (c) Notwithstanding the foregoing, no increase in the Total Facility Commitment (or in the Facility Commitment of any Lender) or addition of a new Lender shall become effective under this Section 2.17 unless, (x) on the date of such increase, the conditions set forth in Section 5.03 shall be satisfied and the Global Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Company, and (y) the Global Agent shall have received (with sufficient copies for each of the Lenders with Facility Commitments) legal opinions, board resolutions and an officer’s certificate consistent with those delivered on the Closing Date under Section 5.01.
ARTICLE III
TAXES, INCREASED COSTS AND ILLEGALITY
     Section 3.01 Increased Costs, Illegality, etc.
     (a) In the event that (x) in the case of clause (i) below, the Global Agent or (y) in the case of clauses (ii) and (iii) below, any Lender, shall have determined on a reasonable basis (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):
     (i) on any date for determining the interest rate applicable to any Fixed Rate Loan for any Interest Period that, by reason of any changes arising after the Closing Date, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in this Agreement for such Fixed Rate Loan; or
     (ii) subject to Sections 2.09(h) and 3.03 and clauses (d), (e) and (f) below, at any time, that such Lender has incurred increased costs or reductions in the amounts received or receivable by it hereunder in an amount that such Lender deems material with respect to any Fixed Rate Loans (other than any Excluded Taxes) because of any change since the Closing Date in any applicable law, governmental rule, regulation, guideline, order or request, or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline, order or request (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves already includable in the interest rate applicable to such Fixed Rate Loan pursuant to this Agreement) (“Increased Costs”); or
     (iii) at any time, that the making or continuance of any Fixed Rate Loan has become unlawful by compliance by such Lender in good faith with any change since the Closing Date in any law, governmental rule, regulation, guideline or order, or the interpretation or application thereof, or would conflict with any thereof not having the force of law but with which such Lender customarily complies, or has become impracticable as a result of a contingency occurring after the

Closing Date that materially adversely affects the London interbank market or the Canadian commercial banking market;
then, and in each such event, such Lender (or the Global Agent in the case of clause (i) above) shall (x) on or promptly following such date or time and (y) within 10 Business Days of the date on which such event no longer exists give notice (by telephone confirmed in writing) to the Company and to the Global Agent of such determination (which notice the Global Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, the affected Type of Fixed Rate Loans shall no longer be available until such time as the Global Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice by the Global Agent no longer exist, and any Notice of Borrowing or Notice of Continuation or Conversion given by any Borrower with respect to such Type of Fixed Rate Loans that have not yet been incurred, Converted or Continued shall be deemed rescinded by the applicable Borrower or, in the case of a Notice of Borrowing other than a Borrowing of Foreign Currency Loans, shall, at the option of such Borrower, be deemed converted into a Notice of Borrowing for Base Rate Loans to be made on the date of Borrowing contained in such Notice of Borrowing, (y) in the case of clause (ii) above, the applicable Borrower shall pay to such Lender, within 15 days after demand by such Lender, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender shall reasonably determine) as shall be required to compensate such Lender, for such increased costs or reductions described in clause (ii) above in amounts receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing the basis for the calculation thereof, which basis must be reasonable and giving reasonable details of the circumstances giving rise to such claim, submitted to such Borrower by such Lender shall, absent manifest error, be final and conclusive and binding upon all parties hereto) and (z) in the case of clause (iii) above, such Borrower shall take one of the actions specified in Section 3.01(b) as promptly as possible and, in any event, within the time period required by law.
     (b) At any time that any Fixed Rate Loan is affected by the circumstances described in Section 3.01(a)(ii) or (iii), the applicable Borrower may (and in the case of a Fixed Rate Loan affected pursuant to Section 3.01(a)(iii) such Borrower shall) either (i) if the affected Fixed Rate Loan is then being made pursuant to a Borrowing, by giving the Global Agent telephonic notice (confirmed promptly in writing) thereof on the same date that such Borrower was notified by a Lender pursuant to Section 3.01(a)(ii) or (iii), cancel said Borrowing, or, in the case of any Borrowing other than a Borrowing of Foreign Currency Loans, convert the related Notice of Borrowing into one requesting a Borrowing of Base Rate Loans or require the affected Lender to make its requested Loan as a Base Rate Loan, or (ii) if the affected Fixed Rate Loan is then outstanding, upon at least one Business Day’s notice to the Global Agent, require the affected Lender to Convert each such Fixed Rate Loan into a Base Rate Loan or, in the case of a Foreign Currency Loan, prepay in full such Foreign Currency Loan; provided, however, that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 3.01(b).
     (c) Subject to clauses (d), (e) and (f) below and with respect to Fixed Rate Loans only, if any Lender shall have determined that after the Closing Date, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged by law with the interpretation or administration thereof, or compliance by such Lender or its parent corporation with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank, or comparable agency, in each case made subsequent to the Closing Date, has or would have the effect of reducing by an amount reasonably deemed by such Lender to be material to the rate of return on such Lender’s or its parent corporation’s capital or assets as a consequence of such Lender’s commitments or obligations hereunder to a level below that which such Lender or its parent corporation could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender’s or its parent corporation’s policies with respect to capital adequacy), then from time to time, within 15 days after demand by such Lender (with a copy to the Global Agent), the applicable Borrower(s) shall pay to such Lender such additional amount or amounts as will compensate such Lender or its parent corporation for such reduction. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this Section 3.01(c), will give prompt written notice thereof to the applicable Borrower(s), which notice shall set forth, in reasonable detail and giving reasonable details of the circumstances giving rise to such claim, the basis of the calculation of such additional amounts, which basis must be reasonable, although the failure to give any such notice shall not release or diminish any of such Borrower’s obligations to pay additional amounts pursuant to this Section 3.01(c) upon the subsequent receipt of such notice.
     (d) Notwithstanding anything in this Agreement to the contrary, (i) no Lender shall be entitled to compensation or payment or reimbursement of other amounts under Section 3.01 or Section 3.04 for any amounts incurred or accruing more than 120 days prior to the giving of notice to the applicable Borrower of additional costs or other amounts of the nature described in such Sections, (ii) no Lender shall demand compensation for any reduction referred to in Section 3.01(c) or payment or reimbursement of other amounts under Section 3.04 if it shall not at the time be the general policy or practice of such Lender to demand such compensation, payment or reimbursement in similar circumstances under comparable provisions of other credit agreements and (iii) for purposes of amounts borrowed by the Canadian Borrower, no Lender shall be entitled to additional amounts under Section 3.01 to the extent that such Lender fails to deal with the Canadian Borrower on an arm’s length basis within the meaning of the Income Tax Act (Canada).
     (e) Notwithstanding anything in this Agreement to the contrary, no Lender shall be entitled to compensation or payment or reimbursement of other amounts under Section 3.01 or Section 3.04 for any amounts to the extent any such amount or increased cost is attributable to the implementation or application of, or compliance with, the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basle Committee on Banking Supervision in June 2004 or any other law or regulation which implements Basle II (whether such implementation, application or compliance is by a government, regulator, Lender or any of its Affiliates).
     (f) Section 3.01 does not apply to the extent any Increased Cost is attributable to the breach by the relevant Lender or its Affiliates of any law, rule or regulation, or a failure by the relevant Lender or its Affiliates to make any required filing with any regulatory authority.
     Section 3.02 Breakage Compensation. Each Borrower shall compensate each applicable Lender (including the Swing Line Lender), upon its written request (which request shall set forth the detailed basis for requesting and the method of calculating such compensation), for all reasonable losses, costs, expenses and liabilities (including, without limitation, any loss, cost, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Fixed Rate Loans or Swing Loans and costs associated with foreign currency hedging obligations incurred by such Lender in connection with any Fixed Rate Loan, but excluding any loss of the Applicable Margin on such Loans) which such Lender may sustain in connection with any of the foregoing: (i) if for any reason (other than a default by such Lender or the Global Agent) a Borrowing of Fixed Rate Loans or Swing Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Continuation or Conversion (whether or not withdrawn by such Borrower or deemed withdrawn pursuant to Section 3.01(a)); (ii) if any repayment, prepayment, Conversion or Continuation of any of its Fixed Rate Loans occurs on a date that is not the last day of an Interest Period applicable thereto or any Swing Loan is paid prior to the Swing Loan Maturity Dave applicable thereto; (iii) if any prepayment of any of its Fixed Rate Loans is not made on any date specified in a notice of prepayment given by such Borrower; (iv) as a result of an assignment by a Lender of any Fixed Rate Loan other than on the last day of the Interest Period applicable thereto pursuant to a request by such Borrower pursuant to Section 3.05(b); or (v) as a consequence of (x) any other default by such Borrower to repay or prepay its Fixed Rate Loans when required by the terms of this Agreement or (y) an election made pursuant to Section 3.05(b). The written request of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section (and a reasonable level of detail as to the basis of calculation of such amounts) shall be delivered to the Company and each other Borrower responsible therefor and shall be conclusive absent manifest error. Each Borrower shall pay such Lender the amount shown as due on any such request within 10 days after receipt thereof.
     Section 3.03 Net Payments.
     (a) All payments made by each Borrower hereunder, under any Note or any other Loan Document, and all payments made by the Company pursuant to its guaranty obligations under Article X, shall be made without setoff, counterclaim or other defense. All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any (A) franchise tax (imposed in lieu of net income taxes) and taxes imposed on or measured by the net income of a Lender pursuant to (i) the laws of the jurisdiction under which such Lender is organized or the jurisdiction in which the principal office or the Domestic Lending Office or Foreign Lending Office of such Lender, as applicable, is located or any subdivision thereof or therein or (ii) the laws of any jurisdiction as a result of a present or former connection between such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Lender’s having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement, any Note or any other Loan Document) and (B) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (A) above (all such taxes described in this parenthetical, as modified by the proviso at the end of the succeeding sentence, being referred to collectively as “Excluded Taxes”)), and all interest, penalties or similar liabilities with respect to such non-Excluded Taxes, levies, imposts, duties, fees, assessments or other charges (all such non-Excluded Taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as “Taxes”). If any Taxes are so levied or imposed, the applicable Borrower agrees to pay such additional amounts as may be necessary so that every payment by it of all amounts due hereunder, under any Note or under any other Loan Document, after withholding or deduction for or on account of any Taxes will not be less than the amount provided for herein or in such Note or in such other Loan Document; provided, however, that to the extent that any such payment, on the date that such payment falls due, could have been made without any such deduction or withholding if such payment were made to a Qualifying Lender, but the Lender to which such payment is made has ceased to be a Qualifying Lender other than as a result of any change in law occurring after the date of this Agreement, then such Borrower shall not be required to pay such additional amounts attributable to such Lender’s failure to be a Qualifying Lender. Each Qualifying Lender whose qualifying status is based upon a double tax treaty, or a relevant tax law in a jurisdiction of the relevant Borrower, shall cooperate in completing any procedural formalities (including, without limitation, the completion and provision of the Internal Revenue Service Forms, the Withholding Certificate and an Exemption Certificate (if applicable) as described in Section 3.03(b)) necessary to obtain such Qualifying Lender status and shall promptly inform the Borrowers and the Global Agent of any change affecting its Qualifying Lender status. If any amounts are payable in respect of Taxes pursuant to the sentence before the preceding sentence, such Borrower agrees to reimburse each Lender, within 15 Business Days of a written request of such Lender for taxes imposed on or measured by the net income of such Lender by reason of the payment of such Taxes and net of any tax benefits received by such Lender pursuant to the laws of the jurisdiction in which such Lender is organized or in which the principal office or Domestic Lending Office or Foreign Lending Office of such Lender is located, as the case may be, or under the laws of any political subdivision or taxing authority of any such jurisdiction in which the principal office or the Domestic Lending Office or Foreign Lending Office of such Lender is located, as the case may be, and for any withholding of taxes measured by net income imposed by any relevant jurisdiction of the Borrowers, the United States of America or, in the case of any Canadian Lender, Canada as such Lender shall determine are payable by, or withheld from, such Lender in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence, which request shall be accompanied by a statement from such Lender setting forth, in reasonable detail, the computations used in determining such amounts. Each Borrower will furnish to the Global Agent within 45 days after the date the payment of any Taxes, or any withholding or deduction on account thereof, is due pursuant to applicable law certified copies of tax receipts, or other evidence satisfactory to the respective Lender, evidencing such payment by such Borrower. Each Borrower will indemnify and hold harmless the Global Agent and each Lender, and reimburse the Global Agent or such Lender upon its written request, for the amount of any Taxes attributable to such Borrower so levied or imposed and paid or withheld by such Lender.
     (b) (i) Each Lender that becomes a Lender on the Closing Date shall be a Qualifying Lender. Each Lender and Participant agrees to provide to the Company and the Global Agent on or prior to the Closing Date, or in the case of a Participant or a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 11.05 (unless the respective Lender or Participant was already a Lender or Participant hereunder immediately prior to such assignment or transfer and such Lender or Participant is in compliance with the provisions of this Section), prior to the date of such assignment or transfer to such Lender or Participant, and from time to time thereafter if required by the Company or the Global Agent: (1) either (x) two accurate and complete original signed copies of Internal Revenue Service Forms W-9, W-8BEN, W-8ECI, W-8EXP or W-8IMY (or successor, substitute or other appropriate forms) certifying to such Lender’s or Participant’s entitlement to a complete exemption from, or a reduced rate of withholding from, United States withholding tax with respect to payments to be made under this Agreement, any Note or any other Loan Document, or (y) in the case of a Lender or Participant that is not incorporated or organized under the laws of the United States or a state therein and is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest,” a certificate substantially in the form of Exhibit H (any such certificate, an “Exemption Certificate”) and an Internal Revenue Service Form W-8BEN or, in either case, any subsequent versions thereof or successors thereto, properly completed and duly executed by such Lender or Participant claiming complete exemption from U.S. federal withholding tax on all interest payments by the Borrowers made under this Agreement, any Note or any other Loan Document, (2) a certificate substantially in the form of Exhibit I (any such certificate, a “Witholding Certificate”), executed by an authorized officer of such Lender and other appropriate documentation certifying to such Lender’s or Participant’s entitlement to a complete exemption from, or rate of, withholding tax under the relevant tax law (as modified by any relevant double tax treaty) in each relevant jurisdiction of the Borrowers with respect to payments of interest to be made under this Agreement, any Note or any other Loan Document and (3) a certificate substantially in the form of Exhibit J (any such certificate, a “Qualifying Certificate”), executed by an authorized officer of such Lender or Participant, certifying to such Lender’s or Participant’s status as a Swiss Qualifying Lender. In addition, each Lender and Participant agrees that from time to time after the Closing Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Company and the Global Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two new accurate and complete original signed copies of the applicable Internal Revenue Service Form, an Exemption Certificate (if applicable), a Withholding Certificate and a Qualifying Certificate and related documentation, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender or Participant to a continued exemption from, or rate of, withholding tax in each relevant jurisdiction of the Borrower with respect to payments under this Agreement, any Note or any other Loan Document.
          (ii) Each Lender and Participant that is not incorporated or organized under the laws of the jurisdiction under which a Foreign Subsidiary Borrower is incorporated or organized or is not a resident for taxation purposes of such Foreign Subsidiary Borrower’s country of tax residence, shall deliver to the Global Agent, the Company, and the applicable Governmental Authority (if required), prior to the date such Lender or Participant becomes a Lender or Participant under this Agreement, any form or certificate required in order that any payment by such Foreign Subsidiary Borrower under this Agreement or a Note to the Lender may be made without, or at a reduced rate of, withholding tax imposed on such payment under the laws of the jurisdiction under which such Foreign Subsidiary Borrower is incorporated or organized or is otherwise a resident for taxation purposes.
          (iii) Notwithstanding anything to the contrary contained in Section 3.03(a), but subject to Section 11.05(c) and the immediately succeeding sentence, (x) each Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold Taxes imposed by each relevant jurisdiction of the Borrowers (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Lender that has not provided to the Company such Internal Revenue Service Forms, Exemption Certificate (if applicable) and Withholding Certificate and related documentation that establish a complete exemption from withholding and (y) no Borrower shall be obligated pursuant to Section 3.03(a) hereof to gross-up payments to be made to a Lender in respect of Taxes of such Lender or any additional amounts with respect thereto (A) if such Lender (or related Participant) has not provided to the Company the Internal Revenue Service Forms or statement required to be provided to the Company pursuant to this Section 3.03(b), (B) if the Company has been provided a Withholding Certificate from such Lender (or related Participant) providing for a zero rate of withholding tax under the relevant tax law in each relevant jurisdiction of the Borrowers with respect to payments of interest to be made under this Agreement, which Withholding Certificate has proven to be inaccurate, (C) if the Lender was not a Qualifying Lender on the date that it became a Lender under this Agreement, or (D) to the extent that such forms do not establish a complete exemption from withholding of such Taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 3.03 and except as specifically provided for in Section 11.05(c), each Borrower agrees to pay additional amounts and indemnify each Lender in the manner set forth in Section 3.03(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any Taxes deducted or withheld by it as described in the previous sentence as a result of any changes after the date that such Lender became a Lender under this Agreement in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes.
     (c) If (i) a Lender or the Global Agent is entitled to claim a refund from a Governmental Authority in respect of Taxes or Other Taxes as to which indemnification has been paid by any Borrower pursuant to this Section or Section 11.01 and (ii) such Lender or the Global Agent, in its sole opinion, reasonably determines the amount of such refund, net of any costs incurred in pursuing such refund, is material, it shall make a timely claim to such Governmental Authority for such refund. If any Lender, in its sole opinion, reasonably determines that it has finally and irrevocably received or been granted a refund in respect of any Taxes or Other Taxes paid as to which indemnification has been paid by any Borrower pursuant to this Section, or Section 11.01, it shall promptly remit to such Borrower such refund (including any interest received in respect thereof), net of all out-of-pocket costs and expenses incurred in obtaining the refund; provided, however, that such Borrower agrees to promptly return any such refund (including any interest received in respect thereof) to such Lender in the event such Lender is required to repay such refund to the relevant taxing authority. Any such Lender shall provide such Borrower with a copy of any notice of assessment from the relevant taxing authority (redacting any unrelated confidential information contained therein) requiring repayment of such refund. Nothing contained herein shall impose an obligation on any Lender to apply for any such refund.
     (d) Notwithstanding anything in this Agreement to the contrary, for purposes of payments made by any Canadian Borrower, no Lender shall be entitled to additional amounts under Section 3.03 to the extent that such Lender fails to deal with such Canadian Borrower on an arm’s length basis within the meaning of the Income Tax Act (Canada).
     (e) Swiss Borrower.
     (i) Notwithstanding anything to the contrary contained in Section 3.03(a), for purposes of interest payments made by a Swiss Obligor, no Lender shall be entitled to additional amounts under Section 3.03, or to an indemnity, or may claim an increased interest rate other than to the extent permitted under Section 2.09(h), if the Swiss Obligor had to make a withholding or deduction for or on account of Swiss withholding taxes as a result of an assignment by a Lender pursuant to Section 11.05(c) to one or more Eligible Assignees that are not Swiss Qualifying Lenders or the grant of a participation to a Person who is not a Swiss Qualifying Lender (unless such participation would qualify as a Qualifying Participation).
     (ii) Subject to Section 2.09(h), in the case of a tax deduction due to the application of Swiss Withholding Tax, if a tax deduction is required by law to be made by the Swiss Borrower or any other Credit Party, the amount of the payment due from the Swiss Borrower or such Credit Party shall be increased to an amount which (after making any tax deduction) leaves an amount equal to the payment which would have been due if no tax deduction had been required.
     (iii) Neither the Swiss Borrower nor any other Credit Party is required to make an increased payment to a Lender under clause (ii) above for a tax deduction in respect of Tax imposed by the Swiss Borrower or such Credit Party’s relevant jurisdiction from a payment, if on the date on which the payment falls due:
(A) the tax deduction is on account of Swiss Withholding Tax and the relevant Lender is compensated for by an increased payment under paragraph Section 2.09(h)(ii); or
(B) the tax deduction is on account of Swiss Withholding Tax and the relevant Lender would have been compensated for by an increased payment under Section 2.09(h)(ii), but was not so compensated solely because one of the exclusions in Section 2.09(h)(iv) applied.
     (iv) Each Lender that is a Swiss Qualifying Lender represents, warrants and undertakes that for as long as any Loan under the Revolving Facility is outstanding, it is and will use its commercially reasonable efforts to continue to qualify as a Swiss Qualifying Lender. Any Lender that ceases to be a Swiss Qualifying Lender shall promptly notify the Company that it has ceased to be a Swiss Qualifying Lender. If as a result of such event the number of Swiss Non-Qualifying Lenders under the Revolving Facility exceeds ten, the Company, without limiting any of its rights under Section 2.09(h)(iv), shall have the right to request that the respective Lender assigns or transfers by novation all of its rights and obligations under the Revolving Facility to a new Lender qualifying as a Swiss Qualifying Lender or another existing Lender qualifying as a Swiss Qualifying Lender, all in accordance with Section 11.05(c) and Section 11.05(f).
     Section 3.04 Increased Costs to LC Issuers. Subject to Section 3.01(e) above, if after the Closing Date, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any LC Issuer or any Lender with any request or directive (whether or not having the force of law) by any such authority, central bank or comparable agency (in each case made subsequent to the Closing Date) shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against

Letters of Credit issued by such LC Issuer or such Lender’s participation therein, or (ii) shall impose on such LC Issuer or any Lender any other conditions affecting this Agreement, any Letter of Credit or such Lender’s participation therein; and the result of any of the foregoing is to increase the cost to such LC Issuer or such Lender of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by such LC Issuer or such Lender hereunder (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of taxes or similar charges), then, within 15 days after demand to the applicable Borrowers by such LC Issuer or such Lender (a copy of which notice shall be sent by such LC Issuer or such Lender to the Global Agent), each such Borrower shall pay to such LC Issuer or such Lender such additional amount or amounts as will compensate any such LC Issuer or such Lender for such increased cost or reduction. A certificate submitted to such Borrower by any LC Issuer or any Lender, as the case may be (a copy of which certificate shall be sent by such LC Issuer or such Lender to the Global Agent), setting forth, in reasonable detail, the basis for the determination of such additional amount or amounts necessary to compensate any LC Issuer or such Lender as aforesaid shall be conclusive and binding on such Borrower absent manifest error, although the failure to deliver any such certificate shall not release or diminish any of such Borrower’s obligations to pay additional amounts pursuant to this Section. The obligation of a Borrower to pay any additional amounts pursuant to this Section 3.04 does not apply to the extent any such increased cost or reduction in the amount received or receivable by an LC Issuer or a Lender is attributable to the breach by the relevant LC Issuer, Lender or an Affiliate of the relevant claimant of any law, rule or regulation, or a failure by the relevant LC Issuer, Lender or its Affiliate of the relevant claimant to make any required filing with any regulatory authority.
     Section 3.05 Change of Lending Office; Replacement of Lenders.
     (a) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.01(a)(ii) or (iii), Section 3.01(c), Section 3.03 or Section 3.04 with respect to such Lender, it will, if requested by the Company, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another Domestic Lending Office or Foreign Lending Office for any Loans or Commitments affected by such event; provided, however, that such designation is made on such terms that such Lender and its Domestic Lending Office or Foreign Lending Office, as the case may be, suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section.
     (b) If (i) any Lender requests any compensation, reimbursement or other payment under Section 3.01(a)(ii) or (iii), 3.01(c) or Section 3.04 with respect to such Lender, (ii) any Borrower is required to pay any additional amount to any Lender or Governmental Authority pursuant to Section 3.03, (iii) any Lender is a Defaulting Lender or (iv) any Lender refused to consent to any amendment, waiver or other modification of any Loan Document requested by the Company that requires the consent of a greater percentage of the Lenders than the Required Lenders and such amendment, waiver or other modification is consented to by the Required Lenders, then the Company may, at its sole expense, upon notice to such Lender and the Global Agent, require such Lender to assign and delegate, without recourse (in accordance with the restrictions contained in Section 11.05(c)), all its interests, rights and obligations under this Agreement to an Eligible Assignee that, so long as no Event of Default shall have occurred and is continuing, is not subject to any Taxes, which Eligible Assignee shall assume such obligations; provided, however, that (x) the Company shall have received the prior written consent of the Global Agent, which consent shall not be unreasonably withheld or delayed, (y) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the applicable Borrower or Borrowers (in the case of all other amounts, including any breakage compensation under Section 3.02 hereof), and (z) in the case of any such assignment resulting from a claim for compensation, reimbursement or other payments required to be made under Section 3.01(a)(ii) or (iii), (c) or Section 3.04 with respect to such Lender, or resulting from any required payments to any Lender or Governmental Authority pursuant to Section 3.03, such assignment will result in a reduction in such compensation, reimbursement or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of an unconditional and irrevocable waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.
     (c) Nothing in this Section 3.05 shall affect or postpone any of the obligations of the Borrowers or the right of any Lender provided in Section 3.01, Section 3.03 or Section 3.04.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
     The Parent and the Company represent and warrant to each of the Lenders, LC Issuers and the Global Agent that:
     Section 4.01 Organization; Powers. Each of the Parent, the Company and the Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.
     Section 4.02 Authorization; Enforceability. The execution, delivery and performance by the Company, the Parent and the other Credit Parties of this Agreement and the other Loan Documents, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder (collectively, the “Transactions”) are within such Credit Party’s corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by each of the Parent, the Company and each other Credit Party party hereto and constitutes, and each other Loan Document to which any Credit Party is to be a party, when executed and delivered by such Credit Party, will constitute, a legal, valid and binding obligation of each of the Parent, the Company or such Credit Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
     Section 4.03 Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of any of the Parent, the Company or any Subsidiary or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture or other agreement for borrowed money or under any other material agreement binding upon any of the Parent, the Company or any Subsidiary or its assets, or give rise to a right thereunder to require any payment to be made by any of the Parent, the Company or any Subsidiary, and (d) will not result in the creation or imposition of any Lien on any material asset of any of the Parent, the Company or any Subsidiary.
     Section 4.04 Financial Condition; No Material Adverse Change.
     (a) The Company has furnished to the Global Agent and the Lenders complete and correct copies of the audited consolidated balance sheets of the Parent and its consolidated Subsidiaries as of February 2, 2008 and the related audited consolidated statements of income, shareholders’ equity, and cash flows of the Parent and its consolidated Subsidiaries for the fiscal year of the Parent then ended, accompanied by the report thereon of PricewaterhouseCoopers. All such financial statements have been prepared in accordance with GAAP, consistently applied (except as stated therein), and fairly present the financial position of the Parent and its Subsidiaries as of the respective dates indicated and the consolidated results of their operations and cash flows for the respective periods indicated, subject in the case of any such financial statements that are unaudited, to normal audit adjustments, none of which will involve a Material Adverse Effect. The Parent and its Subsidiaries did not have, as of the date of the latest financial statements referred to above, and will not have as of the Closing Date after giving effect to the incurrence of Loans or LC Issuances hereunder, any material or significant contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing financial statements or the notes thereto in accordance with GAAP and that in any such case is material in relation to the business, operations, properties, assets, financial or other condition or prospects of the Parent and its Subsidiaries.
     (b) The financial projections of the Parent and its Subsidiaries for the fiscal years 2008 through 2012 prepared by the Parent and delivered to the Global Agent and the Lenders (the “Financial Projections”) were prepared on behalf of the Parent in good faith after taking into account historical levels of business activity of the Parent and its Subsidiaries, known trends, including general economic trends, and all other information, assumptions and estimates considered by management of the Parent and its Subsidiaries to be pertinent thereto; provided, however, that no representation or warranty is made as to the impact of future general economic conditions or as to whether the Parent’s projected consolidated results as set forth in the Financial Projections will actually be realized, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results for the periods covered by the Financial Projections may differ materially from the Financial Projections. No facts are known to the Parent or the Company as of the Closing Date which, if reflected in the Financial Projections, would result in a material adverse change in the assets, liabilities, results of operations or cash flows reflected therein.
     (c) Since February 2, 2008, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Parent, the Company and the Subsidiaries, taken as a whole.
     Section 4.05 Properties.
     (a) Each of the Parent, the Company and the Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for defects in title that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
     (b) Each of the Parent, the Company and the Subsidiaries owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by the Parent, the Company and the Subsidiaries does not infringe upon the rights of any other Person, except for any such failure to own or be licensed and infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
     Section 4.06 Litigation and Environmental Matters.
     (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Company, threatened against or affecting any of the Parent, the Company or any of the Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that expressly contest the validity of this Agreement or the Transactions.

     (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of the Parent, the Company nor any Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.
     (c) There has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.
     Section 4.07 Compliance with Laws and Agreements. Each of the Parent, the Company and the Subsidiaries holds all necessary foreign, federal, state, local and other governmental licenses, registrations, certifications, permits and authorizations necessary to conduct its business and is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property (including any law, regulation, or list of any Governmental Authority including, without limitation, the U.S. Office of Foreign Asset Control list, Executive Order No. 13224 or the USA Patriot Act, that prohibits or limits the conduct of business with or the receiving of funds, goods or services to or for the benefit of certain Persons specified therein or that prohibits or limits any Lender or LC Issuer from making any advance or extension of credit to any Borrower or from otherwise conducting business with any Borrower) and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Event of Default has occurred and is continuing.
     Section 4.08 Investment Company Status. None of the Parent, the Company nor any Subsidiary is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.
     Section 4.09 Taxes. The Parent and each of its Subsidiaries has filed all material tax returns, domestic and foreign, required to be filed by it and has paid and remitted all income taxes, goods and services or sales taxes shown to be due and payable on such tax returns and all other material taxes and assessments payable or to be remitted by it that have become due, other than those not yet delinquent and except for those contested in good faith. The Parent and each of its Subsidiaries have established on their books such charges, accruals and reserves in respect of taxes, assessments, remittances, fees and other governmental charges for all fiscal periods as are required by GAAP. Neither the Parent nor any Borrower knows of any proposed assessment for additional federal, foreign or state or provincial taxes for any period, or of any basis therefor, which, individually or in the aggregate, taking into account such charges, accruals and reserves in respect thereof as the Parent and its Subsidiaries have made, could reasonably be expected to have a Material Adverse Effect.
     Section 4.10 ERISA. Compliance by the Parent and the Borrowers with the provisions hereof and Credit Events contemplated hereby will not involve any Prohibited Transaction. The Parent and each of its Subsidiaries, (i) have fulfilled all obligations under minimum funding standards of ERISA and the Code with respect to each Plan that is not a Multiemployer Plan or a Multiple Employer Plan, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (ii) have satisfied all respective contribution obligations in respect of each Multiemployer Plan and each Multiple Employer Plan, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (iii) are in compliance with all other applicable provisions of ERISA and the Code with respect to each Plan, each Multiemployer Plan and each Multiple Employer Plan, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, and (iv) have not incurred any liability under Title IV of ERISA to the PBGC with respect to any Plan, any Multiemployer

Plan, any Multiple Employer Plan, or any trust established thereunder, except where the incurrence of such liability could not reasonably be expected to result in a Material Adverse Effect. No Plan or trust created thereunder has been terminated, and there have been no Reportable Events, with respect to any Plan or trust created thereunder or with respect to any Multiemployer Plan or Multiple Employer Plan, which termination or Reportable Event will or could result in the termination of such Plan, Multiemployer Plan or Multiple Employer Plan and give rise to a Material Adverse Effect. Neither the Parent, the Company nor any ERISA Affiliate is at the date hereof, or has been at any time within the two years preceding the date hereof, an employer required to contribute to any Multiemployer Plan or Multiple Employer Plan, or a “contributing sponsor” (as such term is defined in Section 4001 of ERISA) in any Multiemployer Plan or Multiple Employer Plan. Neither the Parent, the Company nor any ERISA Affiliate has any material contingent liability with respect to any post-retirement “welfare benefit plan” (as such term is defined in ERISA) except as has been disclosed to the Global Agent and the Lenders in writing. Neither the Parent nor any Subsidiary of the Parent maintains, in respect of employment in Canada, either (i) any defined benefit registered pension plan or (ii) any retiree welfare benefits plans for employees.
     Section 4.11 Disclosure. The reports, financial statements, certificates and other information furnished by or on behalf of the Parent , any Borrower or any other Credit Party to the Global Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished), taken as a whole, do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
     Section 4.12 Subsidiaries. Schedule 4.12 sets forth the name of, and the ownership interest of the Parent and each of its Subsidiaries in, and of the Company and each of its Subsidiaries in, each Subsidiary, in each case as of the Closing Date. Each Domestic Subsidiary is a Credit Party as of the Closing Date.
     Section 4.13 Use of Proceeds; Margin Regulations.
     (a) The proceeds of all Loans and LC Issuances shall be utilized to provide working capital and funds for general corporate purposes (including for letters of credit, capital expenditures, acquisitions and investments), in each case, not inconsistent with the terms of this Agreement.
     (b) No part of the proceeds of any Credit Event will be used directly or indirectly to purchase or carry Margin Stock, or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, in violation of any of the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System. No Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. At no time would more than 25% of the value of the assets of the Parent, the Company or of the Parent and its consolidated Subsidiaries that are subject to any “arrangement” (as such term is used in Section 221.2(g) of such Regulation U) hereunder be represented by Margin Stock.
     Section 4.14 Insurance. The Parent and each of its Subsidiaries maintains insurance coverage by such insurers and in such forms and amounts and against such risks as are generally consistent with industry standards and in each case in compliance with the terms of Section 6.04.
     Section 4.15 Material Contracts. Neither the Parent, the Company nor any of its Subsidiaries is in breach of any of its obligations under any contract, agreement, document or instrument, in each case to the extent any such default or event of default could reasonably to expected to have a Material Adverse Effect.

ARTICLE V
CONDITIONS
     Section 5.01 Conditions Precedent at Closing Date. The obligation of the Lenders to make Loans and acquire participations in Letters of Credit and Swing Loans, and of any LC Issuer to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied:
     (a) Credit Agreement. The Global Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Global Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.
     (b) Notes. The Company shall have executed and delivered to the Global Agent a Swing Line Note for the Swing Line Lender and a Revolving Facility Note for the account of each Lender that has requested a Note.
     (c) Opinions of Counsel. The Global Agent shall have received such opinions of counsel from counsel to the Parent, the Company, the Foreign Subsidiary Borrowers, if any, and the Subsidiary Guarantors as the Global Agent shall request, each of which shall be addressed to the Global Agent and each of the Lenders and dated the Closing Date and in form and substance satisfactory to the Global Agent.
     (d) Corporate Resolutions and Approvals; Incumbency Certificates and Corporate Charter and Good Standing Certificates. The Global Agent shall have received such documents and certificates as the Global Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Credit Party, the authorization of the Transactions and any other legal matters relating to the Credit Parties, this Agreement or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.
     (e) Closing Certificate. The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer of the Borrower, confirming compliance as of the Closing Date with the conditions set forth in paragraphs (a) and (b) of Section 5.03, substantially in the form attached hereto as Exhibit F.
     (f) Payment of Outstanding Indebtedness, etc. The Global Agent shall have received evidence that immediately after the making of the Loans on the Closing Date, all Indebtedness under the Existing Credit Agreement, together with all interest and all other amounts due and payable with respect thereto, shall be paid in full from the proceeds of the initial Credit Event, and the commitments in respect of such Indebtedness shall be permanently terminated, and the Global Agent shall have received a payoff and release letter in form and substance satisfactory to the Global Agent.
     (g) Fees and Fee Letters. The Company shall have (A) executed and delivered to the Global Agent, the Global Agent Fee Letter and shall have paid to the Global Agent, for its own account, the fees required to be paid by it on the Closing Date, (B) executed and delivered to the Global Agent, the Closing Fee Letter and shall have paid to the Global Agent, for the benefit of the Lenders, the fees required to be paid therein, (C) executed and delivered to the Global Agent, the Arrangement Fee Letter and shall have paid to National City Bank and JPMorgan Securities, Inc., for their benefit, the fees required to be paid therein, and (D) paid or caused to be paid all reasonable fees and expenses of the Global Agent and of special counsel to the Global Agent that have been invoiced on or prior to the Closing Date in connection with the preparation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby.
     (h) Domestic Credit Party Guaranty; Loan Documents. The Parent and each Subsidiary Guarantor shall have duly executed and delivered the Guaranty of Payment (Domestic Credit Party) (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the “Domestic Credit Party Guaranty”), substantially in the form attached hereto as Exhibit C-1. Each Credit Party shall have duly executed and delivered each other Loan Document to which it is a party.
     (i) Search Reports. The Global Agent shall have received the results of UCC and other search reports from one or more commercial search firms acceptable to the Global Agent, listing all of the effective financing statements filed against any Credit Party, together with copies of such financing statements.
     (j) Proceedings and Documents. All corporate and other proceedings and all documents incidental to the transactions contemplated hereby shall be satisfactory in substance and form to the Global Agent and the Lenders and the Global Agent and its special counsel and the Lenders shall have received all such counterpart originals or certified or other copies of such documents as the Global Agent or its special counsel or any Lender may reasonably request.
     (k) Insurance. The Global Agent shall have received certificates of insurance and other evidence satisfactory to it of compliance with the insurance requirements of this Agreement.
     (l) Model. The Credit Parties shall have provided the Global Agent a copy of financial projections for the fiscal years 2008 through 2012 which have been prepared taking into account historical levels of business activity, known trends, including general economic trends, and other information, assumptions and estimates considered by management of the Parent and its Subsidiaries to be pertinent thereto, and such Financial Projections shall be satisfactory to the Global Agent.
     (m) Patriot Act Compliance. The Global Agent and the Lenders shall have received all documentation and other information reasonably required (or reasonably requested by them) by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.
     (n) No Material Adverse Effect. There shall not have occurred any event or condition since February 2, 2008 that, in the reasonable opinion of the Global Agent or the Lenders, has had or could reasonably be expected to have a Material Adverse Effect.
     (o) Miscellaneous. The Credit Parties shall have provided to the Global Agent and the Lenders such other items and shall have satisfied such other conditions as may be reasonably required by the Global Agent or the Lenders.
     Section 5.02 Conditions Precedent to Addition of Foreign Subsidiary Borrowers. The obligation of the Lenders to make Loans, and of any LC Issuer to issue Letters of Credit, to any Foreign Subsidiary Borrower that becomes a party to this Agreement pursuant to Section 2.16, is subject to the satisfaction of each of the following conditions on or prior to the date any such Loan is made to, or Letter of Credit is issued for the account of, such Foreign Subsidiary Borrower:
     (i) Joinder Agreement. Such Foreign Subsidiary Borrower shall have executed and delivered to the Global Agent a Joinder Agreement (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, a “Joinder Agreement”), substantially in the form attached hereto as Exhibit D, pursuant to which such Foreign Subsidiary Borrower shall have become a party to this Agreement.
     (ii) Notes. Such Foreign Subsidiary Borrower shall have executed and delivered to the Global Agent a Revolving Facility Note for the account of each Lender that has requested a Note.
     (iii) Foreign Subsidiary Guaranty. Each Foreign Subsidiary that receives loans of Loan proceeds from such Foreign Subsidiary Borrower (each, a “Foreign Subsidiary Guarantor”) shall have executed and delivered to the Global Agent the Guaranty of Payment (Foreign Subsidiary) (as modified, amended or supplemented from time to time in accordance with the terms thereof, the “Foreign Subsidiary Guaranty”), subject to the Foreign Guaranty Principles but otherwise substantially in the form attached hereto as Exhibit C-3.
     (iv) Corporate Resolutions and Approvals. The Global Agent shall have received certified copies of the resolutions of the Board of Directors or equivalent governing body of such Foreign Subsidiary Borrower and each Foreign Subsidiary Guarantor, approving the Loan Documents to which such Foreign Subsidiary Borrower and such Foreign Subsidiary Guarantor are or may become a party, and of all documents evidencing other necessary corporate action and governmental approvals, if any are required by law of the jurisdiction of incorporation of the relevant Foreign Credit Party, with respect to the execution, delivery and performance by such Foreign Subsidiary Borrower and such Foreign Subsidiary Guarantor of the Loan Documents to which it is or may become a party.
     (v) Incumbency Certificates. The Global Agent shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officers) of such Foreign Subsidiary Borrower and each Foreign Subsidiary Guarantor, certifying the names and true signatures of the officers of such Foreign Subsidiary Borrower and such Foreign Subsidiary Guarantor authorized to sign the Loan Documents to such Foreign Subsidiary Borrower and such Foreign Subsidiary Guarantor are a party and any other documents to which such Foreign Subsidiary Borrower and such Foreign Subsidiary Guarantor are a party that may be executed and delivered in connection herewith.
     (vi) Opinions of Counsel. The Global Agent shall have received such opinions of counsel from counsel to such Foreign Subsidiary Borrower as the Global Agent shall request, each of which shall be addressed to the Global Agent and each of the Lenders and in form and substance satisfactory to the Global Agent.
     (vii) Organizational Documents. The Global Agent shall have received an original certified copy of the Organizational Documents of such Foreign Subsidiary Borrower and such Foreign Subsidiary Guarantor, certified by an officer of such Foreign Subsidiary Borrower as being true and correct and in full force and effect.
     (viii) Amendments to Loan Documents. The Global Agent shall have received such amendments or other modifications to the Loan Documents, fully executed by the appropriate parties thereto, that the Global Agent deems necessary or appropriate in connection with the addition of such Foreign Subsidiary Borrower and such Foreign Subsidiary Guarantor; provided, however, that to the extent that the conditions otherwise set forth in Section 5.02 are met with respect to a Schedule 5 Foreign Subsidiary on or prior to May 14, 2008, unless required by a change in law after the Closing Date and prior to such Foreign Subsidiary satisfying the conditions of this Section 5.02 (other than this clause (viii)), no amendment or other modification to the Loan

Documents shall be required with respect to the addition of such Schedule 5 Foreign Subsidiary becoming a Foreign Subsidiary Borrower hereunder.
     (ix) Proceedings and Documents. All corporate and other proceedings with respect to the addition of such Foreign Subsidiary Borrower and such Foreign Subsidiary Guarantor and all documents incidental thereto shall be satisfactory in substance and form to the Global Agent and the applicable Lenders and the Global Agent and its special counsel and the applicable Lenders shall have received all such counterpart originals or certified or other copies of such documents as the Global Agent or its special counsel or any applicable Lender may reasonably request.
     (x) Miscellaneous. The Company, such Foreign Subsidiary Borrower and such Foreign Subsidiary Guarantor shall have provided to the Global Agent and the Lenders such other items and shall have satisfied such other conditions as may be reasonably required by the Global Agent or the Lenders.
     Section 5.03 Conditions Precedent to All Credit Events. The obligations of the Lenders to make or participate in each Credit Event is subject, at the time thereof, to the satisfaction of the following conditions:
     (a) Representations and Warranties. The representations and warranties of each of the Parent and the Company set forth in this Agreement shall be true and correct on and as of the date of such Credit Event, except to the extent any such representation or warranty is limited to another particular date, in which instance, such representation or warranty shall be true and correct on and as of such other date.
     (b) No Default. At the time of and immediately after giving effect to such Credit Event, no Default shall have occurred and be continuing. Each Credit Event shall be deemed to constitute a representation and warranty by each of the Parent and the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section 5.03, and if applicable, specified in Section 5.02.
ARTICLE VI
AFFIRMATIVE COVENANTS
     The Parent and the Company hereby covenant and agree that on the Closing Date and thereafter so long as this Agreement is in effect and until such time as the Commitments have been terminated, no Notes remain outstanding and the Loans, together with interest, Fees and all other Obligations incurred hereunder and under the other Loan Documents, have been paid in full, as follows:
     Section 6.01 Financial Statements and other Information. The Parent and the Company will furnish to the Global Agent and each Lender:
     (a) Annual Financial Statements. Within 90 days after the end of each fiscal year of the Parent, a Form 10-K filed with the SEC and the audited consolidated balance sheet of the Parent and its consolidated Subsidiaries as at the end of such fiscal year and the related audited consolidated statements of net income and comprehensive income, of shareholders’ equity and of cash flows for such fiscal year, in each case setting forth comparative figures for the preceding fiscal year, all in reasonable detail and accompanied by the report with respect to such consolidated financial statements of an independent registered public accounting firm of recognized national standing which report shall be unqualified and shall (i) state that such registered public accounting firm conducted its audits in accordance with the standards of the Public Company Accounting Oversight Board (United States), that such registered public accounting firm believes that such audits provide a reasonable basis for their report, and that in their opinion such consolidated financial statements present fairly, in all material respects, the financial position of the Parent and its consolidated subsidiaries as at the end of such fiscal year and the results of their operations and their cash flows for such fiscal year in conformity with accounting principles generally accepted in the United States, or (ii) contain such statements as are customarily included in unqualified reports of independent accountants in conformity with the recommendations and requirements of The American Institute of Certified Public Accountants (or any successor organization).
     (b) Quarterly Financial Statements. Within 45 days after the end of each of the first three quarterly accounting periods in each fiscal year of the Parent, a Form 10-Q filed with the SEC and the unaudited condensed consolidated balance sheets of the Parent and its consolidated Subsidiaries as at the end of such quarterly period and the related unaudited condensed consolidated statements of net income and comprehensive income, and of cash flows for such quarterly period and/or for the fiscal year to date, and setting forth, in the case of such unaudited condensed consolidated statements of net income and comprehensive income, and of cash flows, comparative figures for the related periods in the prior fiscal year, and which shall be certified on behalf of the Parent and the Company by a Financial Officer of the Company, subject to changes resulting from normal year-end audit adjustments.
     (c) Officer’s Compliance Certificates. At the time of the delivery of the financial statements provided for in subparts (a) and (b) above, a certificate (a “Compliance Certificate”), substantially in the form of Exhibit E, signed by a Financial Officer of the Parent and the Company to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof and the actions the Parent and the Borrowers have taken or propose to take with respect thereto, which certificate shall set forth the calculations required to establish compliance with the provisions of Section 7.01, Section 7.04(c) and Section 7.07.
     (d) Forecasts; Budgets. As and when generated but in any event no later than February 28 and August 31 of each year, a copy of the Parent’s and its Subsidiaries seasonal budgets for the next fiscal year.
     (e) SEC Reports. Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials publicly filed by the Parent, the Company or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Parent or the Company to its shareholders generally, as the case may be.
     (f) Other Information. Promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Parent, the Company or any Subsidiary, or compliance with the terms of this Agreement, as the Global Agent or any Lender may reasonably request; provided that if no Loans are outstanding hereunder, the requests of Lenders under this Section shall be subject to the approval of the Global Agent.
     (g) Auditors’ Internal Reports. Promptly upon receipt thereof, copies of all final reports submitted to the Parent and/or the Company by their independent accountants in connection with any annual or interim audit made by them of the books of the Parent, the Company or any of their Subsidiaries.
     (h) Documents required to be delivered pursuant to (a) Section 6.01(a), Section 6.01(b) or Section 6.01(e) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which such documents are filed with the SEC, (ii) on which the Parent or the Company posts such documents, or provides a link thereto on its website at www.abercrombie.com or (iii) on which such documents are posted on the Parent’s and the Company’s behalf on IntraLinks or another relevant website, if any, to which each Lender and the Global Agent have access (whether a commercial, third-party website or whether sponsored by the Global Agent); provided that the Company shall notify (which may be by facsimile or electronic mail) the Global Agent and each Lender of the posting of any such documents and provide to the Global Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Company shall be required to provide paper copies of the Compliance Certificates required by Section 6.01(c) to the Global Agent for distribution to Lenders. Except for such Compliance Certificates, the Global Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Parent and the Company with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
     Section 6.02 Notices of Material Events. The Company with furnish to the Global Agent and each Lender prompt written notice of the following:
     (a) Default. The occurrence of any event that constitutes a Default or Event of Default.
     (b) Litigation. The filing or commencement of any action, suit, or proceeding by or before any arbitrator or Governmental Authority against or affecting the Parent or any of its Subsidiaries that could reasonably be expected to be adversely determined in a manner that would result in a Material Adverse Effect.
     (c) ERISA. Promptly, and in any event within 30 days after the Parent or the Company knows of the occurrence of any of the following, the Parent and the Company will deliver written notice to the Global Agent and each of the Lenders setting forth the full details as to such occurrence and the action, if any, that the Parent, the Company or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given by the Parent, the Company or the ERISA Affiliate to or filed with the PBGC, a Plan participant or the Plan administrator with respect thereto: (i) that a Reportable Event has occurred with respect to any Plan; (ii) the institution of any steps by the Parent, the Company, any ERISA Affiliate, the PBGC or any other Person to terminate any Plan or Multiemployer Plan or a determination that a Multiemployer Plan is or is expected to be insolvent or in reorganization within the meaning of Title IV of ERISA; (iii) the institution of any steps by the Parent, the Company or any ERISA Affiliate to withdraw from any Plan; (iv) the institution of any steps by the Parent, the Company or any Subsidiary to withdraw from any Multiemployer Plan or Multiple Employer Plan, if such withdrawal could result in withdrawal liability (as described in Part 1 of Subtitle E of Title IV of ERISA); (v) a non-exempt “prohibited transaction” within the meaning of Section 406 of ERISA in connection with any Plan; (vi) that a Plan has an Unfunded Current Liability; (vii) any increase in the contingent liability of the Parent, the Company or any Subsidiary with respect to any post-retirement welfare liability; or (viii) the taking of any action by, or the threatening of the taking of any action by, the Internal Revenue Service, the Department of Labor or the PBGC with respect to any of the foregoing; provided, however, that, in each case, notice shall be required only if the event results in, or could reasonably be expected to result in, a Material Adverse Effect.
     (d) Other Material Events. Any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.
     Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
     Section 6.03 Existence; Conduct of Business. Each of the Parent and the Borrowers will, and will cause each of the Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of the business of the Parent, the Company and the Subsidiaries, taken as a whole;

provided that the foregoing shall not prohibit any merger, consolidation, amalgamation, liquidation or dissolution permitted under Section 7.03.
     Section 6.04 Payment of Obligations. Each of the Parent and the Company will, and will cause each of the Subsidiaries to, pay its obligations, including all taxes, remittances, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Parent, the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.
     Section 6.05 Maintenance of Property; Insurance. Each of the Parent and the Company will, and will cause each of the Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.
     Section 6.06 Books and Records; Inspection Rights. Each of the Parent and the Company will, and will cause each of the Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Each of the Parent and the Company will, and will cause each of the Subsidiaries to, permit any representatives designated by the Global Agent or any Lender, upon reasonable prior notice and at such party’s expense, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and, if an Event of Default exists, its independent accountants. Such visits and inspections shall be arranged through the Global Agent and shall not occur more than once in any fiscal quarter unless an Event of Default shall exist.
     Section 6.07 Compliance with Laws. Each of the Parent and the Company will, and will cause each of the Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
     Section 6.08 Use of Proceeds and Letters of Credit. The proceeds of the Loans will be used only for working capital, capital expenditures and other general corporate purposes. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X. Letters of Credit will be issued only to support import or other needs in the ordinary course of business.
     Section 6.09 Compliance with Environmental Laws. Without limitation of the covenants contained in Section 6.07:
     (a) The Parent and each Borrower will comply, and will cause each of its Subsidiaries to comply, with all Environmental Laws applicable to the ownership, lease or use of all Real Property now or hereafter owned, leased or operated by the Parent, such Borrower or any of its Subsidiaries, and will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, except to the extent that such compliance with Environmental Laws is being contested in good faith and by appropriate proceedings or for which adequate reserves have been established to the extent required by GAAP, or an adverse outcome in such proceedings is not reasonably expected to have a Material Adverse Effect.

     (b) The Parent and each Borrower will keep or cause to be kept, and will cause each of its Subsidiaries to keep or cause to be kept, all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws other than Permitted Liens except to the extent that such Liens would not be reasonably expected to have a Material Adverse Effect and are promptly released or discharged.
     (c) Neither the Parent nor any of its Subsidiaries will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of, Hazardous Materials on any Real Property now or hereafter owned, leased or operated by the Parent or any of its Subsidiaries or transport or permit the transportation of Hazardous Materials to or from any such Real Property other than in compliance with applicable Environmental Laws and in the ordinary course of business, except for such noncompliance as would not be reasonably expected to have a Material Adverse Effect.
     (d) If required to do so under any applicable order of any Governmental Authority, the Parent will undertake, and cause each of its Subsidiaries to undertake, any clean up, removal, remedial or other action necessary to remove and clean up any Hazardous Materials from any Real Property owned, leased or operated by the Parent or any of its Subsidiaries in accordance with, in all material respects, the requirements of all applicable Environmental Laws and in accordance with, in all material respects, such orders of all Governmental Authorities, except to the extent that the Parent or such Subsidiary is contesting such order in good faith or for which adequate reserves have been established to the extent required by GAAP.
     Section 6.10 Certain Subsidiaries to Guarantee. In the event that at any time after the Closing Date, (a) the Company acquires, creates or has any Domestic Subsidiary that is not already a party to the Domestic Credit Party Guaranty, or (b) any Foreign Subsidiary becomes a Foreign Subsidiary Borrower, the Company will promptly, but in any event within 30 days as to (a), or before such Foreign Subsidiary Borrower lends proceeds of Loans hereunder to any of its Subsidiaries as to (b), cause such Domestic Subsidiary or each Foreign Subsidiary that desires to borrow from a Foreign Subsidiary Borrower, as applicable, to deliver to the Global Agent, in sufficient quantities for the Lenders, (i) with respect to each Domestic Subsidiary, a joinder supplement, reasonably satisfactory in form and substance to the Global Agent, duly executed by such Subsidiary, pursuant to which such Subsidiary joins in the Domestic Credit Party Guaranty, (ii) with respect to such Foreign Subsidiary, a Foreign Subsidiary Guaranty, and (iii) resolutions of the Board of Directors or equivalent governing body of such Subsidiary, certified by the Secretary or an Assistant Secretary of such Subsidiary, as duly adopted and in full force and effect, authorizing the execution and delivery of such joinder supplement and the other Loan Documents to which such Subsidiary is, or will be a party, together with such other corporate documentation and an opinion of counsel as the Global Agent shall reasonably request, in each case, in form and substance satisfactory to the Global Agent; provided, however, that, notwithstanding the foregoing or anything else in this Agreement to the contrary, a Foreign Subsidiary shall not be required to become a party to a Foreign Subsidiary Guaranty so long as (A) such Foreign Subsidiary becoming a Foreign Subsidiary Guarantor would result in adverse tax consequences to the Parent or any of its Subsidiaries, (B) becoming party to a Foreign Subsidiary Guaranty would constitute an unlawful act of such subsidiary or any of its directors or would result in a breach of any applicable corporate benefit, financial assistance, fraudulent preference or thin capitalization laws or regulations of any applicable jurisdiction or (C) doing so would otherwise violate the Foreign Guaranty Principles.
ARTICLE VII
NEGATIVE COVENANTS
     The Parent and the Company hereby covenant and agree that so long as this Agreement is in effect and until such time as the Commitments have been terminated, no Notes remain outstanding and the Loans, together with interest, Fees and all other Obligations incurred hereunder and under the other Loan Documents, have been paid in full, as follows:
     Section 7.01 Indebtedness. Neither the Parent nor the Company will, nor will the Parent or the Company permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness of the Company or any of its Subsidiaries, except:
     (a) Indebtedness incurred under this Agreement and the other Loan Documents;
     (b) Indebtedness existing on the Closing Date and (in the case of any such Indebtedness in a principal amount in excess of $1,000,000) set forth in Schedule 7.01 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;
     (c) Indebtedness (i) resulting from any loan, advance or guarantee by a Credit Party to or in favor of another Credit Party, (ii) resulting from any loan or advance by a Subsidiary that is not a Credit Party to a Credit Party, (iii) resulting from any loan or advance by any Subsidiary that is not a Credit Party to any other Subsidiary that is not a Credit Party and (iv) resulting from any loan, advance or guarantee by any Credit Party to or in favor of any Subsidiary that is not a Credit Party; provided that any such loan, advance or guarantee made pursuant to this clause (iv) is permitted by Section 7.04(c);
     (d) Indebtedness of the Parent or any of its Subsidiaries incurred in connection with Sale and Lease-Back Transactions or mortgages on real estate assets, provided that the aggregate principal amount of all such Indebtedness shall not exceed $100,000,000 outstanding at any time (excluding FAS 13/98 Transactions);
     (e) Indebtedness of the Parent or any of its Subsidiaries incurred solely in connection with FAS 13/98 Transactions;
     (f) Indebtedness of the Parent, the Company or any Domestic Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets or real estate, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement;
     (g) Indebtedness of any Person that becomes a Subsidiary after the Closing Date; provided that (i) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (ii) the aggregate principal amount of Indebtedness permitted by this clause (g) shall not exceed $20,000,000 at any time outstanding;
     (h) additional unsecured Indebtedness of the Parent or any of its Subsidiaries to the extent not permitted by any of the foregoing clauses, provided that the aggregate outstanding principal amount of all such Indebtedness, together with the Indebtedness described in clause (b) above, does not exceed an amount equal to fifteen percent (15%) multiplied by Consolidated Tangible Net Worth at any time; and
     (i) Indebtedness of Foreign Subsidiaries in an aggregate amount not exceeding $100,000,000 at any time outstanding.
     Section 7.02 Liens. Neither the Parent nor the Company will, nor will the Parent or the Company permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of the Parent, the Company or any such Subsidiary whether now owned or hereafter acquired, except that the foregoing shall not apply to:
     (a) any Permitted Lien;
     (b) any Lien in existence on the Closing Date that is listed in Schedule 7.02 hereto;
     (c) any Lien existing on any property or asset prior to the acquisition thereof by the Parent, the Company or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the Closing Date prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, (ii) such Lien shall not apply to any other property or assets of the Parent, the Company or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;
     (d) Liens: (i) that are placed upon fixed or capital assets or real estate, acquired, constructed or improved by the Parent, the Company or any Subsidiary, provided that (A) such Liens secure Indebtedness permitted by Section 7.01(b), (B) such Liens and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (C) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets or real estate; and (D) such Liens shall not apply to any other property or assets of the Company or any Subsidiary; or (ii) arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any such Liens, provided that the principal amount of such Indebtedness is not increased and such Indebtedness is not secured by any additional assets;
     (e) Liens securing Indebtedness permitted under Section 7.01(d);
     (f) Liens of sellers of goods to the Parent or its Subsidiaries arising under Article 2 of the Uniform Commercial Code or similar provisions of applicable law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses;
     (g) Liens on raw materials and inventory acquired in the ordinary course of business securing obligations in respect of Trade Letters of Credit issued hereunder; and
     (h) Liens granted by any Foreign Subsidiary on its assets securing Indebtedness permitted by Section 7.01(i).
     Section 7.03 Fundamental Changes.
     (a) The Parent and the Company will not, and will not permit any Subsidiary to, merge into or amalgamate or consolidate with any other Person, or permit any other Person to merge into or amalgamate or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets, or all or substantially all of the stock of any Subsidiary (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, (i) any Person may merge into the Parent or the Company in a transaction in which the Parent or the Company, as the case may be, is the surviving corporation, (ii) any Person may merge into or amalgamate with any Borrower in a transaction in which the surviving entity is the applicable Borrower and any other Subsidiary may merge into any other Subsidiary provided that if any such Subsidiary is a Guarantor hereunder, the surviving Subsidiary shall continue to be a Guarantor to the extent such prior Subsidiary was a Guarantor of the Obligations hereunder, (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Parent, the Company or another Credit Party (subject to Section 7.04), (iv) the Parent or any of its Subsidiaries may sell, transfer, lease or otherwise dispose of assets to any Person other than the Parent or a Subsidiary Guarantor provided that the aggregate amount of all asset sales (excluding any transactions permitted pursuant to Section 7.01(d), sales of inventory in the ordinary course of business and dispositions of obsolete equipment and other assets in the ordinary course of business) made pursuant to this clause (iv) in any fiscal year of the Company shall not exceed $100,000,000, (v) any Subsidiary (other than a Borrower) may liquidate or dissolve if the Company or the Parent (as the case may be) determines in good faith that such liquidation or dissolution is in the best interests of the Company or the Parent (as the case may be) and is not materially disadvantageous to the Lenders and (vi) any restructuring, regardless of whether accomplished by liquidation, contribution, distribution, merger or any other technique, whereby the ownership of Foreign Subsidiaries is changed, so long as each such Foreign Subsidiary that is a Subsidiary of Abercrombie & Fitch International, Inc. prior to such restructuring remains, directly or indirectly, a Subsidiary of Abercrombie & Fitch International, Inc. after such restructuring; provided that any such merger or amalgamation described in clause (ii) above involving a Person that is not a wholly owned Subsidiary immediately prior to such merger or amalgamation shall not be permitted unless also permitted by Section 7.04.
     (b) The Parent and the Company will not, and will not permit any Subsidiary to, engage to any material extent in any business other than businesses of the type conducted by the Parent, the Company and the Subsidiaries on the date of execution of this Agreement and businesses reasonably related or incidental thereto.
     Section 7.04 Investments, Loans, Advances, Guarantees and Acquisitions. The Parent and the Company will not, and will not permit any Subsidiary to, purchase, hold or acquire (including pursuant to any merger or amalgamation with any Person that was not a wholly owned Subsidiary prior to such merger or amalgamation) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:
     (a) Permitted Investments to the extent made in accordance with the Company’s current investment policy statement;
     (b) investments by the Parent, the Company, any Domestic Subsidiary or any Subsidiary Guarantor in the Parent, the Borrower or any such Subsidiary Guarantor;
     (c) additional purchases of or investments by the Parent, the Company or any Subsidiary in the capital stock of Subsidiaries, including Foreign Subsidiaries, joint ventures or the capital stock, assets, obligations or other securities of or interests in other Persons, and loans and advances by the Parent, the Company or any Credit Party to or in favor of, and guarantees by the Parent, the Company or any Domestic Subsidiary of the obligations of, Foreign Subsidiaries, in an amount in the aggregate at any time outstanding which does not exceed 20% of Consolidated Tangible Assets;
     (d) Guarantee Obligations or Indebtedness of any Domestic Credit Party permitted by Section 7.01 and Guarantees of Indebtedness of Foreign Subsidiaries permitted by Section 7.01(i);
     (e) loans and advances to officers and directors of any Credit Party (or employees thereof provided such loans and advances are approved by an officer of a Credit Party) for travel, entertainment and relocation expenses in the ordinary course of business in an aggregate principal amount outstanding at any time that shall not exceed $1,000,000;

     (f) Permitted Acquisitions; and
     (g) investments of funds intended to fund deferred compensation liabilities in an aggregate amount not to exceed $75,000,000 at any time outstanding, provided that such investments are made pursuant to policies approved from time to time by the Board of Directors of the Parent and continue at all times to be assets of the Parent, the Company or another Credit Party subject to the claims of its general creditors.
     Section 7.05 Hedge Agreements. The Company will not, and will not permit any of its Subsidiaries to, enter into any Hedge Agreement, except (a) Hedge Agreements entered into to hedge or mitigate risks to which the Company or any Subsidiary has actual exposure (other than those in respect of Equity Interests of the Company or any of its Subsidiaries), and (b) Hedge Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Company or any Subsidiary; provided that the Swap Agreements permitted by this Section 7.05 may only be provided by any Lender or any other counterparty reasonably acceptable to the Global Agent; provided further that all Hedge Agreements permitted by this Section 7.05 must conform to the standards set forth in an ISDA master agreement.
     Section 7.06 Restricted Payments. Neither the Parent nor the Company will, nor will the Parent or the Company permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:
     (a) the Parent and any of its Subsidiaries may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its common stock;
     (b) so long as no Default or Event of Default has occurred and is continuing, the Parent may declare and, if declared when no Default or Event of Default exists, the Borrower may pay, dividends in cash so long as the Parent would be in Pro Forma Compliance with the financial covenants set forth in Section 7.07 after giving effect thereto;
     (c) Subsidiaries may (i) declare and pay dividends or make distributions ratably with respect to their Equity Interests and (ii) may make Restricted Payments to the Parent, and other Subsidiaries of the Parent, in amounts necessary to enable the Parent to pay the dividends described in clause (b) above, along with standard costs associated with such payment of dividends or distributions, and to pay income and franchise taxes and operating and professional expenses;
     (d) so long as no Default or Event of Default has occurred and is continuing, the Parent, the Company and the Subsidiaries may make Restricted Payments pursuant to and in accordance with employment contracts, stock option plans or other benefit plans or similar arrangements for consultants, management (including directors and officers) or employees of the Parent, the Company and the Subsidiaries;
     (e) so long as no Default or Event of Default has occurred and is continuing, the Parent and the Company may (i) repurchase fractional shares of common stock of the Parent and (ii) repurchase shares of common stock of the Parent for cash in any amount, so long as the Parent would be in Pro Forma Compliance with the financial covenants set forth in Section 7.07 after giving effect thereto; and
     (f) so long as no Default or Event of Default has occurred and is continuing, any declaration of a dividend in connection with a stockholders’ rights plan, or the issuance of rights, stock or other property under any stockholders’ rights plan, or the redemption or repurchase of rights pursuant thereto.

     Section 7.07 Financial Covenants.
     (a) Leverage Ratio. The Parent and the Company will not at any time permit the Leverage Ratio to exceed 3.75 to 1.00.
     (b) Coverage Ratio. The Parent and the Company will not at any time permit the Coverage Ratio to be less than 2.00 to 1.00.
     Section 7.08 Transactions with Affiliates. Neither the Parent nor the Company will, nor will the Parent or the Company permit any Subsidiary to, enter into any transaction or series of transactions with any Affiliate (other than, in the case of the Company, any Subsidiary, and in the case of a Subsidiary, the Company or another Subsidiary) other than in the ordinary course of business of and pursuant to the reasonable requirements of the Parent’s, the Company’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Parent, the Company or such Subsidiary than would be obtained in a comparable arm’s-length transaction with a Person other than an Affiliate, except (i) sales of goods to an Affiliate for use or distribution outside the United States that in the good faith judgment of the Parent or Company, as applicable, comply with any applicable legal requirements of the Code, or (ii) agreements and transactions with and payments to officers, directors, employees and shareholders that are either (A) entered into in the ordinary course of business and not prohibited by any of the provisions of this Agreement, or (B) entered into outside the ordinary course of business, approved by the directors (or a committee thereof, or pursuant to a policy approved by the directors or a committee thereof) or shareholders of the Parent or the Company, as applicable, and not prohibited by any of the provisions of this Agreement, or (iii) any Restricted Payment permitted by Section 7.06.
     Section 7.09 Limitation on Certain Restrictive Agreements. Neither the Parent nor the Company will, nor will the Parent or the Company permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist or become effective, any agreement, restriction or arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Parent or any Subsidiary of the Parent to create, incur or suffer to exist any Lien upon any of its property or assets as security for Indebtedness, or (b) the ability of any Subsidiary of the Parent to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Parent, the Company or any other Subsidiary or to guarantee Indebtedness of the Parent, the Company or any other Subsidiary, except for such restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Loan Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest, (iv) customary provisions restricting assignment of any licensing agreement entered into in the ordinary course of business, (v) customary provisions restricting the transfer or further encumbering of assets subject to Liens permitted under Section 7.02(c), (vi) customary restrictions affecting only a Subsidiary of the Company under any agreement or instrument governing any of the Indebtedness of a Subsidiary permitted pursuant to Section 7.01, (vii) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (viii) restrictions affecting any Foreign Subsidiary (other than a Foreign Credit Party) of the Company under any agreement or instrument governing any Indebtedness of such Foreign Subsidiary permitted pursuant to Section 7.01, and customary restrictions contained in “comfort” letters and guarantees of any such Indebtedness, (ix) any document relating to Indebtedness secured by a Lien permitted by Section 7.02(d), insofar as the provisions thereof limit grants of junior liens on the assets securing such Indebtedness, and (x) any Operating Lease or Capital Lease, insofar as the provisions thereof limit grants of a security interest in, or other assignments of, the related leasehold interest to any other Person, (xi) with respect to clause (a) above, restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, and (xii) with respect to clause (a) above, customary provisions in leases and other contracts restricting the assignment thereof.

     Section 7.10 Accounting Changes. The Parent and the Company will not, and will not permit any Subsidiary to, change its accounting policies or practices from those utilized in the preparation of the financial statements referred to in Section 4.04, except as permitted or required by GAAP consistently applied.
     Section 7.11 Plan Terminations, Minimum Funding, etc. Neither the Parent nor the Company will, nor will the Parent or the Company permit any ERISA Affiliate to, (i) terminate any Plan or Plans so as to result in liability of the Parent, the Company or any ERISA Affiliate to the PBGC in excess of, in the aggregate, the amount that is equal to 5% of the Parent’s Consolidated Tangible Net Worth as of the date of the then most recent financial statements furnished to the Lenders pursuant to the provisions of this Agreement, (ii) permit to exist one or more events or conditions that present a material risk of the termination by the PBGC of any Plan or Plans with respect to which the Parent, the Company or any ERISA Affiliate would, in the event of such termination, incur liability to the PBGC in excess of such amount in the aggregate, or (iii) fail to comply with the minimum funding standards of ERISA and the Code with respect to any Plan.
     Section 7.12 Anti-Terrorism Laws. Neither the Parent nor any of its Subsidiaries shall be in material violation of, or shall knowingly violate, any law, regulation, or list of any government agency or Governmental Authority (including, without limitation, the U.S. Office of Foreign Asset Control list, Executive Order No. 13224 or the USA Patriot Act) that prohibits or limits the conduct of business with or the receiving of funds, goods or services to or for the benefit of certain Persons specified therein or that prohibits or limits any Lender or LC Issuer from making any advance or extension of credit to any Borrower or from otherwise conducting business with any Borrower.
ARTICLE VIII
EVENTS OF DEFAULT
     Section 8.01 Events of Default. Any of the following specified events shall constitute an Event of Default (each an “Event of Default”):
     (a) Payments: any Borrower shall (i) default in the payment when due (whether at maturity, on a date fixed for a scheduled repayment, on a date on which a required prepayment is to be made, upon acceleration or otherwise) of any principal of the Loans or any reimbursement obligation in respect of any Unpaid Drawing; or (ii) default, and such default shall continue for three or more Business Days, in the payment when due of any interest on the Loans, Unpaid Drawings or any Fees or any other amounts owing hereunder or under any other Loan Document; or
     (b) Representations, etc.: any representation, warranty or statement made by the Parent, the Company or any other Credit Party herein or in any other Loan Document or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or
     (c) Certain Covenants: the Parent or any Borrower shall default in the due performance or observance by it of any term, covenant or agreement contained in Section 6.02(a), Section 6.03 (with respect to the Parent’s and any Borrower’s existence), Section 6.10, or Article VII of this Agreement; or
     (d) Other Covenants: any Credit Party shall default in the due performance or observance by it of any term, covenant or agreement contained in this Agreement or any other Loan Document, other than those referred to in Section 8.01(a) or Section 8.01(b) or Section 8.01(a) above, and such default is not remedied within 30 days after any Borrower receives written notice of such default from the Global

Agent or any Lenders (any such notice to be identified as a “notice of default” and to refer specifically to this paragraph); or
     (e) Cross Default Under Other Agreements: the Parent or any of its Subsidiaries shall (i) default in any payment with respect to any Material Indebtedness, and such default shall continue after any applicable grace or cure period, if any, specified in the agreement or instrument relating to such Material Indebtedness and, with respect to any guaranties that may default technically following the default of the primary obligor, after giving the guarantor the reasonable opportunity to make the required payment thereunder, or (ii) default in the observance or performance of any agreement or condition relating to any such Material Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto (and all grace or cure periods applicable to such observance, performance or condition shall have expired), or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Material Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause any such Material Indebtedness to become due prior to its stated maturity; or any such Material Indebtedness of the Parent or any of its Subsidiaries shall, solely in connection with a default or event of default thereunder, be declared to be due and payable, or shall be required to be prepaid (other than by a regularly scheduled required prepayment or redemption, prior to the stated maturity thereof); or (iii) without limitation of the foregoing clauses, default in any payment obligation under a Designated Hedge Agreement, and such default shall continue after the applicable grace or cure period, if any, specified in such Designated Hedge Agreement or any other agreement or instrument relating thereto; or
     (f) Judgments: (i) one or more judgments for the payment of money in an aggregate amount in excess of $25,000,000 (net of any insurance coverage available therefor from a responsible insurance company that is not denying its liability with respect thereto) shall be rendered against the Parent, the Company, any Subsidiary (other than an Immaterial Subsidiary) or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Parent, the Company or any Subsidiary to enforce any such judgment; or
     (g) Insolvency Event: any Insolvency Event shall occur with respect to the Parent, the Company, any other Credit Party or any other Subsidiary of the Company (other than an Immaterial Subsidiary); or
     (h) ERISA: (i) any of the events described in clauses (i) through (viii) of Section 6.02(c) shall have occurred; or (ii) there shall result from any such event or events the imposition of a Lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (iii) any such event or events or any such Lien, security interest, deemed trust or liability, individually, and/or in the aggregate, in the reasonable opinion of the Required Lenders, has had, or would reasonably be expected to have, a Material Adverse Effect; or
     (i) Change of Control: if there occurs a Change of Control.
     Section 8.02 Remedies. Upon the occurrence of any Event of Default, and at any time thereafter if any Event of Default shall then be continuing, the Global Agent shall, upon the written request of the Required Lenders, by written notice to the Borrowers or any thereof, take any or all of the following actions, without prejudice to the rights of the Global Agent or any Lender to enforce its claims against the Company or any other Credit Party in any manner permitted under applicable law:
     (a) declare the Commitments terminated, whereupon the Commitment of each Lender shall forthwith terminate immediately without any other notice of any kind;

     (b) declare the principal of and any accrued interest in respect of all Loans, all Unpaid Drawings and all other Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers;
     (c) require the applicable LC Obligors to deposit cash in a deposit account designated by the Global Agent in an amount equal to 105% of the Revolving Facility LC Outstandings of such LC Obligor to secure such LC Obligor’s reimbursement obligations with respect to such Revolving Facility LC Outstandings; or
     (d) exercise any other right or remedy available under any of the Loan Documents or applicable law;
provided that, if an Event of Default specified in Section 8.01(g) shall occur, the result that would occur upon the giving of written notice by the Global Agent as specified in clauses (a) and/or (b) above shall occur automatically without the giving of any such notice.
     Section 8.03 Application of Certain Payments and Proceeds. All payments and other amounts received by the Global Agent or any Lender (i) at any time on or after the Equalization Date or (ii) at any time from the exercise of remedies hereunder or under the other Credit Documents, shall in each case unless otherwise required by the terms of the other Loan Documents or by applicable law be applied as follows:
     (a) Obligations Generally. Except with respect to any amounts that are required to first be applied pursuant to subparts (b) or (c) below, all amounts received by or with respect to the Company or any other Domestic Credit Party shall be applied:
     (i) first, to the payment of that portion of the Obligations constituting fees, indemnities and expenses and other amounts (including attorneys’ fees and amounts due under Article III) payable to the Global Agent in its capacity as such;
     (ii) second, to the payment of that portion of the Obligations constituting fees, indemnities and expenses (including attorneys’ fees and amounts due under Article III) payable to each Lender or each LC Issuer, ratably among them in proportion to the aggregate of all such amounts;
     (iii) third, to the payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and Unpaid Drawings with respect to Letters of Credit, ratably among the Lenders in proportion to the aggregate of all such amounts;
     (iv) fourth, pro rata to the payment of (A) that portion of the Obligations constituting unpaid principal of the Loans and Unpaid Drawings, ratably among the Lenders and each LC Issuer in proportion to the aggregate of all such amounts, and (B) the amounts due in respect of termination payments to Designated Hedge Creditors under Designated Hedge Agreements (subject to confirmation by the Global Agent that any calculations of termination or other payment obligations are being made in accordance with normal industry practice);
     (v) fifth, to the Global Agent for the benefit of each LC Issuer to cash collateralize the Stated Amount of outstanding Letters of Credit;
     (vi) sixth, to the payment of all other Obligations of the Credit Parties owing under or in respect of the Loan Documents that are then due and payable to the Global Agent, each LC

Issuer, the Swing Line Lender, the Lenders and the Designated Hedge Creditors, ratably based upon the respective aggregate amounts of all such Obligations owing to them on such date; and
     (vii) finally, any remaining surplus after all of the Obligations have been paid in full, to the Borrowers or to whomsoever shall be lawfully entitled thereto.
     (b) Foreign Revolving Facility Borrower Obligations. All amounts received by or with respect to any Foreign Revolving Facility Borrower shall be applied:
     (i) first, to the payment of that portion of the Foreign Revolving Facility Borrower Obligations owing by such Foreign Revolving Facility Borrower constituting fees, indemnities and expenses and other amounts (including attorneys’ fees and amounts due under Article III) payable to the Global Agent in its capacity as such;
     (ii) second, to the payment of that portion of the Foreign Revolving Facility Borrower Obligations owing by such Foreign Revolving Facility Borrower constituting fees, indemnities and expenses (including attorneys’ fees and amounts due under Article III) payable to each Lender and each LC Issuer, ratably among them in proportion to the aggregate of all such amounts;
     (iii) third, to the payment of that portion of the Foreign Revolving Facility Borrower Obligations constituting accrued and unpaid interest on the Loans made to such Foreign Revolving Facility Borrower and Unpaid Drawings with respect to Revolving Facility Letters of Credit issued for the account of such Foreign Revolving Facility Borrower, ratably among the Lenders and each LC Issuer in proportion to the aggregate of all such amounts;
     (iv) fourth, to the payment of that portion of the Foreign Revolving Facility Borrower Obligations constituting unpaid principal of the Loans made to such Foreign Revolving Facility Borrower and Unpaid Drawings with respect to Revolving Facility Letters of Credit issued for the account of such Foreign Revolving Facility Borrower, ratably among the Lenders and each LC Issuer in proportion to the aggregate of all such amounts;
     (v) fifth, to the Global Agent for the benefit of each LC Issuer to cash collateralize the Stated Amount of Revolving Facility Letters of Credit issued for the account of such Foreign Revolving Facility Borrower;
     (vi) sixth, to the payment of all other Foreign Revolving Facility Borrower Obligations of such Foreign Revolving Facility Borrower owing under or in respect of the Loan Documents that are then due and payable to the Global Agent, each LC Issuer, and the Lenders, ratably based upon the respective aggregate amounts of all such Foreign Revolving Facility Borrower Obligations owing to them by such Foreign Revolving Facility Borrower on such date; and
     (vii) finally, any remaining surplus after all of the Foreign Revolving Facility Borrower Obligations of such Foreign Revolving Facility Borrower have been paid in full, to such Foreign Revolving Facility Borrower or to whomsoever shall be lawfully entitled thereto.
     (c) Canadian Obligations. All amounts received by or with respect to the Canadian Borrower shall be applied:
     (i) first, to the payment of that portion of the Canadian Obligations owing by the Canadian Borrower constituting fees, indemnities and expenses and other amounts (including attorneys’ fees and amounts due under Article III) payable to the Global Agent in its capacity as such;

     (ii) second, to the payment of that portion of the Canadian Obligations owing by the Canadian Borrower constituting fees, indemnities and expenses (including attorneys’ fees and amounts due under Article III) payable to each Canadian Lender and each LC Issuer, ratably among them in proportion to the aggregate of all such amounts;
     (iii) third, to the payment of that portion of the Canadian Obligations constituting accrued and unpaid interest on the Canadian Revolving Loans made to the Canadian Borrower ratably among the Canadian Lenders in proportion to the aggregate of all such amounts;
     (iv) fourth, to the payment of that portion of the Canadian Obligations constituting unpaid principal of the Canadian Revolving Loans made to the Canadian Borrower ratably among the Canadian Lenders in proportion to the aggregate of all such amounts;
     (v) fifth, to the payment of all other Canadian Obligations owing under or in respect of the Loan Documents that are then due and payable to the Global Agent and the Canadian Lenders, ratably based upon the respective aggregate amounts of all such Canadian Obligations owing to them by the Canadian Borrower on such date; and
     (vi) finally, any remaining surplus after all of the Canadian Obligations have been paid in full, to the Canadian Borrower or to whomsoever shall be lawfully entitled thereto.
     Section 8.04 Equalization.
(a) Equalization Prior to Equalization Date.
     (i) Generally. Subject to subpart (b) below, if at any time any Lender receives any amount (other than amounts that are received from a Canadian Borrower with respect to the Canadian Obligations and are subject to subpart (a)(ii) below) hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker’s lien, by counterclaim or cross action, by the enforcement of any right under the Loan Documents, or otherwise) that is applicable to the payment of the principal of, or interest on, the Loans (other than Swing Loans), Revolving Facility LC Participations, Swing Line Participations or Fees (other than Fees that are intended to be paid solely to the Global Agent or an LC Issuer and amounts payable to a Lender under Article III), of a sum that with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender (based on such Lender’s ratable share thereof as determined in accordance with Section 2.14 or Section 8.03(a) or specifically set forth elsewhere in this Agreement) bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations (other than the Canadian Obligations) to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount.
     (ii) Canadian Sub-Facility. Subject to subpart (b) below, if at any time any Canadian Lender receives any amount hereunder from the Canadian Borrower (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker’s lien, by counterclaim or cross action, by the enforcement of any right under the Loan Documents, or otherwise) that is applicable to the payment of the principal of, or interest on, the Canadian Loans (other than amounts payable to a Canadian Lender under Article III) of a sum that with respect to the related sum or sums received by other Canadian Lenders is in a greater proportion than the total such Canadian Obligations then owed and due to such Canadian Lender bears to the total of such Canadian Obligation then owed and due to all of the Canadian Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Canadian Lenders an interest in the Canadian Obligations to such Canadian Lenders in such amount as shall result in a proportional participation by all of the Canadian Lenders in such amount.
     (iii) Recovery of Amounts. If any amount paid to any Lender pursuant to subparts (i) or (ii) above is recovered in whole or in part from such Lender, such original purchase shall be rescinded, and the purchase price restored ratably to the extent of the recovery.
     (b) Equalization after Equalization Date. If at any time on or after the Equalization Date, the Credit Facility Exposure owing to any Lender is greater than an amount equal to such Lender’s Equalization Percentage of the Aggregate Credit Facility Exposure, then on such date each of the other Lenders shall purchase from such Lender for cash at par an amount of the Obligations of such Lender as shall be necessary such that the Credit Facility Exposure owing to such Lender is equal to the amount of its Equalization Percentage of the Aggregate Credit Facility Exposure.
     (c) Consent. The Parent and the Company consent to the foregoing and agree, to the extent they may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation. In no event, however, shall a Lender exercise a right of set-off or counterclaim against a Borrower with respect to the participated Obligations unless such Borrower is otherwise obligated with respect to such Obligations.
     (d) Defaulting Lenders. Notwithstanding anything to the contrary contained herein, the provisions of this Section shall be subject to the express provisions of this Agreement that require, or permit, differing payments to be made to Lenders that are not Defaulting Lenders, as opposed to Defaulting Lenders. If any Lender shall fail to make any payment required to be made by it pursuant to this Section, then the Global Agent may, in its discretion (notwithstanding any contrary provision of this Agreement), apply any amounts thereafter received by the Global Agent for the account of such Lender to satisfy such Lender’s obligations to the Global Agent under such Sections until all such unsatisfied obligations are fully paid.
ARTICLE IX
THE GLOBAL AGENT
     Section 9.01 Appointment. Each Lender hereby irrevocably designates and appoints National City Bank to act as specified herein and in the other Loan Documents, and each such Lender hereby irrevocably authorizes National City Bank as the Global Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to, the Global Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Global Agent agrees to act as such upon the express conditions contained in this Article. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Global Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Loan Documents, nor any fiduciary relationship with any Lender or LC Issuer, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Global Agent. The provisions of this Article are solely for the benefit of the Global Agent and the Lenders, and no Credit Party shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Global Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for the Borrowers or any of their Subsidiaries.
     Section 9.02 Delegation of Duties. The Global Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, sub-agents or attorneys-in-fact, including, without limitation, through its Canadian Administrative Branch, and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Global Agent shall not be responsible for the negligence or misconduct of any agents, sub-agents or attorneys-in-fact selected by it with reasonable care except to the extent otherwise required by Section 9.03.
     Section 9.03 Exculpatory Provisions. Neither the Global Agent nor any of its Related Parties shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Related Parties’ own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Parent, the Borrowers or any of their Subsidiaries or any of their respective officers contained in this Agreement, any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Global Agent under or in connection with, this Agreement or any other Loan Document or for any failure of the Parent, any Borrower or any Subsidiary of the Borrowers or any of their respective officers to perform its obligations hereunder or thereunder. The Global Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Parent, any Borrower or any Subsidiary of any Borrower. The Global Agent shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Global Agent to the Lenders or by or on behalf of the Parent, the Borrowers or any of their Subsidiaries to the Global Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default.
     Section 9.04 Reliance by Global Agent. The Global Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, e-mail or other electronic transmission, facsimile transmission, telex or teletype message, statement, order or other document or conversation believed by it, in good faith, to be genuine and correct and to have been signed, sent or made by the proper Person or persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrowers or any of their Subsidiaries), independent accountants and other experts selected by the Global Agent. The Global Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Global Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or all of the Lenders (other than any Defaulting Lender), as applicable, as to any matter that, pursuant to Section 11.11, can only be effectuated with the consent of all Lenders, or all Lenders (other than any Defaulting Lender), as the case may be), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

     Section 9.05 Notice of Default. The Global Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Global Agent has received notice from a Lender or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” In the event that the Global Agent receives such a notice, the Global Agent shall give prompt notice thereof to the Lenders. The Global Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, however, that unless and until the Global Agent shall have received such directions, the Global Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.
     Section 9.06 Non-Reliance. Each Lender expressly acknowledges that neither the Global Agent nor any of its Related Parties have made any representations or warranties to it and that no act by the Global Agent hereinafter taken, including, without limitation, any review of the affairs of the Company or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Global Agent to any Lender. Each Lender represents to the Global Agent that it has, independently and without reliance upon the Global Agent, or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Parent and its Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Global Agent, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Parent and its Subsidiaries. The Global Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial and other conditions, prospects or creditworthiness of the Parent or any of its Subsidiaries that may come into the possession of the Global Agent or any of its Related Parties.
     Section 9.07 No Reliance on Global Agent’s Customer Identification Program. Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, Participants or assignees, may rely on the Global Agent to carry out such Lender’s, Affiliate’s, Participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with the Parent or any of its Subsidiaries, any of their respective Affiliates or agents, the Loan Documents or the transactions hereunder: (a) any identity verification procedures, (b) any record keeping, (c) any comparisons with government lists, (d) any customer notices or (e) any other procedures required under the CIP Regulations or such other laws.
     Section 9.08 USA Patriot Act. Each Lender or assignee or Participant of a Lender that is not organized under the laws of the United States of America or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA Patriot Act and the applicable regulations because it is both (a) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country, and (b) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to the Global Agent the certification, or, if applicable, recertification, certifying that such Lender is not a “shell” and certifying to other matters as required by Section 313 of the USA Patriot Act and the applicable regulations, within 10 days after the Closing Date at such other times as are required under the USA Patriot Act.

     Section 9.09 Indemnification. The Lenders agree to indemnify the Global Agent and its Related Parties as such ratably according to their respective Fixed Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever that may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Global Agent or such Related Parties in any way relating to or arising out of this Agreement or any other Loan Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by the Global Agent or such Related Parties under or in connection with any of the foregoing, but only to the extent that any of the foregoing are not paid by the Borrowers; provided, however, that no Lender shall be liable to the Global Agent or any of its Related Parties for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting solely from the Global Agent’s or such Related Parties’ gross negligence or willful misconduct. If any indemnity furnished to the Global Agent or any such Related Parties for any purpose shall, in the opinion of the Global Agent, be insufficient or become impaired, the Global Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section shall survive the payment of all Obligations.
     Section 9.10 The Global Agent in Individual Capacity. The Global Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Parent, the Company, and their Subsidiaries and Affiliates as though not acting as Global Agent hereunder. With respect to the Loans made by it and all Obligations owing to it, the Global Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Global Agent, and the terms “Lender” and “Lenders” shall include the Global Agent in its individual capacity.
     Section 9.11 Successor Global Agent. The Global Agent may resign at any time upon not less than 30 days notice to the Lenders, each LC Issuer and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Global Agent gives notice of its resignation, then the retiring Global Agent may on behalf of the Lenders and each LC Issuer, appoint a successor Global Agent; provided, however, that if the Global Agent shall notify the Company and the Lenders that no such successor is willing to accept such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (i) the retiring Global Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any cash collateral held by the Global Agent on behalf of the Lenders or any LC Issuer under any of the Loan Documents, the retiring Global Agent shall continue to hold such cash collateral until such time as a successor Global Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through the Global Agent shall instead be made by or to each Lender and LC Issuer directly, until such time as the Required Lenders appoint a successor Global Agent as provided for above in this paragraph. Upon the acceptance of a successor’s appointment as Global Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Global Agent, and the retiring Global Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Company to a successor Global Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring Global Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 11.02 shall continue in effect for the benefit of such retiring Global Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Global Agent was acting as Global Agent.

     Section 9.12 Other Agents. Any Lender identified herein as a Co-Agent, Syndication Agent, Documentation Agent, Managing Agent, Manager, Co-Lead Arranger, Arranger or any other corresponding title, other than “Global Agent,” shall have no right, power, obligation, liability, responsibility or duty under this Agreement or any other Loan Document except those applicable to all Lenders as such. Each Lender acknowledges that it has not relied, and will not rely, on any Lender so identified in deciding to enter into this Agreement or in taking or not taking any action hereunder.
ARTICLE X
GUARANTY
     Section 10.01 Guaranty by the Company. The Company hereby irrevocably and unconditionally guarantees, which guaranty is a guaranty of payment and not of collection, for the benefit of the Benefited Creditors, all of the following (collectively, the “Company Guaranteed Obligations”): (a) (i) the principal of and interest on the Notes issued by, and the Loans made to, and the other Obligations of, the Foreign Subsidiary Borrowers under this Agreement, and (ii) all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit issued for the benefit of any LC Obligor (other than the Company) under this Agreement, and (b) all amounts, indemnities and reimbursement obligations, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing by any Subsidiary of the Company under any Designated Hedge Agreement or any other document or agreement executed and delivered in connection therewith to any Designated Hedge Creditor, in all cases under subparts (a) or (b) above, whether now existing, or hereafter incurred or arising, including any such interest or other amounts incurred or arising during the pendency of any bankruptcy, insolvency, reorganization, receivership or similar proceeding, regardless of whether allowed or allowable in such proceeding or subject to an automatic stay under Section 362(a) of the Bankruptcy Code). Upon failure by any Credit Party to pay punctually any of the Company Guarantee Obligations, the Company shall forthwith on demand by the Global Agent pay the amount not so paid at the place and in the currency and otherwise in the manner specified in this Agreement or any other applicable agreement or instrument.
     Section 10.02 Additional Undertaking. As a separate, additional and continuing obligation, the Company unconditionally and irrevocably undertakes and agrees, for the benefit of the Benefited Creditors that, should any amounts not be recoverable from the Company under Section 10.01 for any reason whatsoever (including, without limitation, by reason of any provision of any Loan Document or any other agreement or instrument executed in connection therewith being or becoming void, unenforceable, or otherwise invalid under any applicable law) then, notwithstanding any notice or knowledge thereof by any Lender, the Global Agent, any of their respective Affiliates, or any other person, at any time, the Company as sole, original and independent obligor, upon demand by the Global Agent, will make payment to the Global Agent, for the account of the Benefited Creditors, of all such obligations not so recoverable by way of full indemnity, in such currency and otherwise in such manner as is provided in the Loan Documents or any other applicable agreement or instrument.
     Section 10.03 Guaranty Unconditional. The obligations of the Company under this Article shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by the occurrence, one or more times, of any of the following:
     (a) any extension, renewal, settlement, compromise, waiver or release in respect to any Company Guaranteed Obligation under any agreement or instrument, by operation of law or otherwise;
     (b) any modification or amendment of or supplement to this Agreement, any Note, any other Loan Document, or any agreement or instrument evidencing or relating to any Company Guaranteed Obligation;

     (c) any release, non-perfection or invalidity of any direct or indirect security for any Company Guaranteed Obligation under any agreement or instrument evidencing or relating to any Company Guaranteed Obligation;
     (d) any change in the corporate existence, structure or ownership of any Credit Party or other Subsidiary or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Credit Party or other Subsidiary or its assets or any resulting release or discharge of any obligation of any Credit Party or other Subsidiary contained in any agreement or instrument evidencing or relating to any Company Guaranteed Obligation;
     (e) the existence of any claim, set-off or other rights which the Company may have at any time against any other Credit Party, the Global Agent, any Lender, any Affiliate of any Lender or any other person, whether in connection herewith or any unrelated transactions;
     (f) any invalidity or unenforceability relating to or against any other Credit Party for any reason of any agreement or instrument evidencing or relating to any Company Guaranteed Obligation, or any provision of applicable law or regulation purporting to prohibit the payment by any Credit Party of any of the Company Guaranteed Obligations; or
     (g) any other act or omission of any kind by any other Credit Party, the Global Agent, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this Article, constitute a legal or equitable discharge of a Subsidiary’s obligations under the Domestic Credit Party Guaranty or the Company’s obligations under this Article other than the irrevocable payment in full of all Company Guaranteed Obligations.
     Section 10.04 Company Obligations to Remain in Effect; Restoration. The Company’s obligations under this Article shall remain in full force and effect until the Commitments shall have terminated, and the principal of and interest on the Notes and other Company Guaranteed Obligations, and all other amounts payable by the Company, any other Credit Party or other Subsidiary, under the Loan Documents or any other agreement or instrument evidencing or relating to any of the Company Guaranteed Obligations, shall have been paid in full. If at any time any payment of any of the Company Guaranteed Obligations is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of such Credit Party, the Company’s obligations under this Article with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.
     Section 10.05 Waiver of Acceptance, etc. The Company irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any person against any other Credit Party or any other Person, or against any guaranty of any other Person.
     Section 10.06 Subrogation. Until the indefeasible payment in full of all of the Obligations and the termination of the Commitments hereunder, the Company shall have no rights, by operation of law or otherwise, upon making any payment under this Article to be subrogated to the rights of the payee against any other Credit Party with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by any such Credit Party in respect thereof.
     Section 10.07 Effect of Stay. In the event that acceleration of the time for payment of any amount payable by any Credit Party under any Company Guaranteed Obligation is stayed upon insolvency, bankruptcy or reorganization of such Credit Party, all such amounts otherwise subject to acceleration under the terms of any applicable agreement or instrument evidencing or relating to any Company

Guaranteed Obligation shall nonetheless be payable by the Company under this Article forthwith on demand by the Global Agent.
ARTICLE XI
MISCELLANEOUS
     Section 11.01 Payment of Expenses etc. The Borrowers agree to pay (or reimburse the Global Agent, the Co-Lead Arrangers, the Lenders or their Affiliates, as the case may be) all of the following: (i) whether or not the transactions contemplated hereby are consummated, for all reasonable out-of-pocket costs and expenses of the Global Agent and the Co-Lead Arrangers in connection with the negotiation, preparation, syndication, administration and execution and delivery of the Loan Documents and the documents and instruments referred to therein and the syndication of the Commitments; (ii) all reasonable out-of-pocket costs and expenses of the Global Agent and the Co-Lead Arrangers in connection with any amendment, waiver or consent relating to any of the Loan Documents that is requested by any Credit Party; (iii) all reasonable out-of-pocket costs and expenses of the Global Agent, the Co-Lead Arrangers, the Lenders and their Affiliates in connection with the enforcement of any of the Loan Documents or the other documents and instruments referred to therein, including, without limitation,  the reasonable fees and disbursements of any counsel to the Global Agent, the Co-Lead Arrangers and any Lender (including, without limitation, allocated costs of internal counsel); and (iv) any and all present and future stamp, goods and services tax, and other similar taxes with respect to the foregoing matters (“Other Taxes”) and save the Global Agent, the Co-Lead Arrangers and each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to any such Indemnified Person) to pay such taxes; provided, however, that notwithstanding the foregoing, a Foreign Subsidiary Borrower shall only be required to pay any of the foregoing to the extent that any of the foregoing have been incurred in connection with the Obligations owing by such Foreign Subsidiary Borrower or are otherwise directly related or attributable to such Foreign Subsidiary Borrower.
     Section 11.02 Indemnification. Each Borrower agrees to indemnify the Global Agent, the Co-Lead Arrangers, each Lender and their respective Related Parties (collectively, the “Indemnitees”) from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses reasonably incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of (i) any investigation, litigation or other proceeding (whether or not any Lender is a party thereto) related to the entering into and/or performance of any Loan Document or the use of the proceeds of any Loans hereunder or the consummation of any transactions contemplated in any Loan Document, other than any such investigation, litigation or proceeding arising out of transactions solely between any of the Lenders, the Global Agent or the Co-Lead Arrangers, transactions solely involving the assignment by a Lender of all or a portion of its Loans and Commitments, or the granting of participations therein, as provided in this Agreement, or arising solely out of any examination of a Lender by any regulatory or other Governmental Authority having jurisdiction over it, or (ii) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned, leased or at any time operated by the Company or any of its Subsidiaries, the release, generation, storage, transportation, handling or disposal of Hazardous Materials at any location, whether or not owned or operated by the Company or any of its Subsidiaries, if the Company or any such Subsidiary could have or is alleged to have any responsibility in respect thereof, the non-compliance of any such Real Property with foreign, federal, state, provincial, territorial, municipal and local laws, regulations and ordinances (including applicable permits thereunder) applicable thereto, or any Environmental Claim asserted against the Company or any of its Subsidiaries, in respect of any such Real Property, including, in the case of each of (i) and (ii) above, without limitation, the reasonable documented fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified or of any other Indemnitee who is such Person or an

Affiliate of such Person). To the extent that the undertaking to indemnify, pay or hold harmless any Person set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Company shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities that is permissible under applicable law. Notwithstanding the foregoing, a Foreign Subsidiary Borrower shall only be required to indemnify any Indemnitee pursuant to this Section to the extent that any such losses, liabilities, claims, damages or expenses have been caused by such Foreign Subsidiary Borrower or are otherwise directly related or attributable to such Foreign Subsidiary Borrower.
     Section 11.03 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Lender (including, without limitation, by branches, agencies and Affiliates of such Lender wherever located) to or for the credit or the account of any Borrower against and on account of the Obligations and liabilities of such Borrower to such Lender under this Agreement or under any of the other Loan Documents, including, without limitation, all claims of any nature or description arising out of or connected with this Agreement or any other Loan Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured. Each Lender agrees to promptly notify the applicable Borrowers after any such set off and application; provided, however, that the failure to give such notice shall not affect the validity of such set off and application.
     Section 11.04 Notices.
     (a) Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subpart (c) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows:
     (i) if to the Company, to it at 6301 Fitch Path, New Albany, Ohio 43054, Attention: Treasurer (Facsimile No. 614.283.8686);
     (ii) if to any Foreign Subsidiary Borrower, to it at the address specified in the Joinder Agreement pursuant to which it became a party to this Agreement with a copy to the Company at the address set forth in subpart (i) above;
     (iii) if to any other Credit Party, to it c/o Abercrombie & Fitch Co., 6301 Fitch Path, New Albany, Ohio 43054, Attention: Treasurer (Facsimile No. 614.283.8686);
     (iv) if to the Global Agent, to it at the Notice Office; and
     (v) if to a Lender, to it at its address (or facsimile number) set forth next to its name on the signature pages hereto or, in the case of any Lender that becomes a party to this Agreement by way of assignment under Section 11.04 of this Agreement, to it at the address set forth in the Assignment and Assumption to which it is a party.
     (b) Receipt of Notices. Notices and communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent and receipt has been confirmed by telephone. Notices delivered through electronic communications to the extent provided in subparagraph (c) below shall be effective as provided in said subparagraph (c).
     (c) Electronic Communications. Subject to Section 6.01(g), notices and other communications to the Global Agent, an LC Issuer or any Lender hereunder and required to be delivered pursuant to Section 6.01(a), (b), (c), (d), may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Global Agent. The Global Agent or the Company may, in their discretion, agree in a separate writing to accept notices and other communications to them hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless the Global Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
     (d) Change of Address, Etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to each of the other parties hereto in accordance with Section 11.04(a), or in the case of any Lender, to the Company and the Global Agent.
     Section 11.05 Successors and Assigns.
     (a) Successors and Assigns Generally. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns; provided, however, that no Borrower may assign or transfer any of its rights or obligations hereunder without the prior written consent of all the Lenders (other than any Defaulting Lender), and, provided, further, that any assignment or participation by a Lender of any of its rights and obligations hereunder shall be effected in accordance with this Section.
     (b) Participations. Each Lender may at any time grant participations in any of its rights hereunder or under any of the Notes to an Eligible Assignee (a “Participant”), provided that in the case of any such participation,
     (i) the Participant shall not have any rights under this Agreement or any of the other Loan Documents, including rights of consent, approval or waiver (the Participant’s rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the Participant relating thereto),
     (ii) such Lender’s obligations under this Agreement (including, without limitation, its Commitments hereunder) shall remain unchanged,
     (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
     (iv) such Lender shall remain the holder of any Note for all purposes of this Agreement, and

     (v) the Borrowers, the Global Agent, and the other Lenders shall continue to deal solely and directly with the selling Lender in connection with such Lender’s rights and obligations under this Agreement, and all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not sold such participation, except that the Participant shall be entitled to the benefits of ARTICLE III, provided that any such Participant shall have complied with the requirements of ARTICLE III including, without limitation, Section 3.03 and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to ARTICLE III than the transferor to the extent that such Lender would be entitled to receive if the participation had not been entered into or sold, and, provided further, that no Lender shall transfer, grant or sell any participation under which the Participant shall have rights to approve any amendment to or waiver of this Agreement or any other Loan Document except to the extent such amendment or waiver would (w) increase the Maximum Credit Facility Amount, other than pursuant to Section 2.17, extend the final scheduled maturity of the Loans in which such Participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of the applicability of any post-default increase in interest rates), or reduce the principal amount thereof, or increase such Participant’s participating interest in any Commitment over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default shall not constitute a change in the terms of any such Commitment), (x) release any guarantor from its guaranty of any of the Obligations, except in accordance with the terms of the Loan Documents, or (y) consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement.
     (c) Assignments by Lenders.
     (i) Any Lender may assign all, or if less than all, a fixed portion, of its Loans, Revolving Facility LC Participations, Swing Loan Participations and/or Commitments and its rights and obligations hereunder to one or more Eligible Assignees, each of which shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption; provided, however, that
(A) except in the case (x) of an assignment of the entire remaining amount of the assigning Lender’s Loans and/or Commitments or (y) an assignment to another Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender, the aggregate amount of the Commitment so assigned (which for this purpose includes the Loans outstanding thereunder) shall not be less than $5,000,000;
(B) no Lender that is a Canadian Lender (whether directly or by its Canadian Lending Installation) may (i) at any time prior to the Equalization Date, assign any portion of its Facility Commitment (including the outstanding Revolving Loans made by it thereunder) without also assigning to the same Eligible Assignee (or the Canadian Lending Installation of such Eligible Assignee) a proportionate amount of the Canadian Commitment (and the outstanding Canadian Revolving Loans made by it thereunder) of such Lender (or the Canadian Lending Installation of such Lender), (ii) at any time prior to the Equalization Date, assign any portion of its Canadian Commitment (and the outstanding Canadian Revolving Loans made by it thereunder) without also assigning to the same Eligible Assignee (or the Canadian Lending Installation of such Eligible Assignee) a proportionate amount of its Facility Commitment (including the outstanding Revolving Loans made by it thereunder) of such Lender (or the Canadian Lending Installation of such Lender), or (iii) assign any portion of its Canadian Commitment to an Eligible Assignee who is (or whose Canadian Lending Installation is) not a resident of Canada within the meaning of the Income Tax Act (Canada) for the purposes of the withholding tax provisions in Part XIII of the Income Tax Act (Canada) as who is not an “authorized foreign bank” as defined in Section 2 of the Bank Act (Canada) unless such Person’s lending activities are not regulated by the Bank Act (Canada);
(C) in the case of any assignment to an Eligible Assignee at the time of any such assignment the Lender Register shall be deemed modified to reflect the Commitments of such new Lender and of the existing Lenders;
(D) upon surrender of the old Notes, if any, upon request of the new Lender, new Notes will be issued, at the Borrowers’ expense, to such new Lender and to the assigning Lender, to the extent needed to reflect the revised Commitments; and
(E) unless waived by the Global Agent, the Global Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500.
     (ii) To the extent of any assignment pursuant to this subpart (c), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments.
     (iii) Prior to each assignment pursuant to this subpart (c) to a Person that is not already a Lender hereunder the respective assignee Lender shall provide to the Company and the Global Agent the appropriate Internal Revenue Service Forms and a Withholding Certificate (and, if applicable an Exemption Certificate) described in Section 3.03(b). To the extent that an assignment of all or any portion of a Lender’s Commitment and related outstanding Obligations pursuant to this subpart (c) would, at the time of such assignment, result in increased costs under Section 3.01 from those being charged by the respective assigning Lender prior to such assignment, then the Company shall not be obligated to pay such increased costs (although the Borrowers shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).
     (iv) With respect to any Lender, the transfer of any Commitment of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitment shall not be effective until such transfer is recorded on the Lender Register maintained by the Global Agent with respect to ownership of such Commitment and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitment and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Global Agent on the Lender Register only upon the acceptance by the Global Agent of a properly executed and delivered Assignment and Assumption pursuant to this subpart (c).
     (v) Nothing in this Section shall prevent or prohibit (A) any Lender that is a bank, trust company or other financial institution from pledging its Notes or Loans to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank, or (B) any Lender that is a trust, limited liability company, partnership or other investment company from pledging its Notes or Loans to a trustee or agent for the benefit of holders of certificates or debt securities issued by it. No such pledge, or any assignment pursuant to or in lieu of an enforcement of such a pledge, shall relieve the transferor Lender from its obligations hereunder.

     (d) No SEC Registration or Blue Sky Compliance. Notwithstanding any other provisions of this Section, no transfer or assignment of the interests or obligations of any Lender hereunder or any grant of participation therein shall be permitted if such transfer, assignment or grant would require any Borrower to file a registration statement with the SEC or to qualify the Loans under the “Blue Sky” laws of any state.
     (e) Representations of Lenders. Each Lender initially party to this Agreement hereby represents, and each Person that becomes a Lender pursuant to an assignment permitted by this Section will, upon its becoming party to this Agreement, represent that it is a commercial lender, other financial institution or other “accredited” investor (as defined in SEC Regulation D) that makes or acquires loans in the ordinary course of its business and that it will make or acquire Loans for its own account in the ordinary course of such business; provided, however, that subject to the preceding Section 11.05(b) and (c), the disposition of any promissory notes or other evidences of or interests in Indebtedness held by such Lender shall at all times be within its exclusive control.
     (f) Provisions Regarding Swiss Qualifying Lenders.
     (i) A grant of a participation pursuant to Section 11.05(b) or an assignment pursuant to Section 11.05(c) will only be effective if, in case of the grant of a participation or an assignment in relation to the Revolving Facility (excluding Qualifying Participations), the new Lender or Participant makes the representations in the Qualifying Certificate to the Company as to whether it is a Swiss Qualifying Lender (or whether the participation is a Qualifying Participation) on the date of such participation or assignment, and if it represents that it is a Swiss Qualifying Lender and if such new Lender or Participant is not incorporated in a country which is a member of the Organisation for Economic Co-Operation and Development at such time, the Company has the right prior to the transfer to request that such new Lender or Participant provide to it a written confirmation signed by the Swiss Federal Tax Administration that it is a bank in accordance with the explanatory note of the Swiss Federal Tax Administration No. S-02.123(9.86), as amended from time to time. If the new Lender or Participant is not a Swiss Qualifying Lender, so long as no Event of Default has occurred and is continuing, the Company has the right, prior to the transfer, not to approve such Lender as a Lender or Participant, and such failure to so approve of such Lender or Participant shall not be deemed to be unreasonable.
     (ii) An assigning Lender must ensure that, when assigning any or all of its rights and benefits under the Revolving Facility, or transferring all or any of its rights, benefits and obligations under the Revolving Facility or entering into a participation in relation to the Revolving Facility, the total number of creditors and/or Participants (other than Swiss Qualifying Lenders or Participants who have Qualifying Participations) under (A) the Revolving Facility shall not at any time exceed the number of ten, in accordance with the Ten Non-Bank Regulations and (B) the Revolving Facility shall not at any time exceed 20, which when added with any other lenders under any other interest bearing loan facility (other than short term borrowings) who are Swiss Non-Qualifying Lenders shall not exceed 20 in accordance with the Twenty Non-Bank Regulations. Notwithstanding the foregoing, for the purposes of clause (B) above, each Lender may assume that no Swiss Obligor has any other interest bearing loan facility with lenders (other than Lenders or Participants hereunder) who are not Swiss Qualifying Lenders, and if the number of Swiss Non-Qualifying Lenders exceeds 20 solely as a result of Swiss Non-Qualifying Lenders under any other interest bearing loan facility, no Lender shall have any liability for indemnity to any other Person.
     (iii) In the event that a Lender enters into an assignment, transfer or participation in breach of Section 11.03(f)(ii):

(A) such assignment, transfer or participation shall not be valid and effective towards the other Lenders and the Credit Parties (including the Swiss Borrower); and
(B) the assignee and assignor Lender shall, jointly and severally, indemnify each of the other Lenders and, if applicable, the Borrowers, for any damages or losses any of them may incur as a result of such assignment, transfer or participation, which losses may include, but shall not be limited to, any increased costs to other Lenders hereunder pursuant to Section 3.01 or Section 3.03, which would not become payable but for such assignment, transfer or participation.
     (iv) Any Lender which enters into an assignment, transfer or Qualifying Participation in relation to the Revolving Facility shall ensure that:
(A) the terms of such assignment, transfer or participation agreement prohibit the new Lender or Participant from entering into further assignment, transfer or participation agreements (in relation to the rights between it and such Lender) and assigning or granting any interest over the assignment, transfer or participation agreement, except in each case to a person who is a Swiss Qualifying Lender;
(B) the new Lender or Participant enters into a unilateral undertaking in favor of each Lender and the Swiss Borrower to abide by the terms included in the assignment, transfer or participation agreement to reflect sub-paragraph (A) above;
(C) the terms of such assignment, transfer or participation agreement oblige the new Lender or Participant, in respect of any further assignment, transfer or participation, to include a term identical to the provisions of this Section mutatis mutandis, including a requirement that any further new Lender or sub-participant, assignee or grantee enters into such undertaking; and
(D) the identity of the new Lender or Participant is permitted to be disclosed to the Swiss Federal Tax Administration by the Swiss Borrower (if requested by the Swiss Federal Tax Administration to do so).
     Section 11.06 No Waiver; Remedies Cumulative. No failure or delay on the part of the Global Agent or any Lender in exercising any right, power or privilege hereunder or under any other Loan Document and no course of dealing between the Borrowers and the Global Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. No notice to or demand on any Borrower in any case shall entitle such Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Global Agent or the Lenders to any other or further action in any circumstances without notice or demand. Without limiting the generality of the foregoing, the making of a Loan or any LC Issuance shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Global Agent, any Lender or any LC Issuer may have had notice or knowledge of such Default or Event of Default at the time. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies that the Global Agent or any Lender would otherwise have.

     Section 11.07 Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial.
     (a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF OHIO WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES. TO THE FULLEST EXTENT PERMITTED BY LAW, THE BORROWERS HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVE ANY CLAIM TO ASSERT THAT THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF OHIO GOVERNS THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. Any legal action or proceeding with respect to this Agreement or any other Loan Document may be brought in the Court of Common Pleas of Cuyahoga County, Ohio, or of the United States for the Northern District of Ohio, and, by execution and delivery of this Agreement, each Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Borrower hereby further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Borrower at its address for notices pursuant to Section 11.04, such service to become effective 30 days after such mailing or at such earlier time as may be provided under applicable law. Nothing herein shall affect the right of the Global Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Borrower in any other jurisdiction.
     (b) Each Borrower hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Loan Document brought in the courts referred to in Section 11.07(a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.
     (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS (INCLUDING, WITHOUT LIMITATION, ANY AMENDMENTS, WAIVERS OR OTHER MODIFICATIONS RELATING TO ANY OF THE FOREGOING), OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.
     Section 11.08 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same agreement. A set of counterparts executed by all the parties hereto shall be lodged with the Company and the Global Agent.
     Section 11.09 Integration. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Global Agent, for its own account and benefit and/or for the account, benefit of, and distribution to, the Lenders, constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof or thereof.

     Section 11.10 Headings Descriptive. The headings of the several Sections and other portions of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.
     Section 11.11 Amendment or Waiver.
     (a) Except in connection with any amendment necessary to document an increase in the Credit Facility pursuant to Section 2.17, neither this Agreement nor any other Loan Document, nor any terms hereof or thereof, may be amended, changed, waived or otherwise modified unless such amendment, change, waiver or other modification is in writing and signed by the Borrowers and the Global Agent, and also signed (or consented to in writing by) the Required Lenders; provided, however, that
     (i) no change, waiver or other modification shall:
(A) increase the amount of any Commitment of any Lender hereunder, without the written consent of such Lender or increase the Maximum Credit Facility Amount (except in accordance with Section 2.17) without the consent of all the Lenders;
(B) extend or postpone the Credit Facility Termination Date or the maturity date provided for herein that is applicable to any Loan of any Lender, extend or postpone the expiration date of any Letter of Credit as to which such Lender is a Revolving Facility LC Participant beyond the latest expiration date for a Letter of Credit provided for herein, or extend or postpone any scheduled expiration or termination date provided for herein that is applicable to a Commitment of any Lender, without the written consent of such Lender;
(C) reduce the principal amount of any Loan made by any Lender, or reduce the rate or extend the time of payment of, or excuse the payment of, interest thereon (other than as a result of waiving the applicability of any post-default increase in interest rates), without the written consent of such Lender;
(D) reduce the amount of any Unpaid Drawing as to which any Lender is a Revolving Facility LC Participant or reduce the rate or extend the time of payment of, or excuse the payment of, interest thereon (other than as a result of waiving the applicability of any post-default increase in interest rates), without the written consent of such Lender; or
(E) reduce the rate or extend the time of payment of, or excuse the payment of, any Fees to which any Lender is entitled hereunder, without the written consent of such Lender; and
     (ii) no change, waiver or other modification or termination shall, without the written consent of each Lender (other than a Defaulting Lender) affected thereby,
(A) release any Borrower from any of its obligations, except with respect to the release of a Foreign Subsidiary Borrower made pursuant to Section 2.16;
(B) release the Company from its Guarantee Obligations under Article X or release any Credit Party from the Domestic Credit Party Guaranty, except, in the case of a Subsidiary Guarantor, in accordance with a transaction permitted under this Agreement;

(C) amend, modify or waive any provision of this Section 11.11, Section 2.14(b), Section 8.03, or Section 8.04, or any other provision of any of the Loan Documents pursuant to which the consent or approval of all Lenders, or a number or specified percentage or other required grouping of Lenders or Lenders having Commitments, is by the terms of such provision explicitly required;
(D) reduce the percentage specified in, or otherwise modify, the definition of Required Lenders; or
(E) consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement.
Any waiver, consent, amendment or other modification with respect to this Agreement given or made in accordance with this Section shall be effective only in the specific instance and for the specific purpose for which it was given or made.
     (b) No provision of Section 2.05 or any other provision in this Agreement specifically relating to Letters of Credit or Article IX may be amended without the consent of (x) any LC Issuer adversely affected thereby or (y) the Global Agent, respectively.
     Section 11.12 Survival of Indemnities. All indemnities set forth herein including, without limitation, in Article III (subject to the limitations set forth Section 3.01(d)), Section 9.09 or Section 11.02 shall survive the execution and delivery of this Agreement and the making and repayment of the Obligations.
     Section 11.13 Domicile of Loans. Each Lender may transfer and carry its Loans at, to or for the account of any branch office, subsidiary or affiliate of such Lender, including any Canadian Lending Installation; provided, however, that the Borrowers shall not be responsible for costs arising under Section 3.01 or Section 3.03 resulting from any such transfer (other than a transfer pursuant to Section 3.05) to the extent not otherwise applicable to such Lender prior to such transfer.
     Section 11.14 Confidentiality.
     (a) Each of the Global Agent, each LC Issuer and the Lenders agrees to maintain the confidentiality of the Confidential Information, except that Confidential Information may be disclosed (i) to those of its Affiliates that may become a Lender hereunder or that provide or may provide services to the Company (or any of its Affiliates), and any of such Affiliates’ directors, officers, employees and agents with a need to know such Confidential Information (in the Global Agent’s, each LC Issuer’s and each Lender’s reasonable discretion), including accountants, legal counsel and other advisors (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and instructed to keep such Confidential Information confidential according to the terms hereof), (ii) to any direct or indirect contractual counterparty in any Hedge Agreement (or to any such contractual counterparty’s professional advisor, so long as such contractual counterparty (or such professional advisor) agrees to be bound by the provisions of this Section, (iii) to the extent requested by any regulatory authority, (iv) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (v) to any other party to this Agreement, (vi)  in connection with the exercise of any remedies hereunder or under any of the other Loan Documents, or any suit, action or proceeding relating to this Agreement or any of the other Loan Documents or the enforcement of rights hereunder or thereunder, (vii) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement, (viii) with the consent of the Company, or (ix) to the extent such Confidential Information (A) becomes publicly available other than as a result of a breach of this

Section, or (B) becomes available to the Global Agent, any LC Issuer or any Lender on a non-confidential basis from a source other than a Credit Party and not otherwise in violation of this Section, provided such source does not, to the knowledge of the Global Agent, an L/C Issuer or a Lender, as applicable, or their respective Affiliates, have an obligation of confidentiality to the Parent or any of its Subsidiaries.
     (b) As used in this Section, “Confidential Information” shall mean all information received from the Parent or any of its Subsidiaries relating to the Parent or any of its Subsidiaries or any of their businesses, other than any such information that (A) becomes publicly available other than as a result of a breach of this Section 11.14, or (B) becomes available to the Global Agent, any LC Issuer, any Lender or any Affiliate of any of the foregoing on a non-confidential basis from a source other than a Credit Party and not otherwise in violation of this Section 11.14, provided such source does not, to the knowledge of the Global Agent, an L/C Issuer or a Lender, as applicable, or their respective Affiliates, have an obligation of confidentiality to the Parent or any of its Subsidiaries.
     (c) Any Person required to maintain the confidentiality of Confidential Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Confidential Information as such Person would accord to its own confidential information. The Borrowers hereby agree that the failure of the Global Agent, any LC Issuer or any Lender to comply with the provisions of this Section shall not relieve any Borrower, or any other Credit Party, of any of its obligations under this Agreement or any of the other Loan Documents.
     Section 11.15 Limitations on Liability of the LC Issuers. The Borrowers assume all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letters of Credit. Neither any LC Issuer nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; or (c)  any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the LC Obligor shall have a claim against an LC Issuer, and an LC Issuer shall be liable to such LC Obligor, to the extent of any direct, but not consequential, damages suffered by such LC Obligor that such LC Obligor proves were caused by (i) such LC Issuer’s willful misconduct or gross negligence in determining whether documents presented under a Letter of Credit comply with the terms of such Letter of Credit or (ii) such LC Issuer’s willful failure to make lawful payment under any Letter of Credit after the presentation to it of documentation strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, an LC Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation.
     Section 11.16 General Limitation of Liability. No claim may be made by any Credit Party, any Lender, the Global Agent, any LC Issuer or any other Person against the Global Agent, any LC Issuer, or any other Lender or the Affiliates, directors, officers, employees, attorneys or agents of any of them for any damages other than actual compensatory damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any of the other Loan Documents, or any act, omission or event occurring in connection therewith; and each of the Borrowers, each Lender, the Global Agent and each LC Issuer hereby, to the fullest extent permitted under applicable law, waives, releases and agrees not to sue or counterclaim upon any such claim for any special, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.
     Section 11.17 No Duty. All attorneys, accountants, appraisers, consultants and other professional persons (including the firms or other entities on behalf of which any such Person may act)

retained by the Global Agent or any Lender with respect to the transactions contemplated by the Loan Documents shall have the right to act exclusively in the interest of the Global Agent or such Lender, as the case may be, and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to the Company, to any of its Subsidiaries, or to any other Person, with respect to any matters within the scope of such representation or related to their activities in connection with such representation. Each Borrower agrees, on behalf of itself and its Subsidiaries, not to assert any claim or counterclaim against any such persons with regard to such matters, all such claims and counterclaims, now existing or hereafter arising, whether known or unknown, foreseen or unforeseeable, being hereby waived, released and forever discharged.
     Section 11.18 Lenders and Agent Not Fiduciary to Borrowers, etc. The relationship among the Company and its Subsidiaries, on the one hand, and the Global Agent, each LC Issuer and the Lenders, on the other hand, is solely that of debtor and creditor, and the Global Agent, each LC Issuer and the Lenders have no fiduciary or other special relationship with the Company and its Subsidiaries, and no term or provision of any Loan Document, no course of dealing, no written or oral communication, or other action, shall be construed so as to deem such relationship to be other than that of debtor and creditor.
     Section 11.19 Survival of Representations and Warranties. All representations and warranties herein shall survive the making of Loans and all LC Issuances hereunder, the execution and delivery of this Agreement, the Notes and the other documents the forms of which are attached as Exhibits hereto, the issue and delivery of the Notes, any disposition thereof by any holder thereof, and any investigation made by the Global Agent or any Lender or any other holder of any of the Notes or on its behalf. All statements contained in any certificate or other document delivered to the Global Agent or any Lender or any holder of any Notes by or on behalf of the Company or any of its Subsidiaries pursuant hereto or otherwise specifically for use in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrowers hereunder, made as of the respective dates specified therein or, if no date is specified, as of the respective dates furnished to the Global Agent or any Lender.
     Section 11.20 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
     Section 11.21 [Intentionally Omitted].
     Section 11.22 Interest Rate Limitation.
     (a) Maximum Rate. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent the same is lawful and would not result in either (i) adverse tax consequences to the Parent or any of its Subsidiaries or (ii) the payment by a Foreign Subsidiary Borrower of amounts payable by any party other that such Foreign Subsidiary Borrower, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Base Rate to the date of repayment, shall have been received by such Lender.

     (b) Canadian Interest Limitation. Notwithstanding anything herein to the contrary, in no event shall the aggregate “interest” (as defined in Section 347 of the Criminal Code, Revised Statutes of Canada, 1985, C. 46 as the same may be amended, replaced or re-enacted from time to time) payable under this Agreement with respect to the Canadian Obligations exceed the effective annual rate of interest on the “credit advanced” (as defined in that section) under this Agreement lawfully permitted under that section and, if any payment, collection or demand pursuant to this Agreement in respect of “interest” (as defined in that section) is determined to be contrary to the provisions of that section, such payment, collection or demand shall be deemed to have been made by mutual mistake of the applicable Canadian Borrower and the Canadian Lenders and the amount of such payment or collection shall be refunded to such Canadian Borrower; for purposes of this Agreement the effective annual rate of interest shall be determined in accordance with generally accepted actuarial practices and principles over the term of the applicable credit advanced on the basis of annual compounding of the lawfully permitted rate of interest and, in the event of dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Global Agent will be conclusive for the purposes of such determination. The amount of the payment that is to be refunded will be determined by the Global Agent.
     Section 11.23 Judgment Currency. If the Global Agent, on behalf of the Lenders, obtains a judgment or judgments against any Borrower in a Designated Foreign Currency or Canadian Dollars, the obligations of such Borrower in respect of any sum adjudged to be due to the Global Agent or the Lenders hereunder or under the Notes (the “Judgment Amount”) shall be discharged only to the extent that, on the Business Day following receipt by the Global Agent of the Judgment Amount in the Designated Foreign Currency or Canadian Dollars, as applicable, the Global Agent, in accordance with normal banking procedures, may purchase Dollars with the Judgment Amount in such Designated Foreign Currency or Canadian Dollars, as applicable. If the amount of Dollars so purchased is less than the amount of Dollars that could have been purchased with the Judgment Amount on the date or dates the Judgment Amount (excluding the portion of the Judgment Amount which has accrued as a result of the failure of such Borrower to pay the sum originally due hereunder or under the Notes when it was originally due hereunder or under the Notes) was originally due and owing (the “Original Due Date”) to the Global Agent or the Lenders hereunder or under the Notes (the “Loss”), such Borrower agrees as a separate obligation and notwithstanding any such judgment, to indemnify the Global Agent or such Lender, as the case may be, against the Loss, and if the amount of Dollars so purchased exceeds the amount of Dollars that could have been purchased with the Judgment Amount on the Original Due Date, the Global Agent or such Lender agrees to remit such excess to such Borrower.
     Section 11.24 Press Releases and Related Matters. The Parent and each Borrower hereby each agree that the Global Agent, the Syndication Agent or any Documentation Agent may use the name, logo or other identifying information or trademark of the Parent or any Borrower solely in connection with a press release, “tombstone” or similar advertisements, or in connection with other disclosure to the “gold Sheets” or similar bank trade publications with respect to this Agreement.
     Section 11.25 Agreement of Borrowers. Anything to the contrary contained herein notwithstanding, any agreement, consent or undertaking contained herein that is applicable to a Borrower other than the Company shall only take effect as to such Borrower other than the Company upon and by virtue of the execution and delivery by such Borrower of a Joinder Agreement as contemplated by Section 5.02.
     Section 11.26 Patriot Act Notification. Each Lender that is subject to the Act (defined hereafter) and the Global Agent (for itself and not on behalf of any Lender) hereby notifies each Borrower that pursuant to the requirements of USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law on October 26, 2001)(the “Act”), it is required to obtain, verify and record information that identities the Borrowers, which information includes the name and address of each Borrower and other information that will allow such Lender or the Global Agent, as applicable, to identify each Borrower in accordance with the Act.
[Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

ABERCROMBIE & FITCH MANAGEMENT CO.
By:	/s/ Daniel A. Petronella
	Name:	Daniel A. Petronella
	Title:	Treasurer

ABERCROMBIE & FITCH CO.
By:	/s/ Daniel A. Petronella
	Name:	Daniel A. Petronella
	Title:	Treasurer

NATIONAL CITY BANK, as a Lender, an LC Issuer , the Swing Line Lender, Co-Lead Arranger and Global Agent
By:	/s/ Brian Strayton
	Name:	Brian Strayton
	Title:	Senior Vice President

NATIONAL CITY BANK, CANADA BRANCH, as a Canadian Lender
By:	/s/ William G. Hines
	Name:	William G. Hines
	Title:	Senior Vice President

Address:	277 Park Avenue	JPMORGAN CHASE BANK, N.A.,
	New York, New York 10172	as a Lender

		By:	/s/ James A. Knight

		Name:	James A. Knight
		Title:	Vice President

Address:	200 Bay St. Suite 1800 Toronto, Ontario	JPMORGAN CHASE BANK, N.A. (CANADA BRANCH)
M5J2J2

		By:	/s/ Steve Voigt

		Name:	Steve Voigt
		Title:	Senior Vice President

Address:	125 London Wall	J.P. MORGAN EUROPE LIMITED
London EC2Y 5AJ

		By:	/s/ Alastair A. Stevenson

		Name:	Alastair A. Stevenson
		Title:	Managing Director

Address:	21 East State	FIFTH THIRD BANK
Columbus, Ohio 43215

		By:	/s/ Brent M. Jackson

		Name:	Brent M. Jackson
		Title:	Vice President

Address:	41 S High Street	THE HUNTINGTON NATIONAL BANK
Columbus, Ohio 43215

		By:	/s/ Frederick Hadley

		Name:	Frederick Hadley
		Title:	Senior Vice President

Address:	335 Madison Avenue	BANK OF AMERICA, N.A.
Mail Code: NY 1-503-05-11
New York, New York 10017
		By:	/s/ Jaime C. Eng

		Name:	Jaime C. Eng
		Title:	Assistant Vice President

Address:	525 William Penn Place	CITIZENS BANK OF PENNSYLVANIA
Pittsburgh, Pennsylvania 15219-1729

		By:	/s/ Clifford A. Mull

		Name:	Clifford A. Mull
		Title:	Vice President

Address:	227 Park Avenue, 6th Floor	SUMITOMO MITSUI BANKING CORP.
New York, New York 10172

		By:	/s/ Yoshihiro Hyakutome

		Name:	Yoshihiro Hyakutome
		Title:	General Manager

Address:	425 Walnut St. 8th Floor	US BANK
Cincinnati, Ohio 45202
		By:	/s/ Kenneth R. Fieler

		Name:	Kenneth R. Fieler
		Title:	Associate Portfolio Manager

Address:	529 Fifth Avenue	PNC BANK, NATIONAL ASSOCIATION
Pittsburgh, Pennsylvania 15219

		By:	/s/ Mary Ann Amshoff

		Name:	Mary Ann Amshoff
		Title:	Vice President

EXHIBIT A-1
REVOLVING FACILITY NOTE

$	Cleveland, Ohio
, 20___
     FOR VALUE RECEIVED, the undersigned [                                        ] (herein, together with its successors and assigns, the “Borrower”), hereby promises to pay to the order of                                          (the “Lender”), in lawful money of the United States of America or in the applicable Designated Foreign Currency (such term and certain other terms used herein without definition shall have the meanings ascribed thereto in the Credit Agreement referred to below) and in immediately available funds, at the Payment Office of NATIONAL CITY BANK (the “Global Agent”), the principal sum of                                         ($     ) or, if less, the then unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to the Credit Agreement, on the Credit Facility Termination Date.
     The Borrower also promises to pay interest in like currency and funds at the Payment Office on the unpaid principal amount of each Revolving Loan made by the Lender from the date of such Revolving Loan until paid at the rates and at the times provided in Section 2.09 of the Credit Agreement.
     This Revolving Facility Note is one of the Notes referred to in the Credit Agreement, dated as of April ___, 2008, among Abercrombie & Fitch Management Co., the Foreign Subsidiary Borrowers party thereto, Abercrombie & Fitch Co., the lenders party thereto, the Global Agent, J.P. Morgan Securities, Inc., as the Syndication Agent and each of Fifth Third Bank and Huntington National Bank as a Documentation Agent (as may be further amended, restated or otherwise modified from time to time, the “Credit Agreement”), and is entitled to the benefits thereof and of the other Loan Documents.
     In case an Event of Default shall occur and be continuing, the principal of and accrued interest on this Revolving Facility Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.
     The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Revolving Facility Note. No failure to exercise, or delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of any such rights.
     This Revolving Facility Note shall be construed in accordance with and be governed by the laws of the State of Ohio, without regard to principles of conflict of law.

A-1-1

     THE UNDERSIGNED HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS REVOLVING FACILITY NOTE, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

[	]

By:

Name:

Title:

A-1-2

EXHIBIT A-2
SWING LINE NOTE

$	Cleveland, Ohio
, 20___
     FOR VALUE RECEIVED, the undersigned ABERCROMBIE & FITCH MANAGEMENT CO., a Delaware corporation (herein, together with its successors and assigns, the “Borrower”), hereby promises to pay to the order of                                          (the “Lender”), in lawful money of (such term and certain other terms used herein without definition shall have the meanings ascribed thereto in the Credit Agreement referred to below) the United States of America or in the applicable Designated Foreign Currency and in immediately available funds, at the Payment Office (such term and certain other terms used herein without definition shall have the meanings ascribed thereto in the Credit Agreement referred to below) of the Lender, the principal sum of                                          ($                    ) or, if less, the then unpaid principal amount of all Swing Loans made by the Lender to the Borrower pursuant to the Credit Agreement, on the Swing Loan Maturity Date applicable to each such Swing Loan.
     The Borrower promises also to pay interest in like currency and funds at the Payment Office on the unpaid principal amount of each Swing Loan made by the Lender from the date of such Swing Loan until paid at the rates and at the times provided in Section 2.09 of the Credit Agreement.
     This Swing Line Note is one of the Notes referred to in the Credit Agreement, dated as of                     , 2008, among Abercrombie & Fitch Management Co., the Foreign Subsidiary Borrowers party thereto, Abercrombie & Fitch Co., the lenders party thereto, National City Bank, as the Global Agent, J.P. Morgan Securities, Inc., as the Syndication Agent and each of Fifth Third Bank and Huntington National Bank as a Documentation Agent (as may be further amended, restated or otherwise modified from time to time, the “Credit Agreement”), and is entitled to the benefits thereof and of the other Loan Documents.
     In case an Event of Default shall occur and be continuing, the principal of and accrued interest on this Swing Line Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.
     The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Swing Line Note. No failure to exercise, or delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of any such rights.
     This Swing Line Note shall be construed in accordance with and be governed by the laws of the State of Ohio, without regard to principles of conflict of law.

A-2-1

     THE UNDERSIGNED HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SWING LINE NOTE, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

[	]

By:

Name:

Title:

A-2-2

EXHIBIT B-1
NOTICE OF BORROWING
                    , 200__
National City Bank, as Global Agent
629 Euclid Avenue
Cleveland, OH 44114
Locator #: 01-3028
     Attention: Agent Services
[Canadian Administrative Branch
c/o National City Bank, as Global Agent
629 Euclid Avenue
Cleveland, OH 44114
Locator #: 01-3028]
          Re: Notice of Borrowing under the Credit Agreement Referred to Below
Ladies and Gentlemen:
     The undersigned, [Abercrombie & Fitch Management Co., a Delaware corporation] [Canadian Borrower] [Foreign Revolving Facility Borrower] (the “Borrower”), refers to the Credit Agreement, dated as of April ___, 2008 among Abercrombie & Fitch Management Co., the Foreign Subsidiary Borrowers party thereto, Abercrombie & Fitch Co., the lenders party thereto, the Global Agent, J.P. Morgan Securities, Inc., as the Syndication Agent and each of Fifth Third Bank and Huntington National Bank as a Documentation Agent (as may be further amended, restated or otherwise modified from time to time, the “Credit Agreement”), the terms defined therein being used herein as therein defined), hereby gives you notice, irrevocably, pursuant to Section 2.06(b) of the Credit Agreement, that the undersigned hereby requests one or more Borrowings under the Credit Agreement, and in that connection therewith sets forth on Annex I hereto the information relating to each such Borrowing (collectively the “Proposed Borrowing”) as required by Section 2.06(b) of the Credit Agreement.
     The undersigned hereby specifies that the Proposed Borrowing will consist of Loans as indicated in the schedule attached hereto.
     The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:
     (A) the representations and warranties of the Parent and the Company contained in the Credit Agreement are and will be true and correct in all material respects, before and after giving effect to the Proposed Borrowing and to the application of the proceeds thereof, as though made on such date, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties were true and correct in all material respects as of the date when made; and

B-1-1

     (B) no Default or Event of Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds thereof.

Very truly yours,

[	]

By:

Name:

Title:

B-1-2

ANNEX I
TO
NOTICE OF BORROWING

[FOR REVOLVING FACILITY BORROWINGS]:

National City

## Revolver Activity Notice

**Date:** April 3, 2008

| | | | |
|---|---|---|---|
| **To:** | NATIONAL CITY | AGS CONTACT | phone |
| | | AGS Contact email address | 216-222-0012 |
| | | PLEASE COPY EACH OF THE FOLLOWING: | |
| | | Candace.Marsky@NationalCity.com | |
| | | Sonya.Townsell@NationalCity.com | |
| | | Sheri.Bickerton@NationalCity.com | |
| | | Kimberly.Thompson@NationalCity.com | |
| **From:** | Abercrombie & Fitch Co | BORROWER CONTACT | phone |
| | | Borrower Contact email address | fax |

---

Please check appropriate box:

☐ ***REVOLVER BASE RATE LOAN*** — *Notice Deadline: 11:00 AM Eastern (Same Day)*

*Beginning Balance:* $ ________ -

ADVANCE: $ ________ - CREDIT DDA #: [ENTER DDA #]

PAYDOWN: $ ________ - DEBIT DDA #: [ENTER DDA #]

*Ending Balance:* $ ________ -

☐ ***REVOLVER LIBOR LOAN*** — *Notice Deadline: 11:00 AM Eastern (3 Days Prior)*

*Effective Date:* ________

ADVANCE NEW FUNDS: $ ________ - CREDIT DDA #: [ENTER DDA #]

CONVERT FROM PRIME: $ ________ -

*New LIBOR Contact Total:* $ ________ -

Confirmation of Rate Setting will be faxed

☐ ***SWING LINE [ENTER RATE TYPE] LOAN*** — *Notice Deadline: 1:00 PM Eastern (Same Day)*

*Beginning Balance:* $ ________ -

ADVANCE: $ ________ - CREDIT DDA #: [ENTER DDA #]

PAYDOWN: $ ________ - DEBIT DDA #: [ENTER DDA #]

*Ending Balance:* $ ________ -

Revolver Activity Notice Date: April 3, 2008 To:NATIONAL CITYAGS CONTACTphone AGS Contact email address216-222-0012 PLEASE COPY EACH OF THE FOLLOWING: Candace.Marsky@NationalCity.com Sonya.Townsell@NationalCity.com Sheri.Bickerton@NationalCity.com Kimberly.Thompson@NationalCity.com From: Abercrombie & Fitch CoBORROWER CONTACTphone Borrower Contact email addressfax Please check appropriate box: REVOLVER BASE RATE LOANNotice Deadline: 11:00 AM Eastern (Same Day) Beginning Balance: $-ADVANCE: $- CREDIT DDA #: [ENTER DDA #] PAYDOWN: $- DEBIT DDA #: [ENTER DDA #] Ending Balance: $- REVOLVER LIBOR LOANNotice Deadline: 11:00 AM Eastern (3 Days Prior) Effective Date: ADVANCE NEW FUNDS: $- CREDIT DDA #: [ENTER DDA #] CONVERT FROM PRIME: $- New LIBOR Contact Total: $- Duration of Contract:1 Month 2 Months3 Months 6 Months Confirmation of Rate Setting wil be faxed SWING LINE [ENTER RATE TYPE] LOANNotice Deadline: 1:00 PM Eastern (Same Day) Beginning Balance: $-ADVANCE: $- CREDIT DDA #: [ENTER DDA #] PAYDOWN: $- DEBIT DDA #: [ENTER DDA #] Ending Balance: $-

E-1

Foreign Activity Notice Date: April 3, 2008 To: NATIONAL CITYAGS CONTACTphone AGS Contact email address216-222-0012 PLEASE COPY EACH OF THE FOLLOWING: Candace.Marsky@NationalCity.com Sonya.Townsell@NationalCity.com Sheri.Bickerton@NationalCity.com Kimberly.Thompson@NationalCity.com From: Abercrombie & Fitch CoBORROWER CONTACTphone Borrower Contact email addressfax Please check appropriate box: CANADIAN BASE RATE LOANNotice Deadline: 11:00 AM Eastern (Same Day) Canadian Funds Beginning Balance: $-ADVANCE: $- CREDIT DDA #: [ENTER DDA #] PAYDOWN: $- DEBIT DDA #: [ENTER DDA #] Ending Balance: $- BA EQUIVALENT RATE LOANNotice Deadline: 11:00 AM Eastern (3 Days Prior) Canadian Funds Effective Date: ADVANCE NEW FUNDS: $- CREDIT DDA #: [ENTER DDA #] CONVERT FROM PRIME: $- New LIBOR Contact Total: $- Duration of Contract: 1 Month 2 Months 3 Months 6 Months Confirmation of Rate Setting wil be faxed FOREIGN CURRENCY LIBOR RATENotice Deadline: 11:00 AM Eastern (3 Days Prior) Canadian Funds Effective Date: ADVANCE NEW FUNDS: $- CREDIT DDA #: [ENTER DDA #] CONVERT FROM PRIME: $- New LIBOR Contact Total: $- Duration of Contract: 1 Month 2 Months 3 Months 6 Months Confirmation of Rate Setting wil be faxed Currency: Additional Instructions

E-2

EXHIBIT B-2
NOTICE OF CONTINUATION OR CONVERSION
                    , 200__
National City Bank, as Global Agent
629 Euclid Avenue
Cleveland, OH 44114
Locator #: 01-3028
      Attention: Agent Services
[Canadian Administrative Branch
c/o National City Bank, as Global Agent
629 Euclid Avenue
Cleveland, OH 44114
Locator #: 01-3028]

Re:	Notice of Continuation or Conversion under the Credit Agreement Referred to Below
Ladies and Gentlemen:
     The undersigned, Abercrombie & Fitch Management Co. (the “Borrower”), refers to the Credit Agreement, dated as of April ___, 2008, among the Borrower, the Foreign Subsidiary Borrowers party thereto, Abercrombie & Fitch Co., the lenders party thereto, the Global Agent, J.P. Morgan Securities, Inc., as the Syndication Agent and each of Fifth Third Bank and Huntington National Bank as a Documentation Agent (as may be further amended, restated or otherwise modified from time to time, the “Credit Agreement”), and hereby gives you notice, irrevocably, pursuant to Section 2.10(c) of the Credit Agreement, that the undersigned hereby requests one or more [Continuations] [Conversions] of Loans, consisting of one Type of Loan, pursuant to Section 2.10(c) of the Credit Agreement, and in that connection therewith sets forth on Annex I hereto the information relating to each such [Continuation] [Conversions].
     The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the [Continuation] [Conversion]:
     (A) the representations and warranties of the Parent and the Company contained in the Credit Agreement are and will be true and correct in all material respects, before and after giving effect to the [Continuation] [Conversion], as though made on such date, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties were true and correct in all material respects as of the date when made; and

B-2-1

     (B) no Default or Event of Default has occurred and is continuing, or would result from such [Continuation] [Conversion].

Very truly yours,

[	]

By:

Name:

Title:

B-2-2

ANNEX I
TO
NOTICE OF CONTINUATION OR CONVERSION

[FOR REVOLVING FACILITY CONTINUATIONS/CONVERSIONS]

National City

## Revolver Activity Notice

**Date:** April 3, 2008

**To:** NATIONAL CITY

AGS CONTACT
AGS Contact email address
PLEASE COPY EACH OF THE FOLLOWING:
Candace.Marsky@NationalCity.com
Sonya.Townsell@NationalCity.com
Sheri.Bickerton@NationalCity.com
Kimberly.Thompson@NationalCity.com
phone
216-222-0012

**From:** Abercrombie & Fitch Co

BORROWER CONTACT
Borrower Contact email address
phone
fax

---

Please check appropriate box:

☐ ***REVOLVER BASE RATE LOAN*** — *Notice Deadline: 11:00 AM Eastern (Same Day)*

*Beginning Balance:* $ -

ADVANCE: $ - CREDIT DDA #: [ENTER DDA #]

PAYDOWN: $ - DEBIT DDA #: [ENTER DDA #]

*Ending Balance:* $ -

☐ ***REVOLVER LIBOR LOAN*** — *Notice Deadline: 11:00 AM Eastern (3 Days Prior)*

*Effective Date:* ______

ADVANCE NEW FUNDS: $ - CREDIT DDA #: [ENTER DDA #]

CONVERT FROM PRIME: $ -

*New LIBOR Contact Total:* $ -

☐ ***SWING LINE [ENTER RATE TYPE] LOAN*** — *Notice Deadline: 1:00 PM Eastern (Same Day)*

*Beginning Balance:* $ -

ADVANCE: $ - CREDIT DDA #: [ENTER DDA #]

PAYDOWN: $ - DEBIT DDA #: [ENTER DDA #]

*Ending Balance:* $ -

Revolver Activity Notice Date: April 3, 2008 To:NATIONAL CITYAGS CONTACTphone AGS Contact email address216-222-0012 PLEASE COPY EACH OF THE FOLLOWING: Candace.Marsky@NationalCity.com Sonya.Townsell@NationalCity.com Sheri.Bickerton@NationalCity.com Kimberly.Thompson@NationalCity.com From: Abercrombie & Fitch CoBORROWER CONTACTphone Borrower Contact email addressfax Please check appropriate box: REVOLVER BASE RATE LOANNotice Deadline: 11:00 AM Eastern (Same Day) Beginning Balance: $-ADVANCE: $- CREDIT DDA #: [ENTER DDA #] PAYDOWN: $- DEBIT DDA #: [ENTER DDA #] Ending Balance: $- REVOLVER LIBOR LOANNotice Deadline: 11:00 AM Eastern (3 Days Prior) Effective Date: ADVANCE NEW FUNDS: $- CREDIT DDA #: [ENTER DDA #] CONVERT FROM PRIME: $- New LIBOR Contact Total: $- Duration of Contract:1 Month 2 Months3 Months 6 Months Confirmation of Rate Setting wil be faxed SWING LINE [ENTER RATE TYPE] LOANNotice Deadline: 1:00 PM Eastern (Same Day) Beginning Balance: $-ADVANCE: $- CREDIT DDA #: [ENTER DDA #] PAYDOWN: $- DEBIT DDA #: [ENTER DDA #] Ending Balance: $-

1

Foreign Activity Notice Date: April 3, 2008 To: NATIONAL CITYAGS CONTACTphone AGS Contact email address216-222-0012 PLEASE COPY EACH OF THE FOLLOWING: Candace.Marsky@NationalCity.com Sonya.Townsell@NationalCity.com Sheri.Bickerton@NationalCity.com Kimberly.Thompson@NationalCity.com From: Abercrombie & Fitch CoBORROWER CONTACTphone Borrower Contact email addressfax Please check appropriate box: CANADIAN BASE RATE LOANNotice Deadline: 11:00 AM Eastern (Same Day) Canadian Funds Beginning Balance: $-ADVANCE: $- CREDIT DDA #: [ENTER DDA #] PAYDOWN: $- DEBIT DDA #: [ENTER DDA #] Ending Balance: $- BA EQUIVALENT RATE LOANNotice Deadline: 11:00 AM Eastern (3 Days Prior) Canadian Funds Effective Date: ADVANCE NEW FUNDS: $- CREDIT DDA #: [ENTER DDA #] CONVERT FROM PRIME: $- New LIBOR Contact Total: $- Duration of Contract: 1 Month 2 Months 3 Months 6 Months Confirmation of Rate Setting wil be faxed FOREIGN CURRENCY LIBOR RATENotice Deadline: 11:00 AM Eastern (3 Days Prior) Canadian Funds Effective Date: ADVANCE NEW FUNDS: $- CREDIT DDA #: [ENTER DDA #] CONVERT FROM PRIME: $- New LIBOR Contact Total: $- Duration of Contract: 1 Month 2 Months 3 Months 6 Months Confirmation of Rate Setting wil be faxed Currency: Additional Instructions

2

EXHIBIT B-3
REVOLVING FACILITY LC REQUEST
No.
Dated                     , 200__
National City Bank, as Global Agent
629 Euclid Avenue
Cleveland, OH 44114
Locator #: 01-3028
      Attention: Agent Services
Ladies and Gentlemen:
     The undersigned, Abercrombie & Fitch Management Co., a Delaware corporation (the “Borrower”), refers to the Credit Agreement, dated as of                     , 2008, among Abercrombie & Fitch Management Co., the Foreign Subsidiary Borrowers party thereto, Abercrombie & Fitch Co., the lenders party thereto, the Global Agent, J.P. Morgan Securities, Inc., as the Syndication Agent and each of Fifth Third Bank and Huntington National Bank as a Documentation Agent (as may be further amended, restated or otherwise modified from time to time, the “Credit Agreement”).
     Pursuant to Section 2.05(b) of the Credit Agreement, the undersigned hereby requests that                     , as LC Issuer, issue a [Standby/Trade] Letter of Credit on                     , 200___(the “Date of Issuance”) in the aggregate face amount of [$                    ] [other Designated foreign currency], for the account of                                         , (the “LC Obligor”).
     The beneficiary of the requested Letter of Credit will be                     , and such Letter of Credit will be in support of                      and will have a stated termination date of                     .
     The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the Date of Issuance:
     (A) the representations and warranties of the Parent and the Company contained in the Credit Agreement and the other Loan Documents are and will be true and correct in all material respects, before and after giving effect to the issuance of the Letter of Credit, as though made on such date, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties were true and correct in all material respects as of the date when made; and
     (B) no Default or Event of Default has occurred and is continuing, or would result after giving effect to the issuance of the Letter of Credit requested hereby.

B-3-1

     Copies of all documentation with respect to the supported transaction are attached hereto.

Very truly yours,

ABERCROMBIE & FITCH MANAGEMENT CO.

By:

Name:

Title:

B-3-2

EXHIBIT C-1

FORM OF
DOMESTIC CREDIT PARTY
GUARANTY

C-1

GUARANTY OF PAYMENT (DOMESTIC CREDIT PARTIES)
     This GUARANTY OF PAYMENT (DOMESTIC CREDIT PARTIES) dated as of April ___, 2008 (this “Agreement”), among ABERCROMBIE & FITCH CO., a Delaware corporation (“Parent”), each direct and indirect Domestic Subsidiary of Parent other than Abercrombie & Fitch Management Co. (each a “Domestic Subsidiary” and, together with Parent and any other Domestic Subsidiaries that become parties hereto as contemplated by Section 26 hereof, referred to herein individually as a “Guarantor” and collectively as the “Guarantors”), and NATIONAL CITY BANK, as global administrative agent (the “Global Agent”) for the lenders (the “Lenders”) party to the Credit Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Abercrombie & Fitch Management Co. (the “Company”), the Foreign Subsidiary Borrowers from time to time party thereto, the Global Agent, the Lenders party thereto and the other parties party thereto.
     The Lenders have agreed to make loans to Borrowers in accordance with the terms of the Credit Agreement. The obligations of the Lenders to lend under the Credit Agreement are conditioned on, among other things, the execution and delivery by the Guarantors of a guarantee agreement in the form hereof. The Guarantors acknowledge that they will derive substantial benefits from the extension of credit to Borrowers under the Credit Agreement. As consideration therefor and in order to induce the Lenders to make the Loans (such term and the other capitalized terms used herein and not otherwise defined herein having the meanings assigned to them in the Credit Agreement), the Guarantors are willing to execute and deliver this Agreement. Accordingly, the parties hereto agree as follows:
     SECTION 1. The following terms shall have the meanings specified herein:
     “Creditor” means the Global Agent, each LC Issuer, the Lenders (specifically including any Canadian Lending Installation of any Lender) and the Designated Hedge Creditors, and the respective successors and assigns of each of the foregoing.
     “Designated Hedge Document” means (i) each Designated Hedge Agreement to which the Parent or any of its Subsidiaries is now or may hereafter become a party, and (ii) each confirmation, transaction statement or other document executed and delivered in connection therewith to which the Parent or any of its Subsidiaries is now or may hereafter become a party.
     “Designated Hedge Document Obligations” means all amounts, indemnities and reimbursement obligations, direct or indirect, contingent or absolute, of every type or description, and at any time existing owing by any Designated Hedge Obligor to any Designated Hedge Creditor pursuant to any of the Designated Hedge Documents (including, but not limited to, interest and fees that accrue after the commencement by or against any Designated Hedge Obligor of any insolvency proceeding under Section 362(a) of the Bankruptcy Code, regardless of whether such interest and fees are allowed claims in such proceeding).
     “Designated Hedge Obligor” means any Borrower and any Domestic Subsidiary of the Parent that is now or may hereafter become a party to any Designated Hedge Agreement.
     “Guaranteed Documents” means (i) the Credit Agreement, the Notes, any Letter of Credit and all other Loan Documents to which any Credit Party or any of its Subsidiaries is now or may hereafter become a party, and (ii) each Designated Hedge Agreement and other Designated Hedge Document to which any Designated Hedge Obligor is now or may hereafter become a party.
     “Guaranteed Obligations” means the Obligations and the Designated Hedge Document Obligations.

     “Guaranteed Party” means each Borrower, each other Domestic Credit Party and each Designated Hedge Obligor.
     “Original Currency” has the meaning provided in Section 19 hereof.
     “Other Currency” has the meaning provided in Section 19 hereof.
     SECTION 2. Each of the Guarantors unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety: (i) to the Global Agent, each LC Issuer and the Lenders (specifically including any Canadian Lending Installation of any Lender) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all of the Obligations; and (ii) to each Designated Hedge Creditor the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all of the Designated Hedge Document Obligations. Each of the Guarantors further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Guaranteed Obligation.
     SECTION 3. Each of the Guarantors irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any person against any other Credit Party or any other Person, or against any guaranty of any other Person. The obligations of each of the Guarantors shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by the occurrence, one or more times, of any of the following: (a) any extension, renewal, settlement, compromise, waiver or release in respect to any Guaranteed Obligation under any agreement or instrument, by operation of law or otherwise; (b) any modification or amendment of or supplement to the Credit Agreement, any Note, any other Loan Document, or any agreement or instrument evidencing or relating to any Guaranteed Obligation; (c) any release, non-perfection or invalidity of any direct or indirect security for any Guaranteed Obligation under any agreement or instrument evidencing or relating to any Guaranteed Obligation; (d) any change in the corporate existence, structure or ownership of any Credit Party or other Subsidiary or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Credit Party or other Subsidiary or its assets or any resulting release or discharge of any obligation of any Credit Party or other Subsidiary contained in any agreement or instrument evidencing or relating to any Guaranteed Obligation; (e) the existence of any claim, set-off or other rights which such Guarantor may have at any time against any other Credit Party, the Global Agent, any Lender, any Affiliate of any Lender or any other person, whether in connection herewith or any unrelated transactions; (f) any invalidity or unenforceability relating to or against any other Credit Party for any reason of any agreement or instrument evidencing or relating to any Guaranteed Obligation, or any provision of applicable law or regulation purporting to prohibit the payment by any Credit Party of any of the Guaranteed Obligations; or (g) any other act or omission of any kind by any other Credit Party, the Global Agent, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this Section 3, constitute a legal or equitable discharge of such Guarantor’s obligations under this Section 3 other than the irrevocable payment in full of all Guaranteed Obligations.
     SECTION 4. Each of the Guarantors further agrees that its guarantee hereunder is an absolute, unconditional, present and continuing guarantee of payment when due and not of collection and is in no way conditioned or contingent upon any attempt to collect from any Guaranteed Party or any Subsidiary or Affiliate of any Guaranteed Party, or any other action, occurrence or circumstance whatsoever, and waives any right to require that resort be had by the Global Agent or any Lender to any security held for payment of the Guaranteed Obligations or to any balance of any deposit account or credit on the books of the Global Agent or any Lender in favor of the Borrowers or any other person. In addition to the foregoing, each Guarantor, jointly and severally, unconditionally and irrevocably, guarantees to the Creditors the payment

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of any and all Guaranteed Obligations of the Borrowers and each other Guaranteed Party, whether or not due or payable by the obligor thereon, upon the occurrence in respect of such Guaranteed Party or other applicable obligor of any Insolvency Event, and unconditionally and irrevocably, jointly and severally, promises to pay such Guaranteed Obligations to the Global Agent, for the benefit of the Creditors, on demand, in such currency and otherwise in such manner as is provided in the Guaranteed Documents governing such Guaranteed Obligations. As a separate, additional and continuing obligation, each Guarantor unconditionally and irrevocably undertakes and agrees, for the benefit of the Creditors, that, should any amounts constituting Guaranteed Obligations not be recoverable from any Borrower or any other Guaranteed Party for any reason whatsoever (including, without limitation, by reason of any provision of any Guaranteed Document or any other agreement or instrument executed in connection therewith being or becoming, at any time, voidable, void, unenforceable, or otherwise invalid under any applicable law), then notwithstanding any notice or knowledge thereof by the Global Agent, any other Creditor, any of their respective Affiliates, or any other Person, each Guarantor, jointly and severally, as sole, original and independent obligor, upon demand by the Global Agent, will make payment to the Global Agent, for the account of the Creditors, of all such obligations not so recoverable by way of full indemnity, in such currency and otherwise in such manner as is provided in the Guaranteed Documents. Each Guarantor understands, agrees and confirms that the Global Agent, on behalf of the Creditors, may enforce this Agreement up to the full amount of the Guaranteed Obligations against any Guarantor without proceeding against any other Guarantor, any Guaranteed Party or any other Person.
     SECTION 5. The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Global Agent or any Lender to assert any claim or demand or to enforce any remedy under any Loan Document, any guarantee or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or omission which may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of the Borrowers or any Guarantor as a matter of law or equity (other than the indefeasible payment in full of all the Guaranteed Obligations).
     SECTION 6. Each of the Guarantors further agrees that its guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligation is rescinded or must otherwise be restored by the Global Agent or any Lender upon the bankruptcy or reorganization of the Borrowers, any other Guarantor or otherwise.
     SECTION 7. In furtherance of the foregoing and not in limitation of any other right which the Global Agent or any Lender has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrowers to pay any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each of the Guarantors hereby promises to and will, upon receipt of written demand by the Global Agent, forthwith pay, or cause to be paid, to the Global Agent for distribution to the Lenders, if and as appropriate, in cash the amount of such unpaid Guaranteed Obligation. Notwithstanding any payment or payments made by a Guarantor hereunder or any setoff or application of funds of a Guarantor by the Global Agent or any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Global Agent or any Lender against the Borrowers or any guarantee or right of offset held for the payment of the Guaranteed Obligations (whether contractual, under Section 509 of the Bankruptcy Code, or otherwise), nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrowers in respect of payments made by such Guarantor hereunder, until all amounts owing to the Global Agent or any Lender by the Borrowers on

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account of the Guaranteed Obligations are paid in full and the Commitments are terminated. If any amount shall erroneously be paid to any Guarantor on account of such subrogation, contribution, reimbursement, indemnity and similar rights, such amount shall be held in trust for the benefit of the Lenders and shall forthwith be paid to the Global Agent to be credited and applied to the payment of the Guaranteed Obligations. Any term or provision of this Agreement to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed by that Guarantor without rendering this Agreement, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.
     SECTION 8. Each of the Guarantors represents and warrants that: (a) it is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (b) the execution, delivery and performance by it of this Agreement are within its corporate or limited liability company, as applicable, powers, have been duly authorized by all necessary corporate or limited liability company, as applicable, and (if necessary) stockholder or member, as applicable, action, and do not contravene, or constitute a default under, any provision of applicable law or regulation or of its certificate of incorporation or certificate of formation, as applicable, or bylaws or limited liability company agreement, as applicable, or any material agreement or instrument binding upon it; (c) it has duly executed and delivered this Agreement and each other Loan Document, if any, to which it is party; (d) no consent or approval of, registration or filing with, or any other action by, any Governmental Authority, is required to authorize or is required as a condition to (i) the execution, delivery and performance by such Guarantor of any Loan Document to which it is a party, or (ii) the legality, validity, binding effect or enforceability of any Loan Document to which such Guarantor is a party; (e) there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending or, to the knowledge of such Guarantor, threatened against or affecting such Guarantor that (i) with respect thereto, there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) expressly contest the validity of this Agreement; and (f) this Agreement constitutes a legal, valid and binding obligation of such Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
     SECTION 9. The guarantees made hereunder shall survive and be in full force and effect so long as any Guaranteed Obligation is outstanding and has not been indefeasibly paid, and shall be reinstated to the extent provided in Section 6.
     SECTION 10. This Agreement and the terms, covenants and conditions hereof shall be binding upon each Guarantor and its successors and shall inure to the benefit of the Global Agent and the Lenders and their respective successors and assigns. None of the Guarantors shall be permitted to assign or transfer any of its rights or obligations under this Agreement, except as expressly contemplated by this Agreement.
     SECTION 11. All amounts received by the Global Agent pursuant to, or in connection with the enforcement of, this Agreement, together with all amounts and other rights and benefits realized by any Creditor (or to which any Creditor may be entitled) by virtue of this Agreement, shall be applied as provided in Section 8.03 of the Credit Agreement.
     SECTION 12. The Guarantors hereby jointly and severally agree to pay, to the extent not paid pursuant to Section 11.01 of the Credit Agreement, all reasonable out-of-pocket costs and expenses of the Global Agent and each other Creditor in connection with the enforcement of this Agreement and any amendment, waiver or consent relating hereto (including, without limitation, the reasonable fees and disbursements of counsel employed by the Global Agent or any of the other Creditors).

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     SECTION 13. No failure on the part of the Global Agent to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Global Agent or any Lender preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder and under the other Loan Documents are cumulative and are not exclusive of any other remedies provided by law. Except as provided in the Credit Agreement, none of the Global Agent or the Lenders shall be deemed to have waived any rights hereunder or under any other agreement or instrument unless such waiver shall be in writing and signed by such parties.
     SECTION 14. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF OHIO WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES. TO THE FULLEST EXTENT PERMITTED BY LAW, THE GUARANTORS HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVE ANY CLAIM TO ASSERT THAT THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF OHIO GOVERNS THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. Any legal action or proceeding with respect to this Agreement or any other Loan Document may be brought in the Court of Common Pleas of Cuyahoga County, Ohio, or of the United States for the Northern District of Ohio, and, by execution and delivery of this Agreement, each Guarantor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Guarantor hereby further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Borrower at its address for notices pursuant to Section 15 hereof, such service to become effective 30 days after such mailing or at such earlier time as may be provided under applicable law. Nothing herein shall affect the right of the Global Agent to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Guarantor in any other jurisdiction. Each Guarantor hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Loan Document brought in the courts referred to in this Section 14 and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.
     SECTION 15. All communications and notices hereunder shall be in writing and given as provided in Section 11.04 of the Credit Agreement; provided that any communication or notice hereunder to any Guarantor shall be given to it in care of the Company at the address or telecopy or telex number specified in the Credit Agreement.
     SECTION 16. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
     SECTION 17. A separate action or actions may be brought and prosecuted against any Guarantor whether or not action is brought against any other Guarantor, any other guarantor or any Guaranteed Party, and whether or not any other Guarantor, any other guarantor of the Guaranteed Parties or any Guaranteed Party joined in any such action or actions.
     SECTION 18. Each Guarantor confirms that an executed (or conformed) copy of each of the Guaranteed Documents has been made available to its principal executive officers, that such officers are familiar with the contents thereof and of this Agreement, and that it has executed and delivered this

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Agreement after reviewing the terms and conditions of the Credit Agreement, the other Guaranteed Documents and this Agreement and such other information as it has deemed appropriate in order to make its own credit analysis and decision to execute and deliver this Agreement. Each Guarantor confirms that it has made its own independent investigation with respect to the creditworthiness of the Guaranteed Parties and their Subsidiaries and Affiliates and is not executing and delivering this Agreement in reliance on any representation or warranty by the Global Agent or any other Creditor or any other Person acting on behalf of the Global Agent or any other Creditor as to such creditworthiness. Each Guarantor expressly assumes all responsibilities to remain informed of the financial condition of the Guaranteed Parties and their respective Subsidiaries and Affiliates and any circumstances affecting (a) any Guaranteed Party’s or any of its Subsidiary’s or Affiliate’s ability to perform its obligations under the Credit Agreement and the other Guaranteed Documents to which it is a party, or (b) any other guaranty for all or any part of such Guaranteed Party’s or such Subsidiary’s or Affiliate’s payment and performance obligations thereunder; and each Guarantor further agrees that the Global Agent and the other Creditors shall have no duty to advise any Guarantor of information known to them regarding such circumstances or the risks such Guarantor undertakes in this Agreement.
     SECTION 19. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in any currency (the “Original Currency”) into another currency (the “Other Currency”) each Guarantor, the Global Agent and the other Creditors, by their acceptance of the benefits hereof, agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Global Agent could purchase the Original Currency with the Other Currency at the Payment Office on the second Business Day preceding that on which final judgment is given. The obligation of a Guarantor in respect of any sum due in the Original Currency from it to the Global Agent or any other Creditor hereunder shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by such Creditor or the Global Agent, as the case may be, of any sum adjudged to be so due in such Other Currency such Creditor or the Global Agent, as the case may be, may in accordance with normal banking procedures purchase Dollars with such Other Currency; if the amount of the Original Currency so purchased is less than the sum originally due to such Creditor or the Global Agent, as the case may be, in the Original Currency, such Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Creditor or the Global Agent, as the case may be, against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due to the Global Agent or any other Creditor, as the case may be, in the Original Currency, the Global Agent or such other Creditor, as the case may be, agrees to remit to such Guarantor such excess.
     SECTION 20. Each Guarantor covenants and agrees that on and after the date hereof and until this Agreement is terminated in accordance with its terms, such Guarantor shall take, or will refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that no Default or Event of Default, is caused by the actions or inactions of such Guarantor or any of its Subsidiaries.
     SECTION 21. The relationship among any Guarantor and its Affiliates, on the one hand, and the Global Agent and the other Creditors, on the other hand, is solely that of debtor and creditor, and the Global Agent and the other Creditors have no fiduciary or other special relationship with any Guarantor or any of its Affiliates, and no term or provision of any Guaranteed Document, no course of dealing, no written or oral communication, or other action, shall be construed so as to deem such relationship to be other than that of debtor and creditor.
     SECTION 22. This Guarantee may be released with respect to any Subsidiary that ceases to be a Domestic Subsidiary as a result of a transaction that is permitted by the terms of the Credit Agreement.

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     SECTION 23. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument; provided that this Agreement shall be construed as a separate agreement with respect to each Guarantor and may be amended, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder. This Agreement shall be effective with respect to any Guarantor when a counterpart which bears the signature of such Guarantor shall have been delivered to the Global Agent.
     SECTION 24. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS (INCLUDING, WITHOUT LIMITATION, ANY AMENDMENTS, WAIVERS OR OTHER MODIFICATIONS RELATING TO ANY OF THE FOREGOING), OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 24.
     SECTION 25. Upon execution and delivery by the Global Agent and any subsequently acquired or organized Domestic Subsidiary of an instrument in the form of Annex 1 attached hereto, such subsequently acquired or organized Domestic Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any such instrument shall not require the consent of any Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

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     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

ABERCROMBIE & FITCH CO.
By:
Name:
Title:

ABERCROMBIE & FITCH HOLDING CORPORATION
By:
Name:
Title:

A&F TRADEMARK, INC.
By:
Name:
Title:

ABERCROMBIE & FITCH FULFILLMENT COMPANY
By:
Name:
Title:

ABERCROMBIE & FITCH DISTRIBUTION COMPANY
By:
Name:
Title:

J.M.H. TRADEMARK, INC.
By:
Name:
Title:

J.M. HOLLISTER, LLC
By:
Name:
Title:

ABERCROMBIE & FITCH TRADING CO.
By:
Name:
Title:

ABERCROMBIE & FITCH STORES, INC.
By:
Name:
Title:

ABERCROMBIE & FITCH PROCUREMENT SERVICES, LLC
By:
Name:
Title:

FAN COMPANY, LLC
By:
Name:
Title:

HOLLISTER CO.
By:
Name:
Title:

ABERCROMBIE & FITCH INTERNATIONAL, INC.
By:
Name:
Title:

GILLY HICKS LLC
By:
Name:
Title:

DFZ, LLC
By:
Name:
Title:

A&F CANADA HOLDING CO.
By:
Name:
Title:

CANOE, LLC
By:
Name:
Title:

CROMBIE, LLC
By:
Name:
Title:

RUEHL NO. 925, LLC
By:
Name:
Title:

NATIONAL CITY BANK, as Global Agent
By:
Name:	Brian Strayton
Title:	Senior Vice President

ANNEX 1 to the
Guaranty of Payment (Domestic Credit Parties)
     SUPPLEMENT NO. dated as of                     , 20[___] to the GUARANTY OF PAYMENT (DOMESTIC CREDIT PARTIES), dated as of April ___, 2008 (the “Agreement”), among ABERCROMBIE & FITCH CO., a Delaware corporation (“Parent”), and each direct and indirect Subsidiary of Parent other than Abercrombie & Fitch Management Co. (each a “Domestic Subsidiary” and, together with Parent and any other Domestic Subsidiaries that become parties hereto as contemplated by Section 25 thereof, referred to herein individually as a “Guarantor” and collectively as the “Guarantors”), and NATIONAL CITY BANK, as global administrative agent (the “Global Agent”) for the lenders (the “Lenders”) party to the Credit Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Abercrombie & Fitch Management Co. (the “Company”), the Foreign Subsidiary Borrowers from time to time party thereto, the Global Agent, the Lenders party thereto and the other parties party thereto.
     The Guarantors have entered into the Agreement in order to induce the Lenders to make Loans to the Borrowers (such term and other capitalized terms used herein and not otherwise defined herein having the meanings assigned to such terms in the Agreement and the Credit Agreement). Section 25 of the Agreement provides that additional Domestic Subsidiaries may become Guarantors under the Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Domestic Subsidiary (the “New Guarantor”) is executing this Supplement to become a Guarantor under the Agreement. As a Subsidiary, the New Guarantor acknowledges that it derives substantial benefits from the extension of credit to the Borrowers under the Credit Agreement.
     Accordingly, the Global Agent and the New Guarantor agree as follows:
     SECTION 1. In accordance with Section 25 of the Agreement, the New Guarantor by its signature below becomes a Guarantor under the Agreement with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby agrees to all the terms and provisions of the Agreement applicable to it as a Guarantor thereunder. Each reference to a “Guarantor” in the Agreement shall be deemed to include the New Guarantor. The Agreement is hereby incorporated herein by reference.
     SECTION 2. The New Guarantor represents and warrants that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.
     SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Global Agent shall have received a counterpart of this Supplement that bears the signature of the New Guarantor.
     SECTION 4. Except as expressly supplemented hereby, the Agreement shall remain in full force and effect.
     SECTION 5. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF OHIO WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

     SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable and the validity, legality and enforceability of the remaining provisions contained herein and in the Agreement, and of any such provision with respect to any other Guarantor, shall not in any way be affected or impaired. The parties shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
     SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 15 of the Agreement. All communications and notices hereunder to the New Guarantor shall be given to it at the address set forth under its signature below.
     SECTION 8. The New Guarantor agrees to reimburse the Global Agent for its out-of-pocket expenses in connection with this Supplement, including the fees, disbursements and other charges of counsel for the Global Agent.
     IN WITNESS WHEREOF, the New Guarantor and the Global Agent have duly executed this Supplement to the Agreement as of the day and year first above written.

[NAME OF NEW GUARANTOR],
By:
Name:
Title:

[Address]

NATIONAL CITY BANK, as Global Agent,
By:
Name:
Title:

EXHIBIT C-2

FORM OF
FOREIGN SUBSIDIARY GUARANTY

E-1

GUARANTY OF PAYMENT (FOREIGN SUBSIDIARY GUARANTOR)
     This GUARANTY OF PAYMENT (FOREIGN SUBSIDIARY GUARANTOR) dated as of [                    ], 20[___] (this “Agreement”), between [                    ], a [                    ] [                    ] (the “Guarantor”), a Subsidiary of [                    ],a [                    ] [                    ] (the “Parent Foreign Borrower”), a Foreign Subsidiary Borrower under the Credit Agreement (hereinafter defined), and NATIONAL CITY BANK, as global administrative agent (the “Global Agent”) for the lenders (the “Lenders”) party to the Credit Agreement, dated as of April ___, 2008 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Abercrombie & Fitch Management Co. (the “Company”), the Foreign Subsidiary Borrowers from time to time party thereto, the Global Agent, the Lenders party thereto and the other parties party thereto.
     The Lenders have agreed to make loans to Borrowers in accordance with the terms of the Credit Agreement. The obligations of the Lenders to lend under the Credit Agreement to the Parent Foreign Borrower are conditioned on, among other things and subject to the Foreign Guaranty Principles, the execution and delivery by the Guarantor of a guarantee agreement in the form hereof prior to the Parent Foreign Borrower loaning or otherwise providing any proceeds of the Loans to the Guarantor or obtaining any Letter of Credit for the benefit of the Guarantor. The Guarantor acknowledges that it will derive substantial benefits from the extension of credit to the Parent Foreign Borrower under the Credit Agreement. As consideration therefor and in order to induce the Lenders to make the Loans (such term and the other capitalized terms used herein and not otherwise defined herein having the meanings assigned to them in the Credit Agreement) to the Parent Foreign Borrower, the Guarantor is willing to execute and deliver this Agreement. Accordingly, the parties hereto agree as follows:
     SECTION 1. The following terms shall have the meanings specified herein:
     “Creditor” means the Global Agent, each LC Issuer, the Lenders [Add for Canadian Subsidiary guaranty only: (specifically including any Canadian Lending Installation of any Lender)], and the respective successors and assigns of each of the foregoing.
     “Guaranteed Documents” means the Credit Agreement, the Notes, any Letter of Credit and all other Loan Documents to which any Credit Party or any of its Subsidiaries is now or may hereafter become a party, but only to the extent that the Parent Foreign Borrower is a party.
     “Guaranteed Obligations” means the Obligations of the Parent Foreign Borrower under the Guaranteed Documents, provided that the maximum amount of the Guaranteed Obligations shall not exceed at any time, and shall only relate to, the sum of the amount of Loan proceeds, if any, that the Parent Foreign Borrower has loaned to the Guarantor plus the face amount of any Letter of Credit issued for the benefit of the Guarantor.
     “Original Currency” has the meaning provided in Section 19 hereof.
     “Other Currency” has the meaning provided in Section 19 hereof.
     SECTION 2. The Guarantor unconditionally guarantees, as a primary obligor and not merely as a surety, to the Global Agent, each LC Issuer and the Lenders [Add for Canadian Subsidiary guaranty only: (specifically including any Canadian Lending Installation of any Lender)] the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all of the Guaranteed Obligations. The Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Guaranteed Obligation.

     SECTION 3. The Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any person against any other Credit Party or any other Person, or against any guaranty of any other Person. The obligations of the Guarantor shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by the occurrence, one or more times, of any of the following: (a) any extension, renewal, settlement, compromise, waiver or release in respect to any Guaranteed Obligation under any agreement or instrument, by operation of law or otherwise; (b) any modification or amendment of or supplement to the Credit Agreement, any Note, any other Loan Document, or any agreement or instrument evidencing or relating to any Guaranteed Obligation; (c) any release, non-perfection or invalidity of any direct or indirect security for any Guaranteed Obligation under any agreement or instrument evidencing or relating to any Guaranteed Obligation; (d) any change in the corporate existence, structure or ownership of any Credit Party or other Subsidiary or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Credit Party or other Subsidiary or its assets or any resulting release or discharge of any obligation of any Credit Party or other Subsidiary contained in any agreement or instrument evidencing or relating to any Guaranteed Obligation; (e) the existence of any claim, set-off or other rights which such Guarantor may have at any time against any other Credit Party, the Global Agent, any Lender, any Affiliate of any Lender or any other person, whether in connection herewith or any unrelated transactions; (f) any invalidity or unenforceability relating to or against any other Credit Party for any reason of any agreement or instrument evidencing or relating to any Guaranteed Obligation, or any provision of applicable law or regulation purporting to prohibit the payment by any Credit Party of any of the Guaranteed Obligations; or (g) any other act or omission of any kind by any other Credit Party, the Global Agent, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this Section 3, constitute a legal or equitable discharge of the Guarantor’s obligations under this Section 3 other than the irrevocable payment in full of all Guaranteed Obligations.
     SECTION 4. The Guarantor further agrees that its guarantee hereunder is an absolute, unconditional, present and continuing guarantee of payment when due and not of collection and is in no way conditioned or contingent upon any attempt to collect from the Parent Foreign Borrower or any Subsidiary or Affiliate thereof, or any other action, occurrence or circumstance whatsoever, and waives any right to require that resort be had by the Global Agent or any Lender to any security held for payment of the Guaranteed Obligations or to any balance of any deposit account or credit on the books of the Global Agent or any Lender in favor of the Borrowers or any other person. In addition to the foregoing, the Guarantor unconditionally and irrevocably guarantees to the Creditors the payment of any and all Guaranteed Obligations of the Parent Foreign Borrower, whether or not due or payable, upon the occurrence in respect of the Parent Foreign Borrower of any Insolvency Event, and unconditionally and irrevocably promises to pay such Guaranteed Obligations to the Global Agent, for the benefit of the Creditors, on demand, in such currency and otherwise in such manner as is provided in the Guaranteed Documents governing such Guaranteed Obligations. As a separate, additional and continuing obligation, the Guarantor unconditionally and irrevocably undertakes and agrees, for the benefit of the Creditors, that, should any amounts constituting Guaranteed Obligations not be recoverable from the Parent Foreign Borrower for any reason whatsoever (including, without limitation, by reason of any provision of any Guaranteed Document or any other agreement or instrument executed in connection therewith being or becoming, at any time, voidable, void, unenforceable, or otherwise invalid under any applicable law), then notwithstanding any notice or knowledge thereof by the Global Agent, any other Creditor, any of their respective Affiliates, or any other Person, the Guarantor, as sole, original and independent obligor, upon demand by the Global Agent, will make payment to the Global Agent, for the account of the Creditors, of all such obligations not so recoverable by way of full indemnity, in such currency and otherwise in such manner as is provided in the Guaranteed Documents. The Guarantor understands, agrees and confirms that the Global Agent, on behalf of the Creditors, may enforce this Agreement up to

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the full amount of the Guaranteed Obligations against the Guarantor without proceeding against the Parent Foreign Borrower or any other Person.
     SECTION 5. The obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Global Agent or any Lender to assert any claim or demand or to enforce any remedy under any Loan Document, any guarantee or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or omission which may or might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a discharge of the Borrowers or the Guarantor as a matter of law or equity (other than the indefeasible payment in full of all the Guaranteed Obligations).
     SECTION 6. The Guarantor further agrees that its guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligation is rescinded or must otherwise be restored by the Global Agent or any Lender upon the bankruptcy or reorganization of the Borrowers, the Parent Foreign Borrower or otherwise.
     SECTION 7. In furtherance of the foregoing and not in limitation of any other right which the Global Agent or any Lender has at law or in equity against the Guarantor by virtue hereof, upon the failure of the Borrowers to pay any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Guarantor hereby promises to and will, upon receipt of written demand by the Global Agent, forthwith pay, or cause to be paid, to the Global Agent for distribution to the Lenders, if and as appropriate, in cash the amount of such unpaid Guaranteed Obligation. Notwithstanding any payment or payments made by the Guarantor hereunder or any setoff or application of funds of the Guarantor by the Global Agent or any Lender, the Guarantor shall not be entitled to be subrogated to any of the rights of the Global Agent or any Lender against the Borrowers, the Parent Foreign Borrower or any guarantee or right of offset held for the payment of the Guaranteed Obligations (whether contractual, under Section 509 of the Bankruptcy Code, or otherwise), nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrowers or the Parent Foreign Borrower in respect of payments made by the Guarantor hereunder, until all amounts owing to the Global Agent or any Lender by the Borrowers on account of the Guaranteed Obligations are paid in full and the Commitments are terminated. If any amount shall erroneously be paid to the Guarantor on account of such subrogation, contribution, reimbursement, indemnity and similar rights, such amount shall be held in trust for the benefit of the Lenders and shall forthwith be paid to the Global Agent to be credited and applied to the payment of the Guaranteed Obligations. Any term or provision of this Agreement to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by the Guarantor shall not exceed the maximum amount that can be hereby guaranteed by that Guarantor without rendering this Agreement, as it relates to the Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.
     SECTION 8. The Guarantor represents and warrants that: (a) it is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (b) the execution, delivery and performance by it of this Agreement are within its corporate or limited liability company, as applicable, powers, have been duly authorized by all necessary corporate or limited liability company, as applicable, and (if necessary) stockholder or member, as applicable, action, and do not contravene, or constitute a default under, any provision of applicable law or regulation or of its certificate of

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incorporation or certificate of formation, as applicable, or bylaws or limited liability company agreement, as applicable, or any material agreement or instrument binding upon it; (c) it has duly executed and delivered this Agreement and each other Loan Document, if any, to which it is party; (d) no consent or approval of, registration or filing with, or any other action by, any Governmental Authority, is required to authorize or is required as a condition to (i) the execution, delivery and performance by the Guarantor of any Loan Document to which it is a party, or (ii) the legality, validity, binding effect or enforceability of any Loan Document to which the Guarantor is a party; (e) there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending or, to the knowledge of the Guarantor, threatened against or affecting the Guarantor that (i) with respect thereto, there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) expressly contest the validity of this Agreement; and (f) this Agreement constitutes a legal, valid and binding obligation of the Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
     SECTION 9. The guarantees made hereunder shall survive and be in full force and effect so long as any Guaranteed Obligation is outstanding and has not been indefeasibly paid, and shall be reinstated to the extent provided in Section 6.
     SECTION 10. This Agreement and the terms, covenants and conditions hereof shall be binding upon the Guarantor and its successors and shall inure to the benefit of the Global Agent and the Lenders and their respective successors and assigns. The Guarantor shall not be permitted to assign or transfer any of its rights or obligations under this Agreement, except as expressly contemplated by this Agreement.
     SECTION 11. All amounts received by the Global Agent pursuant to, or in connection with the enforcement of, this Agreement, together with all amounts and other rights and benefits realized by any Creditor (or to which any Creditor may be entitled) by virtue of this Agreement, shall be applied as provided in Section 8.03 of the Credit Agreement.
     SECTION 12. The Guarantor agrees to pay, to the extent not paid pursuant to Section 11.01 of the Credit Agreement, all reasonable out-of-pocket costs and expenses of the Global Agent and each other Creditor in connection with the enforcement of this Agreement and any amendment, waiver or consent relating hereto (including, without limitation, the reasonable fees and disbursements of counsel employed by the Global Agent or any of the other Creditors).
     SECTION 13. No failure on the part of the Global Agent to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Global Agent or any Lender preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder and under the other Loan Documents are cumulative and are not exclusive of any other remedies provided by law. Except as provided in the Credit Agreement, none of the Global Agent or the Lenders shall be deemed to have waived any rights hereunder or under any other agreement or instrument unless such waiver shall be in writing and signed by such parties.
     SECTION 14. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF OHIO WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES. TO THE FULLEST EXTENT PERMITTED BY LAW, THE GUARANTOR HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO

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ASSERT THAT THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF OHIO GOVERNS THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. Any legal action or proceeding with respect to this Agreement or any other Loan Document may be brought in the Court of Common Pleas of Cuyahoga County, Ohio, or of the United States for the Northern District of Ohio, and, by execution and delivery of this Agreement, the Guarantor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Guarantor hereby further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Borrower at its address for notices pursuant to Section 15 hereof, such service to become effective 30 days after such mailing or at such earlier time as may be provided under applicable law. Nothing herein shall affect the right of the Global Agent to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Guarantor in any other jurisdiction. The Guarantor hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Loan Document brought in the courts referred to in this Section 14 and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.
     SECTION 15. All communications and notices hereunder shall be in writing and given as provided in Section 11.04 of the Credit Agreement; provided that any communication or notice hereunder to the Guarantor shall be given to it in care of the Company at the address or telecopy or telex number specified in the Credit Agreement.
     SECTION 16. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
     SECTION 17. A separate action or actions may be brought and prosecuted against the Guarantor whether or not action is brought against any other guarantor or the Parent Foreign Borrower, and whether or not any other guarantor or the Parent Foreign Borrower joined in any such action or actions.
     SECTION 18. The Guarantor confirms that an executed (or conformed) copy of each of the Guaranteed Documents has been made available to its principal executive officers, that such officers are familiar with the contents thereof and of this Agreement, and that it has executed and delivered this Agreement after reviewing the terms and conditions of the Credit Agreement, the other Guaranteed Documents and this Agreement and such other information as it has deemed appropriate in order to make its own credit analysis and decision to execute and deliver this Agreement. The Guarantor confirms that it has made its own independent investigation with respect to the creditworthiness of the Parent Foreign Borrower and its Subsidiaries and Affiliates and is not executing and delivering this Agreement in reliance on any representation or warranty by the Global Agent or any other Creditor or any other Person acting on behalf of the Global Agent or any other Creditor as to such creditworthiness. The Guarantor expressly assumes all responsibilities to remain informed of the financial condition of the Parent Foreign Borrower and its Subsidiaries and Affiliates and any circumstances affecting (a) the Parent Foreign Borrower’s or any of its Subsidiary’s or Affiliate’s ability to perform its obligations under the Credit Agreement and the other Guaranteed Documents to which it is a party, or (b) any other guaranty for all or any part of the Parent Foreign Borrower’s or such Subsidiary’s or Affiliate’s payment and performance obligations thereunder; and the Guarantor further agrees that the Global Agent and the other Creditors

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shall have no duty to advise the Guarantor of information known to them regarding such circumstances or the risks the Guarantor undertakes in this Agreement.
     SECTION 19. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in any currency (the “Original Currency”) into another currency (the “Other Currency”) the Guarantor, the Global Agent and the other Creditors, by their acceptance of the benefits hereof, agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Global Agent could purchase the Original Currency with the Other Currency at the Payment Office on the second Business Day preceding that on which final judgment is given. The obligation of the Guarantor in respect of any sum due in the Original Currency from it to the Global Agent or any other Creditor hereunder shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by such Creditor or the Global Agent, as the case may be, of any sum adjudged to be so due in such Other Currency such Creditor or the Global Agent, as the case may be, may in accordance with normal banking procedures purchase Dollars with such Other Currency; if the amount of the Original Currency so purchased is less than the sum originally due to such Creditor or the Global Agent, as the case may be, in the Original Currency, the Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Creditor or the Global Agent, as the case may be, against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due to the Global Agent or any other Creditor, as the case may be, in the Original Currency, the Global Agent or such other Creditor, as the case may be, agrees to remit to the Guarantor such excess.
     SECTION 20. The Guarantor covenants and agrees that on and after the date hereof and until this Agreement is terminated in accordance with its terms, the Guarantor shall take, or will refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that no Default or Event of Default, is caused by the actions or inactions of the Guarantor or any of its Subsidiaries.
     SECTION 21. The relationship among the Guarantor and its Affiliates, on the one hand, and the Global Agent and the other Creditors, on the other hand, is solely that of debtor and creditor, and the Global Agent and the other Creditors have no fiduciary or other special relationship with the Guarantor or any of its Affiliates, and no term or provision of any Guaranteed Document, no course of dealing, no written or oral communication, or other action, shall be construed so as to deem such relationship to be other than that of debtor and creditor.
     SECTION 22. This Guarantee shall be released if the Guarantor ceases to be a Subsidiary as a result of a transaction that is permitted by the terms of the Credit Agreement.
     SECTION 23. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument; provided that this Agreement shall be construed as a separate agreement with respect to the Guarantor and may be amended, modified, supplemented, waived or released with respect to the Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder. This Agreement shall be effective with respect to the Guarantor when a counterpart which bears the signature of the Guarantor shall have been delivered to the Global Agent.
     SECTION 24. This Guaranty does not apply to any liability to the extent that it would result in this Guaranty constituting unlawful financial assistance within the meaning of any applicable law or otherwise violating the Foreign Guaranty Principles.
     SECTION 25. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION,

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PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS (INCLUDING, WITHOUT LIMITATION, ANY AMENDMENTS, WAIVERS OR OTHER MODIFICATIONS RELATING TO ANY OF THE FOREGOING), OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 25.

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     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[ ]
By:
Name:
Title:

NATIONAL CITY BANK, as Global Agent
By:
Name:	Brian Strayton
Title:	Senior Vice President

EXHIBIT D
JOINDER AGREEMENT
     This Joinder Agreement, dated as of                      ___, 20___(as amended, restated or otherwise modified from time to time, this “Agreement”), is between [Foreign Subsidiary Borrower] [Canadian Borrower], a                      (the “Additional Borrower”), and National City Bank, as global administrative agent (the “Global Agent”) for the Lenders under the Credit Agreement (each as defined below). Capitalized terms used herein and not defined herein have the respective meanings assigned to such terms in the Credit Agreement (as defined below).
RECITALS:
     (1) This Joinder Agreement is entered into pursuant to Section 5.02(i) of the Credit Agreement, dated as of April ___, 2008, among Abercrombie & Fitch Management Co., the Foreign Subsidiary Borrowers party thereto, Abercrombie & Fitch Co., the lenders party thereto, the Global Agent, J.P. Morgan Securities, Inc., as the Syndication Agent and each of Fifth Third Bank and Huntington National Bank as a Documentation Agent (as may be further amended, restated or otherwise modified from time to time, the “Credit Agreement”).
     (2) The Additional Borrower is a direct or indirect wholly-owned Subsidiary of the Company, and the Company and the Additional Borrower desire that the Additional Borrower become a party to the Credit Agreement as a [Foreign Revolving Facility Borrower] [Canadian Borrower] thereunder. This Agreement is one of the Loan Documents referred to in the Credit Agreement.
     (3) It is a condition precedent under Section 5.02(i) of the Credit Agreement that the Additional Borrower execute and deliver this Agreement prior to the date on which any Loan may be made to it under the Credit Agreement.
     (4) The Additional Borrower will obtain benefits from the Credit Agreement and, accordingly, desires to enter into this Agreement in order to satisfy the condition described in the preceding paragraph and to induce the Lenders to make Loans to it under the Credit Agreement.
AGREEMENT:
     NOW, THEREFORE, in consideration of the foregoing and the other benefits accruing to the Additional Borrower, the receipt and sufficiency of which are hereby acknowledged, the Additional Borrower covenants and agrees with the Global Agent and each other Lender as follows:
     1. Agreement. The Additional Borrower hereby acknowledges, agrees and confirms that, by its execution of this Agreement, it shall become a party to the Credit Agreement and the other Loan Documents and shall be fully bound by, and subject to, all of the covenants, terms, obligations (including, without limitation, all payment obligations) and conditions of the Credit Agreement and the other Loan Documents applicable to a Borrower as though originally party thereto as a Borrower, and the Additional Borrower shall be deemed a “Borrower” for all purposes of the Credit Agreement from and after the date hereof; provided, however, that the Additional Borrower’s liability shall be limited as described in Section 2.15(b) of the Credit Agreement and, further, that nothing contained in this Agreement shall make or be deemed to make such Additional Borrower liable in any way for the indebtedness and other obligations of any Domestic Credit Party under the Credit Agreement. By its signature below, each of the Borrowers,

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the Lenders and the Global Agent hereby agrees and consents to the Additional Borrower becoming bound by, and subject to, the terms and conditions of the Credit Agreement as provided herein, and agrees and acknowledges that the Additional Borrower shall be afforded the benefits of the Credit Agreement, in accordance with the terms and conditions thereof as provided herein, in each case as fully and the same as if the Additional Borrower was originally party thereto as a Borrower. The Additional Borrower acknowledges and confirms that it has received a copy of the Credit Agreement, the other Loan Documents and all exhibits thereto and has reviewed and understands all of the terms and provisions thereof.
     2. Effect of this Agreement. Except as expressly provided in this Agreement, the Credit Agreement shall remain in full force and effect, without modification or amendment. This Agreement shall be binding upon, and shall inure to the benefit of, the successors and assigns of each of the parties hereto and the holders from time to time of the Notes.
     3. Representations and Warranties. The Additional Borrower, as of the date hereof, hereby:
          (a) makes to the Lenders each of the representations and warranties contained in Article 5 of the Credit Agreement applicable to a Borrower or a Credit Party; and
          (b) represents and warrants that (i) all of the conditions precedent as set forth in Section 2.16 and Section 5.02 of the Credit Agreement have been satisfied, and (ii) no event has occurred and no condition exists that, upon the execution and delivery of this Agreement, would constitute a Default or an Event of Default.
     4. Successors and Assigns; Entire Agreement. This Agreement is binding upon and shall inure to the benefit of the parties to this Agreement and their respective successors and assigns. This Agreement and the Credit Agreement set forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.
     5. Headings and Counterparts. The descriptive headings of this Agreement are for convenience or reference only and do not constitute a part of this Agreement. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.
     6. Expenses. The Company shall promptly (and in any event within 30 days of receiving any statement or invoice therefor) pay all reasonable expenses relating to this Agreement, including, without limitation, the reasonable fees and disbursements of Jones Day, counsel to the Global Agent.
     7. Governing Law. This Agreement and the rights of the parties hereunder shall be construed and interpreted in accordance with the laws of the State of Ohio, without application of the rules regarding conflicts of laws.
     8. THE ADDITIONAL BORROWER, THE GLOBAL AGENT AND THE GLOBAL AGENT, ON BEHALF OF EACH LENDER, HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
[Remainder of page intentionally left blank]

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     IN WITNESS WHEREOF, the Additional Borrower and the Global Agent have executed this Agreement as of the date first written above.

ADDITIONAL BORROWER: [FOREIGN SUBSIDIARY BORROWER] [CANADIAN BORROWER]
By:
Name:
Title:

GLOBAL AGENT: NATIONAL CITY BANK, as Global Agent for the Lenders
By:
Name:
Title:

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AGREED AND CONSENTED TO BY: BORROWERS: ABERCROMBIE & FITCH MANAGEMENT CO.
By:
Name:
Title:

[ADDITIONAL BORROWERS]
By:
Name:
Title:

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EXHIBIT E
COMPLIANCE CERTIFICATE
[Insert Date]
National City Bank,
as the Global Agent
629 Euclid Avenue
Cleveland, Ohio 44114
Attention:
Each Lender party to the
Credit Agreement referred to below
Ladies and Gentlemen:
     Reference is made to that certain Credit Agreement, dated as of April ___, 2008, among Abercrombie & Fitch Management Co., the Foreign Subsidiary Borrowers party thereto, Abercrombie & Fitch Co., the lenders party thereto, the Global Agent, J.P. Morgan Securities, Inc., as the Syndication Agent and each of Fifth Third Bank and Huntington National Bank as a Documentation Agent (as may be further amended, restated or otherwise modified from time to time, the “Credit Agreement”), terms defined therein being used herein as therein defined). Pursuant to Section 6.01(c) of the Credit Agreement, the undersigned hereby certifies to the Global Agent and the Lenders as follows:
     (a) I am the duly elected [                                        ] of the Company and the Parent.
     (b) I am familiar with the terms of the Credit Agreement and the other Loan Documents, and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and conditions of the Company and its Subsidiaries during the accounting period covered by the attached financial statements.
     (c) The review described in paragraph (b) above did not disclose, and I have no knowledge of, the existence of any condition or event that constitutes or constituted a Default or Event of Default at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate.
     (d) The representations and warranties of the Credit Parties contained in the Credit Agreement and in the other Loan Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on and at the date hereof, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties were true and correct in all material respects as of the date when made.
     (e) Set forth on Attachment I hereto are (i) calculations of the financial covenants set forth in Section 7.07 of the Credit Agreement, which calculations show compliance with the terms thereof for the fiscal quarter of the Company ending [                                        ], and (ii) calculations showing compliance with Sections 7.01, 7.02 and 7.04 of the Credit Agreement.

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Very truly yours,

ABERCROMBIE & FITCH MANAGEMENT CO.

By:
Name:
Title:

ABERCROMBIE & FITCH CO.

By:
Name:
Title:

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EXHIBIT F
CLOSING CERTIFICATE OF
ABERCROMBIE & FITCH MANAGEMENT CO.
     ABERCROMBIE & FITCH MANAGEMENT CO., a Delaware corporation (the “Company”), hereby certifies that the officer executing this Closing Certificate is an Authorized Officer of the Company and that such officer is duly authorized to execute this Closing Certificate, which is hereby delivered on behalf of the Company pursuant to Section 5.01(e) of the Credit Agreement, dated as April ___, 2008 (the terms defined therein being used herein as therein defined), among Abercrombie & Fitch Management Co., the Foreign Subsidiary Borrowers party thereto, Abercrombie & Fitch Co., the lenders party thereto, the Global Agent, J.P. Morgan Securities, Inc., as the Syndication Agent and each of Fifth Third Bank and Huntington National Bank as a Documentation Agent (as may be further amended, restated or otherwise modified from time to time, the “Credit Agreement”).
     The undersigned further certifies that at and as of the Closing Date and both before and after giving effect to the initial Borrowings under the Credit Agreement and the application of the proceeds thereof:
     1. No Default or Event of Default has occurred and is continuing.
     2. All representations and warranties of the Credit Parties contained in the Credit Agreement and in the other Loan Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the Closing Date, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties were true and correct in all material respects as of the date when made.
     IN WITNESS WHEREOF, the Company has caused this Closing Certificate to be executed by its [Insert title of Authorized Officer] thereunto duly authorized, on and as of this                      day of                                         , 200                    .

ABERCROMBIE & FITCH MANAGEMENT CO.

By:
Name:
Title:

F-1

EXHIBIT G
ASSIGNMENT AGREEMENT
DATE:
     Reference is made to the Credit Agreement, dated as of April ___, 2008 among Abercrombie & Fitch Management Co., the Foreign Subsidiary Borrowers party thereto, Abercrombie & Fitch Co., the lenders party thereto, the Global Agent, J.P. Morgan Securities, Inc., as the Syndication Agent and each of Fifth Third Bank and Huntington National Bank as a Documentation Agent (as may be further amended, restated or otherwise modified from time to time, the “Credit Agreement”).
                                              (the “Assignor”) and                                           (the “Assignee”) hereby agree as follows:
     1. The Assignor hereby sells and assigns to the Assignee without recourse and without representation or warranty (other than as expressly provided herein), and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor’s rights and obligations under the Credit Agreement as of the date hereof which represents the percentage interest specified in Item 4 of Annex I (the “Assigned Share”) of all of Assignor’s outstanding rights and obligations under the Credit Agreement indicated in Item 4 of Annex I, including, without limitation, all rights and obligations with respect to the Assigned Share of the Assignor’s Commitment and of the Loans, Unpaid Drawings and the Notes held by the Assignor. After giving effect to such sale and assignment, the Assignee’s Commitments will be as set forth in Item 4 of Annex I.
     2. The Assignor: (a) represents and warrants that it is duly authorized to enter into and perform the terms of this Assignment Agreement, that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any liens or security interests; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or the other Loan Documents or any other instrument or document furnished pursuant thereto; and (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or any of their Subsidiaries or the performance or observance by any Borrower or any of the other Credit Parties of any of its obligations under the Credit Agreement or the other Loan Documents or any other instrument or document furnished pursuant thereto.
     3. The Assignee: (a) represents and warrants that it is duly authorized to enter into and perform the terms of this Assignment Agreement; (b) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (c) agrees that it will, independently and without reliance upon the Global Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (d) appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to such Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (e) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; (f) has delivered the completed forms described in Section 3.03(b) of the Credit Agreement, including the Withholding Certificate, the Exemption Certificate (if applicable) and the Qualifying Certificate

(collectively, the “Forms”); and (g) that all such Forms, as completed, are true and correct in all material respects as of the date hereof.
     4. Following the execution of this Assignment Agreement by the Assignor and the Assignee, an executed original hereof (together with all attachments) will be delivered to the Global Agent. The effective date of this Assignment Agreement shall be the date of execution hereof by the Assignor, the Assignee and the consent hereof by the Global Agent and, if required, the Company, the receipt by the Global Agent of the administrative fee referred to in Section 11.05(c)(i)(E) of the Credit Agreement, unless otherwise specified in Item 5 of Annex I hereto (the “Settlement Date”).
     5. Upon the delivery of a fully executed original hereof to the Global Agent, as of the Settlement Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment Agreement, shall have the rights and obligations of a Lender thereunder and under the other Loan Documents, and (b) the Assignor shall, to the extent provided in this Assignment Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and the other Loan Documents.
     6. It is agreed that upon the effectiveness hereof, the Assignee shall be entitled to (a) all interest on the Assigned Share of the Loans at the rates specified in Item 6 of Annex I, (b) all Facility Fees (if applicable) on the Assigned Share of the Commitment at the rate specified in Item 7 of Annex I, and (c) all LC Fees (if applicable) on the Assignee’s participation in all Letters of Credit at the rate specified in Item 8 of Annex I hereto, which, in each case, accrue on and after the Settlement Date, such interest and, if applicable, Facility Fees and LC Fees, to be paid by the Global Agent, upon receipt thereof from the Borrowers, directly to the Assignee. It is further agreed that all payments of principal made by the Borrowers on the Assigned Share of the Loans that occur on and after the Settlement Date will be paid directly by the Global Agent to the Assignee. Upon the Settlement Date, the Assignee shall pay to the Assignor an amount specified by the Assignor in writing that represents the Assigned Share of the principal amount of the respective Loans made by the Assignor pursuant to the Credit Agreement that are outstanding on the Settlement Date, net of any closing costs, and that are being assigned hereunder. The Assignor and the Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Settlement Date directly between themselves on the Settlement Date.
     7. THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF OHIO, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAW.
* * *
     IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

[NAME OF ASSIGNOR]

By:
Name:
Title:

[NAME OF ASSIGNEE]

By:
Name:
Title:

Acknowledged and Agreed:

NATIONAL CITY BANK, as Global Agent

By:
Name:
Title:
[If Required]

ABERCROMBIE & FITCH MANAGEMENT CO.

By:
Name:
Title:
[If Required]

ANNEX I
TO
ASSIGNMENT AND ASSUMPTION AGREEMENT
1.	The Borrower[s]:
ABERCROMBIE & FITCH MANAGEMENT CO.
[FOREIGN SUBSIDIARY BORROWER[S]]
2.	Name and Date of Credit Agreement:
among Abercrombie & Fitch Management Co., the Foreign Subsidiary Borrowers party thereto, Abercrombie & Fitch Co., the lenders party thereto, the Global Agent, J.P. Morgan Securities, Inc., as the Syndication Agent and each of Fifth Third Bank and Huntington National Bank as a Documentation Agent (as may be further amended, restated or otherwise modified from time to time, the “Credit Agreement”).
3.	Date of Assignment Agreement:
                     ___, 20___
4.	Amounts (as of date of item #3 above):

	Commitment	Loans
Aggregate Amount for all Lenders	$—	$—
Type of Loan
Assigned Share	—%	—%
Amount of Assigned Share	$—	$—
Amount Retained by Assignor	$—	$—
5.	Settlement Date:
                     ___, ___

6.	Rate of Interest to the Assignee:	As set forth in Section 2.09 of the Credit Agreement (unless otherwise agreed to by the Assignor and the Assignee).

7.	Facility Fees:	As set forth in Section 2.11(a) of the Credit Agreement (unless otherwise agreed to by the Assignor and the Assignee).

8.	LC Fees:	As set forth in Section 2.11(c) and/or (e), as applicable, of the Credit Agreement (unless otherwise agreed to by the Assignor and the Assignee).

9.	Notices:

ASSIGNOR:	ASSIGNEE:

Attention:	Attention:
Telephone No.:	Telephone No.:
Facsimile No.:	Facsimile No.:
10.	Payment Instructions:

ASSIGNOR:	ASSIGNEE:

ABA No.	ABA No.
Account No.:	Account No.:
Reference:	Reference:
Attention:	Attention:
Telephone No.:	Telephone No.:
Facsimile No.:	Facsimile No.:

EXHIBIT H

FORM OF
EXEMPTION CERTIFICATE

EXEMPTION CERTIFICATE
          Reference is made to the Credit Agreement dated as of April ___ 2008, among ABERCROMBIE & FITCH MANAGEMENT CO., a Delaware corporation, the Foreign Subsidiary Borrowers from time to time party thereto, ABERCROMBIE & FITCH CO., a Delaware corporation, NATIONAL CITY BANK, J.P. MORGAN SECURITIES, INC., the several lenders from time to time party thereto (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein that are not defined herein shall have the meanings ascribed to them in the Credit Agreement.                      [Name of Lender] (the “Non-U.S. Lender”) is providing this certificate pursuant to Section 3.03(b) of the Credit Agreement.
          The Non-U.S. Lender hereby represents and warrants that:
     1. The Non-U.S. Lender is the sole record and beneficial owner of the Loans or the obligations evidenced by Note(s) in respect of which it is providing this certificate;
     2. The Non-U.S. Lender is not a “bank” for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”). In this regard, the Non-U.S. Lender further represents and warrants that:
     a. the Non-U.S. Lender is not subject to regulatory or other legal requirements as a bank in any jurisdiction; and
     b. the Non-U.S. Lender has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements;
     3. The Non-U.S. Lender is not a 10-percent shareholder of any Borrower within the meaning of Section 881(c)(3)(B) of the Code;
     4. The Non-U.S. Lender is not a controlled foreign corporation related to any Borrower within the meaning of Section 881(c)(3)(C) of the Code; and
     5. The Non-U.S. Lender’s income from the Loans or the obligations evidenced by the Note(s) is not effectively connected with the conduct of a trade or business within the United States.
     We have furnished you with a certificate of our non-U.S. person status on Internal Revenue Service Form W-8BEN.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

E-1

          IN WITNESS WHEREOF, the undersigned has caused this certificate to be executed as of this ___ day of                     , 20___.

[Name of Lender/Participant]

By:
Title:

E-2

EXHIBIT I

FORM OF
WITHHOLDING CERTIFICATE

WITHHOLDING CERTIFICATE
          Reference is made to the Credit Agreement dated as of April ___ 2008, among ABERCROMBIE & FITCH MANAGEMENT CO., a Delaware corporation, the Foreign Subsidiary Borrowers from time to time party thereto, ABERCROMBIE & FITCH CO., a Delaware corporation, NATIONAL CITY BANK, J.P. MORGAN SECURITIES, INC., the several lenders from time to time party thereto (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein that are not defined herein shall have the meanings ascribed to them in the Credit Agreement. [Name of Lender/Participant] (the “Lender/Participant”) is providing this Exemption Certificate pursuant to Section 3.03(b) of the Credit Agreement.
          The Lender/Participant hereby represents and warrants that as of the date hereof the rate of withholding tax applicable with respect to payments made to the Lender/Participant by a Borrower incorporated under the laws of:
          (a) the United States of America, any state thereof, the District of Columbia or any United States possession is ___(if none, state “N/A”);
          (b) Switzerland is ___(if none, state “N/A”);
          (c) Canada is ___(if none, state “N/A”);
          (d) Japan is ___(if none, state “N/A”);
          (e) England and Wales is ___(if none, state “N/A”);
          (f) The Netherlands is ___(if none, state “N/A”); and
          (g) Luxembourg is ___(if none, state “N/A”).
          IN WITNESS WHEREOF, the undersigned has caused this certificate to be executed as of this ___ day of                     , 20___.

[Name of Lender/Participant]

By:
Title:

E-1

EXHIBIT J

FORM OF
QUALIFYING CERTIFICATE

QUALIFYING CERTIFICATE
          Reference is made to the Credit Agreement dated as of April ___ 2008, among ABERCROMBIE & FITCH MANAGEMENT CO., a Delaware corporation, the Foreign Subsidiary Borrowers from time to time party thereto, ABERCROMBIE & FITCH CO., a Delaware corporation, NATIONAL CITY BANK, J.P. MORGAN SECURITIES, INC., the several lenders from time to time party thereto (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein that are not defined herein shall have the meanings ascribed to them in the Credit Agreement. The undersigned,                      [Name of Lender/Participant] (the “Lender/Participant”) is providing this certificate pursuant to Section 3.03(f) and/or 11.05(f) of the Credit Agreement.
     The Lender/Participant hereby represents and warrants either that:
     1. It is a financial institution that (i) qualifies as a bank pursuant to the banking laws in force in its country of incorporation, (ii) carries on a true banking activity in such jurisdiction as its main purpose, and (iii) has personnel, premises, communication devices and decision-making authority of its own, all as per the explanatory notes of the Swiss Federal Tax Administration No. S-02-123(9.86) and S-02.128(1.2000) or legislation or explanatory notes addressing the same issues which are in force at such time (a “Swiss Qualifying Lender”) [ ] Yes [ ] No; or
     2. It is not a Swiss Qualifying Lender [ ] Yes [ ] No
     IN WITNESS WHEREOF, the undersigned has caused this certificate to be executed as of this ___ day of                     , 20___.

[Name of Lender/Participant]

By:
Title:

E-1